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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

DIRECTV
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Notice of 2013 Annual Meeting of Stockholders

Time and Date	1:00 p.m. Eastern time on May 2, 2013

Place	Hilton Hotel New York 1335 Avenue of the Americas New York, New York

Items of Business	1.	Elect nominees to the Board of Directors, named and for the terms described in the attached Proxy Statement.
	2.	Ratify the appointment of Deloitte & Touche LLP as independent registered public accounting firm for DIRECTV for the fiscal year ending December 31, 2013.
	3.	Advisory vote to approve compensation of our named executives.
	4.	Consider and act upon a shareholder proposal regarding a prohibition on the accelerated vesting of performance-based equity awards upon a change in control.
	5.	Consider and act upon a shareholder proposal regarding a requirement that an independent board member be the chairman of the Company.
	6.	Consider and act upon a shareholder proposal to grant a right to shareholders to act by written consent.
	7.	Transact such other business as may properly come before the meeting.

Record Date	You can vote if you were a stockholder of record of DIRECTV Common Stock at the close of business on March 4, 2013. Each share of Common Stock is entitled to one vote for each nominated director and one vote for each of the proposals to be voted on.

Materials to Review	Our proxy solicitation materials include:
	•	The Proxy Statement
	•	Your proxy card
	•	The Annual Report of DIRECTV to Stockholders for the Fiscal Year ended December 31, 2012.

Proxy Voting	It is important that your shares be represented and voted at the meeting. You can vote your shares by:
	•	Completing and returning your proxy card, or
	•	Voting online or by telephone (described in "How do I vote?" under "Proxy Statement—Questions and Answers").

By order of the Board of Directors

Corporate Secretary
March 22, 2013 El Segundo, CA

i

DIRECTV

ii

Proxy Summary

DIRECTV
2260 East Imperial Highway
El Segundo, California 90245
(310) 964-5000

Proxy Statement For the Annual Meeting of Stockholders To Be Held May 2, 2013

The accompanying proxy is solicited by the Board of Directors of DIRECTV for use at our Annual Meeting of Stockholders (Annual Meeting) to be held at 1:00 p.m. Eastern time, on May 2, 2013, at the Hilton Hotel New York, 1335 Avenue of the Americas, New York, New York, and any adjournment or postponement thereof.

On or after March 22, 2013 we expect that this Proxy Statement and accompanying proxy card will be mailed or will be available through the Internet to stockholders of record of DIRECTV at the close of business on March 4, 2013.

Proxy Summary

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider before you decide how to vote your shares. You should read the entire Proxy Statement carefully before voting.

Annual Meeting of Stockholders

Voting

Stockholders of record of DIRECTV Common Stock (Common Stock) as of the record date are entitled to vote. Each share of Common Stock is entitled to one vote for each nominated director and one vote for each of the proposals to be voted on.

Admission

Please detach and retain the admission ticket attached to your proxy card. As capacity is limited, you may bring only one guest to the meeting.

If you hold your stock through a broker, bank or other record holder, please bring evidence that you own Common Stock to the Annual Meeting and we will provide you with admission tickets.

If you receive your Annual Meeting materials electronically and wish to attend the meeting, please follow the instructions provided for attendance. A form of government-issued photo ID will be required to enter the Annual Meeting.

DIRECTV

Meeting Agenda

1.
Elect nominees to the Board of Directors, named and for the term described in the attached Proxy Statement.
2.
Ratify the appointment of Deloitte & Touche LLP as independent registered public accounting firm for DIRECTV for the fiscal year ending December 31, 2013.
3.
Advisory vote to approve compensation of our named executives.
4.
Consider and act upon a shareholder proposal regarding a prohibition on the accelerated vesting of performance-based equity awards upon a change in control.
5.
Consider and act upon a shareholder proposal regarding a requirement that an independent board member be the chairman of the Company.
6.
Consider and act upon a shareholder proposal to grant to shareholders a right to act by written consent.
7.
Transact such other business as may properly come before the meeting.

Voting Matters and Vote Recommendation

For detailed information, refer to "Proposals for Stockholder Vote" beginning on page 87.

Matter		Board's Vote Recommendation
Company Proposals

1.	Election of Directors	FOR each nominated director
2.	Ratification of Deloitte & Touche LLP appointment	FOR
3.	Advisory vote to approve executive compensation	FOR

Shareholder Proposals

4.	Prohibition on accelerated vesting of equity awards	AGAINST
5.	Requirement that an independent board member be the chairman of the Company	AGAINST
6.	Grant shareholders a right to act by written consent	AGAINST

Proxy Summary

Our Nominees for Director

For detailed information, refer to "Director Biographical Information and Business Experience" beginning on page 87.

					Committee Membership
Name	Age	Director Since	Occupation	Current Board Member	NCGC	A	C
Neil Austrian	73	2003	Chairman and CEO, Office Depot, Inc.	Yes	✓		✓
Ralph Boyd, Jr.	56	2003	Strategic Consultant and Interim President and CEO Center City PCS, Inc.	Yes	✓	✓
Abelardo Bru	64	—	Retired Vice Chairman, Pepsico	No
David Dillon	61	2011	Chairman and CEO, The Kroger Co.	Yes	✓	✓
Samuel DiPiazza, Jr.	62	2010	Vice Chairman, Institutional Clients Group, Citigroup, Inc.	Yes	✓	✓
Dixon Doll	70	2011	Co-Founder and General Partner, DCM	Yes	✓		✓
Charles Lee	73	2003	Retired Chairman and Co-CEO, Verizon Communications, Inc.	Yes	✓		✓
Peter Lund	72	2000	Private Investor and Media Consultant Former President and CEO CBS, Inc.	Yes	✓	✓	✓
Nancy Newcomb	67	2006	Retired Sr. Corporate Officer, Citigroup, Inc.	Yes	✓	✓
Lorrie Norrington	53	2011	Independent Advisor and Investor, Former President, eBay Marketplaces, eBay, Inc.	Yes	✓		✓
Michael White	61	2010	Chairman, President and Chief Executive Officer	Yes

Key:	NCGC=Nominating and Corporate Governance A= Audit C= Compensation

DIRECTV

Business Highlights

For details, please refer to "2012 Business Results and Incentive Compensation Payouts" beginning on page 35.

In fiscal year 2012, we delivered strong financial and operating results and significant total shareholder returns, or TSR. Highlights include:

•
Revenue—increased 9% over 2011
•
Operating profit before depreciation and amortization, or OPBDA, increased 8% over 2011
•
Net income—increased 13% over 2011
•
Earnings per Share or EPS—increased 32% over 2011
•
TSR—DIRECTV's TSR of 17.3% in 2012 outperformed the NASDAQ and S&P 500 indices

DIRECTV's performance in 2012 capped a five-year trend of continuing improvement in our results and delivery of meaningful returns for our stockholders as indicated below:

DTV TSR vs. S&P 500 and NASDAQ Change in Stock Price or Index	DTV TSR vs. Media and General Industry Benchmark Companies Change in Stock Price or Index

Proxy Summary

Executive Compensation Matters

For details, please refer to "Executive Compensation" beginning on page 28.

Pay is Based on Performance

Our compensation program allows our Compensation Committee and Board to determine pay based on a comprehensive review of quantitative and qualitative factors intended to produce long-term business success. For our Chief Executive Officer, Michael White, almost 90% of his total direct compensation opportunity is performance-based and for our other named executive officers, or NEOs, it is over 75%. We directly align Mr. White's and the other NEOs' compensation with shareholders' interests by awarding approximately two-thirds of Mr. White's annualized compensation opportunity and about one-half of the other NEOs in a combination of stock options and performance-based shares. The positive alignment between our financial results over multiple years, including total shareholder return, and the executive officer compensation earned for those results, demonstrates the success of this approach, as described in the Compensation Discussion and Analysis beginning on page 28. Details of executive compensation are shown in the 2012 Summary Compensation Table on page 54.

We Use Sound Program Designs

We believe that well-designed compensation programs allow us to attract, develop and retain executives who have the experience, business judgment, vision and personal integrity to work well as a team to achieve results. We believe compensation that reflects performance and is aligned with the interests of long-term stockholders contributes to our success.

Consequently, we developed compensation programs to:

•
Recruit and retain top executives
•
Balance short-term and long-term goals and risk-to-reward relationships that encourage increasing long-term stockholder value, and
•
Pay for performance.

We achieve our objectives through compensation that:

•
Provides a competitive total pay opportunity
•
Links a significant portion of total compensation to performance that we believe will create long-term stockholder value

DIRECTV

•
Consists of a substantial portion of stock-based compensation with stock ownership guidelines to further align the executives' financial interests with stockholders
•
Enhances retention by linking total compensation to multi-year performance, and
•
Does not encourage unnecessary or excessive risk taking.

We Have Strong Governance Policies and Standards for Executive Compensation

•
Independent Compensation Committee members
•
Independent analyses and reviews by the Compensation Committee's independent consultant and independent legal counsel
•
Regular monitoring of Company performance
•
Overlapping performance periods
•
Performance measures aligned with long-term growth
•
Checks and balances
•
Delayed payments after termination of employment to determine Company performance
•
Significant stock ownership among our senior executives

Our Compensation Programs Emphasize a Long-Term View and Team Effort

We believe they:

•
Foster rapid adjustment and adaptation to changing business conditions
•
Help achieve our short-term and long-term goals
•
Align the interests of our executives with those of our stockholders, and
•
Provide a balanced and stable foundation for increasing stockholder value.

Our Board of Directors recommends that stockholders vote to approve, on an advisory basis, the compensation of the named executive officers.

Questions and Answers

Questions and Answers About the Annual Meeting and Voting

Annual Meeting and Voting

Do I need a ticket to attend the Annual Meeting?

Yes. If you plan to attend the Annual Meeting, please detach and retain the admission ticket attached to your proxy card. As capacity is limited, you may bring only one guest to the meeting.

If you hold your stock through a broker, bank or other record holder, please bring evidence that you own DIRECTV Common Stock to the Annual Meeting and we will provide you with admission tickets.

If you receive your Annual Meeting materials electronically and wish to attend the meeting, please follow the online instructions provided for attendance. A form of government-issued photo ID will be required to enter the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

The record date for the Annual Meeting is March 4, 2013. Stockholders of record and beneficial owners as of that date are entitled to vote at the Annual Meeting. You are considered a stockholder of record if you hold Common Stock in your name in an account with DIRECTV's stock transfer agent, Broadridge Corporate Issuer Solutions, Inc. (Broadridge). You are a beneficial owner if you hold Common Stock indirectly through a nominee, such as a broker, bank or similar organization.

Is there a list of stockholders entitled to vote at the Annual Meeting?

A complete list of stockholders entitled to notice of, and to vote at, the Annual Meeting will be open for examination by the stockholders beginning 10 days prior to the meeting. In addition, for any purpose germane to the meeting, the list will be available during normal business hours at:

Office of the Corporate Secretary
2260 East Imperial Highway
El Segundo, CA 90245
 AND
One Rockefeller Plaza
New York, NY 10020

What kinds of securities are eligible to vote at the Annual Meeting?

DIRECTV has one class of outstanding stock entitled to vote at the Annual Meeting. Holders of Common Stock of DIRECTV, par value $0.01, are entitled to one vote per share. At the close of business on March 4, 2013, there were 570,940,966 shares of Common Stock outstanding and eligible for voting at the Annual Meeting.

Will my vote be kept private?

Yes. DIRECTV believes your vote should be private and we use an independent specialist to receive, inspect, count and tabulate proxies. DIRECTV has retained Broadridge for this purpose. A representative of Broadridge also acts as inspector of elections at the Annual Meeting.

How can I vote my proxy?

The Proxy Committee will vote the shares represented by a proxy unless the proxy card is received late or in a form that cannot be voted.

Except in the case of stock held in the DIRECTV 401(k) Stock Plan described below, by signing and returning the proxy card or by voting through the Internet or by telephone, you will authorize the Proxy Committee to vote your shares of Common Stock on any matters that the Company does not know about now

DIRECTV

but that may be presented properly at the Annual Meeting. The members of the Proxy Committee are Patrick Doyle and Larry Hunter.

Shares you hold as a stockholder of record

The form of proxy solicited by the Board of Directors allows you to:

•
Vote for or against or abstain in the vote for each nominee for director in Proposal 1
•
Approve, disapprove or abstain on each of Proposals 2, 3, 4, 5 and 6.

For any choice you indicate about any of these matters, your shares will be voted as specified. If you sign and return your proxy card without specifying a choice, the Proxy Committee will vote your shares as the Board of Directors recommends in this Proxy Statement.

If you receive more than one proxy card (which means you have shares in more than one account), you must mark, sign and date each of them or, alternatively, submit a proxy for all these shares through the Internet or by telephone, as described below.

If you are a stockholder of record you can vote in any one of the following ways.

•
Internet: Go to the Web site shown on your proxy card (www.proxyvote.com). You will need to enter your voter control number that appears on your proxy card.
•
Telephone: Call the toll-free number listed on your proxy card, (1-800-690-6903). You will need to provide your voter control number that appears on your proxy card. Please follow the instructions on your proxy card and the voice prompts on the telephone.
•
Mail: Mark your vote on the various matters, sign your name exactly as it appears on your proxy card, date your proxy card and return it in the enclosed envelope.
•
Ballot: If you prefer, you may vote by ballot at the Annual Meeting instead of using one of the above methods.

Shares held by a broker, bank or other record holder

If you are a beneficial owner, that is a broker, bank or other record holder (referred to as a nominee) holds your shares, please refer to the instructions the nominee provides for your shares to be voted.

If your shares are held by a broker, your broker must vote those shares in accordance with your instructions. If you do not give voting instructions to your broker, your broker may vote your shares for you on any routine items of business voted upon at the Annual Meeting but may not vote on matters that are considered non-routine. Consequently, if you do not give voting instructions to your broker, they will not vote your shares on non-routine matters.

See "What is a broker non-vote?" and "What is a quorum for the Annual Meeting?" on page 9 for more information on how shares held by brokers or other nominees are voted.

Shares held In the DIRECTV 401(k) Stock Plan

If you participate in the DIRECTV 401(k) Stock Plan (Stock Plan), your proxy card will serve to instruct the Trustee of the Stock Plan how to vote those shares. If you do not provide instructions on how to vote your shares held in the Stock Plan, those shares may be voted in the same proportion as the shares for which the Trustee receives instructions from all other Participants, unless not otherwise permitted by law.

For stock held through the Stock Plan, whether you submit a proxy for your stock by telephone, through the mail or by Internet, your directions must be received by Broadridge no later than 11:59 p.m., Eastern time on April 29, 2013. Please note that while you may attend the Annual Meeting, you may not vote stock held through the Stock Plan at the meeting.

Questions and Answers

Can I change my vote?

You may revoke your proxy at any time until it is voted at the Annual Meeting by:

•
Sending a written notice of revocation to Broadridge, or
•
Executing and delivering to Broadridge a subsequent proxy card, or
•
Submitting a subsequent proxy through the Internet or by telephone, or by voting in person at the Annual Meeting.

What is a broker non-vote?

A broker non-vote occurs when a broker or other nominee does not receive voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares.

If you are a beneficial owner and do not provide voting instructions to your broker or other nominee, your broker or other nominee may exercise discretion in voting on routine matters but may not exercise discretion and therefore will not vote on non-routine matters.

See "What are the voting requirements for each of the Proposals discussed in this Proxy Statement?" below, for more information about matters considered routine and non-routine.

What is a quorum for the Annual Meeting?

A quorum consists of a majority of all of the outstanding shares of Common Stock entitled to vote at the meeting, present in person or represented by proxy.

What are the voting requirements for each of the Proposals discussed in this Proxy Statement?

If there is a quorum present, each of the Proposals will be approved if it receives an affirmative vote of a majority of the shares present, either in person or by proxy, that are eligible to vote.

Abstentions and broker non-votes are counted differently, depending on the proposal, as described below.

Proposal 1: Election of Directors	• Non-routine • If you do not provide voting instructions, your broker may not vote on this matter
Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	• Routine • If you do not provide voting instructions, your broker is permitted to exercise their discretion in voting
Proposal 3: Advisory Vote to Approve Executive Compensation	• Non-routine • If you do not provide voting instructions, your broker may not vote on this matter
Proposal 4: Shareholder Proposal Regarding a Prohibition on the Accelerated Vesting of Performance-Based Equity Awards upon a Change in Control	• Non-routine • If you do not provide voting instructions, your broker may not vote on this matter
Proposal 5: Shareholder Proposal Regarding a Requirement that an Independent Board Member be the Chairman of the Company	• Non-routine • If you do not provide voting instructions, your broker may not vote on this matter
Proposal 6: Shareholder Proposal to Grant a Right to Shareholders to Act by Written Consent	• Non-routine • If you do not provide voting instructions, your broker may not vote on this matter

DIRECTV

Proposal 1: Election of Directors

The Company's Amended and Restated By-Laws (By-Laws), require that in uncontested elections each director must be elected by a majority of votes cast for that director. For this Annual Meeting, the election of directors standing for election is uncontested. Therefore, the number of shares voted "for" a nominated director must exceed the number of votes cast "against" that nominated director in order for that nominated director to be elected. Only votes "for" or "against" are counted as votes cast. Abstentions and broker non-votes are not considered votes cast.

If a nominated director who currently is serving as a director does not receive the affirmative vote of at least a majority of the votes cast, the Company's By-Laws provide that the director must promptly tender his or her resignation to the Board after the stockholder vote has been certified. Pursuant to the By-Laws, within 120 days the directors (excluding the director who tendered the resignation) will decide whether to accept the resignation or whether other action should be taken, and publicly disclose their decision and rationale.

Proposals 2, 3, 4, 5 and 6

Each of Proposal 2, Proposal 3, Proposal 4, Proposal 5 and Proposal 6 will be approved if the proposal receives the affirmative vote of a majority of the shares present and entitled to vote. Abstentions are effectively treated as a vote against each of Proposal 2, Proposal 3, Proposal 4, Proposal 5 and Proposal 6.

Although the vote on compensation of our named executive officers is advisory only, the Compensation Committee will consider the results of the vote in its consideration of compensation of our named executive officers. The Board has adopted a policy to hold advisory votes on the compensation of named executive officers every year.

Other Business Matters

The Board of Directors does not intend to present any business at the Annual Meeting other than the proposals described in this Proxy Statement.

However, if any other matter properly comes before the Annual Meeting, your proxies will act on such matter in their discretion as permitted.

Materials Related to the Annual Meeting

What materials will stockholders receive related to the Annual Meeting?

If you are a stockholder of record, the Annual Meeting materials you are entitled to receive are:

•
This Proxy Statement
•
Your proxy card
•
The Annual Report of DIRECTV to Stockholders (Annual Report) for the Fiscal Year ended December 31, 2012.

Other governance materials are available as described in "How can I get copies of governance materials?" on page 11.

What is meant by householding of Annual Meeting materials?

The SEC permits corporations to send a single copy of the Annual Report and Proxy Statement or Notice of Internet Availability of Proxy Materials to any household at which two or more stockholders reside if it appears they are members of the same family. Each stockholder will continue to receive a separate proxy card. By use of this procedure, referred to as householding, we can reduce the volume of duplicate information stockholders receive and can reduce waste and expenses for the Company. DIRECTV has instituted this procedure for all stockholders of record.

Questions and Answers

If we sent only one set of these documents to your household and one or more of you would prefer to receive your own set, or if your household is receiving multiple sets of these documents and your household would prefer to receive only one set, please contact Broadridge.

Telephone:	1-800-542-1061

U.S. Mail:	Broadridge Financial Solutions, Inc. Householding Department 51 Mercedes Way Edgewood, NY 11717

If you are a beneficial owner, please contact your nominee directly if you have questions, require additional copies of the Proxy Statement or Annual Report, or wish to receive multiple sets of materials by revoking your consent to householding, or wish to only receive one set of materials.

Can I get my Annual Meeting materials electronically?

Yes. At your request, you will be sent an email when DIRECTV's Annual Report and proxy materials become available on the Internet. If you are a stockholder of record, you may sign up for electronic delivery of these materials at enroll.icsdelivery.com/dtv.

How can I get copies of governance materials?

Our governance materials are posted on our website at www.directv.com/investor. In addition, stockholders may obtain paper copies of the following materials by sending a written request by first-class mail to:

DIRECTV
Attn: Corporate Secretary
2260 E. Imperial Highway
El Segundo, CA 90245.

Please indicate specifically which documents you are requesting:

•
Annual Report
•
Third Amended and Restated Certificate of Incorporation (Certificate)
•
Amended and Restated By-Laws (By-Laws)
•
Charters of the Audit, Nominating and Corporate Governance and Compensation Committees
•
Corporate Governance Guidelines
•
Code of Ethics and Business Conduct
•
Code of Ethics Applicable to the Chief Executive Officer and Senior Financial Officers
•
DIRECTV's Employee Benefit Plans

Who will pay for the cost of this proxy solicitation?

DIRECTV will bear the expenses of printing and mailing this Proxy Statement and the costs for the solicitation of proxies. DIRECTV will also request nominees holding Common Stock to send this Proxy Statement to, and obtain proxies from, the beneficial holders. If requested, DIRECTV will reimburse the record holders for their reasonable out-of-pocket expenses. Solicitation of proxies by mail may be supplemented by telephone and Internet, advertisements and personal solicitation by the directors, officers or employees of DIRECTV. No additional compensation will be paid to our directors, officers or employees for solicitation.

DIRECTV

Corporate Governance

Corporate Governance Guidelines

DIRECTV's Corporate Governance Guidelines discuss, among other things, the responsibilities of the Board, director qualification standards and Board independence criteria. Copies are available through the sources listed under "How can I get copies of governance materials?" on page 11.

Code of Ethics

DIRECTV has adopted a Code of Ethics and Business Conduct, which complies with the requirements of the NASDAQ Stock Market (NASDAQ) and a Code of Ethics applicable to the Chief Executive Officer and Senior Financial Officers, which complies with the requirements of Section 406 of the Sarbanes-Oxley Act of 2002. Required information regarding any amendment or waiver to the Code of Ethics that would otherwise require DIRECTV to file a Current Report on Form 8-K pursuant to Item 5.05 shall instead be disclosed on DIRECTV's website within four business days following the date of the amendment or waiver. You may access DIRECTV's Code of Ethics through the sources listed under "How can I get copies of governance materials?" on page 11.

Directors

Selection of Directors

The Nominating and Corporate Governance Committee (NCGC) is responsible for reviewing with the Board, on an annual basis, the appropriate skills and characteristics required of directors. While the NCGC has not established any specific minimum qualifications that a potential candidate must meet for nomination by the NCGC, important qualifying factors are:

•
Level of education, and
•
Business or public service experience.

The assessment process by the NCGC also includes consideration of the ability to bring:

•
Unique and fresh perspectives,
•
Diversity,
•
Specific technical or business knowledge and expertise that might be beneficial to the Board, and
•
Experience on the boards or management of other major corporations.

The NCGC also takes into account the need to have candidates with the required financial sophistication and expertise to satisfy the requirements to serve on DIRECTV's Audit Committee.

While the Board and NCGC do not have a specific policy regarding the consideration of diversity in identifying director nominees, both the NCGC and the entire Board appreciate the value of diversity among Board members. Diversity is an important element for the members of the NCGC in the identification and consideration of and deliberations regarding potential candidates for service on the Company's Board. That consideration relates not only to race, gender and ethnic origin but also to diversity in education, business and life experience, and industry knowledge. The NCGC believes that such diversity improves the quality of the Board's discussions and deliberations, brings fresh and differing perspectives that are valuable to DIRECTV's senior management, and helps assure that diversity is a focus for the entire company. The NCGC conducts a formal diversity review of the Company every year and improving diversity within the Board and Company-wide will continue to be an important goal for the NCGC.

Recommendations for potential candidates may come from members of the Board of Directors or management of DIRECTV or stockholders, as discussed below. The

Corporate Governance

Company also has retained, and may retain in the future, an independent consultant that specializes in executive and director searches for major corporations. The NCGC typically bases its review on any written materials provided on any candidate. The NCGC determines whether the candidate meets DIRECTV's general qualifications, assesses specific qualities and skills and determines whether it is appropriate to request additional information or an interview. The independent consultant may assist in the review process by facilitating communications with candidates concerning their interest in serving as a director and may help the NCGC to assess the fit of the individual with DIRECTV and its needs.

It is the policy of the NCGC to consider recommendations for Board candidates submitted by stockholders using the same criteria it applies to recommendations from directors and members of management. Subject to limitations in the Company's Certificate and By-Laws, as each may be amended from time to time, and applicable law, stockholders may submit recommendations in writing by:

Mail	Nominating and Corporate Governance Committee c/o DIRECTV Attention: Corporate Secretary 2260 East Imperial Highway El Segundo, CA 90245

Fax	1-310-964-0843

To be considered by the NCGC for the 2014 Annual Meeting, recommendations for director nominees must comply with the requirements described in "Submission of Stockholder Proposals" on page 112, unless otherwise required by law.

DIRECTV

Composition of the Board

The Board currently consists of 10 members. In 2012, average attendance at Board and meetings of the committees of the Board including the NCGC, the Audit Committee and the Compensation Committee was 93%. For 2012, each incumbent director attended more than 75% of the aggregate of Board meetings and committee meetings for committees on which the director served.

In addition to being members of the Board, independent directors may serve on one or more of three standing committees of the Board. Please refer to "Committees of the Board of Directors" beginning on page 19 for information about committee responsibilities and current membership. Directors spend a considerable amount of time preparing for Board and committee meetings and, from time to time, may be called upon between meetings. The Board, and each committee, can retain outside advisors at the expense of the Company.

Independence of Directors

The Company's Certificate requires that at least a majority of the Board of Directors be comprised of independent directors.

For a director to be considered independent, he or she must qualify as an "independent director" under the rules and regulations of the NASDAQ in effect from time to time. The Board annually makes a determination as to the independence of each of its members based on the NASDAQ criteria and any relationship that may exist between the Company or its suppliers and the director.

The review by the Board to determine independence of its members includes consideration of, among other things, employment history, information publicly available from third party filings and responses to questionnaires completed by each director on commercial, banking, professional, charitable, familial and other relationships. Each director has the opportunity to ask questions of any member and to consider all relevant information. The Board conducts the review with the guidance of legal counsel on applicable standards and other relevant considerations.

Based on a review by the Board of all relevant information, the Board has determined that there is no material relationship between the Company and each of Neil Austrian, Ralph Boyd, Jr., Abelardo Bru, David Dillon, Samuel DiPiazza, Jr., Dixon Doll, Charles Lee, Peter Lund, Nancy Newcomb and Lorrie Norrington and that each is an independent director, or in the case of Mr. Bru as nominee is independent, as defined by the Securities Exchange Act of 1934 as amended (Exchange Act) and the Corporate Governance Standards established by the NASDAQ.

Executive Session

At each scheduled meeting of the Board, unless otherwise determined at the meeting, the independent directors meet in executive session without members of management present.

The agendas and procedures for the executive sessions of the independent directors are determined by the Chairman of the NCGC, Neil Austrian, who presides at the executive sessions of the independent directors.

Composition of the Board

Board Leadership

The Board of Directors does not have a policy regarding the separation of the roles of Chairman of the Board and Chief Executive Officer and believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the Board. Currently, Michael White serves as Chief Executive Officer (CEO), President and Chairman of the Board. The Board believes that this arrangement facilitates the organization and efficiency of the Board meetings over the calendar year by permitting the CEO to:

•
Develop a thoughtful and comprehensive agenda of the issues and matters most critical to the Company for review by the Board, and
•
Guide the review process in a manner that will assure efficient use of the time available to the Board.

The Company believes that this structure also makes the best use of the CEO's knowledge of the Company and the industry, as well as fostering greater communication between the Company's management and the Board.

The Board also believes that the composition of the Board, with nine of 10 current members qualifying as independent directors, together with the strength and experience of the individual Board members, will assure that the Board continues to:

•
Fully perform its duties and independently identify and assess the most important areas concerning the business, and
•
Assess the performance of the Company's senior management, including the CEO.

In Neil Austrian, the Board has a strong lead director who, among other things, chairs meetings of the Board in the absence of the Chairman or when it is deemed appropriate in light of the Chairman's management role. Further, Mr. Austrian chairs and sets the agenda for executive sessions of the independent directors, confers with the Chairman on the agenda, information flow and schedule of meetings, provides feedback to the Chairman on corporate and Board strategies and, together with the Chairman of the Compensation Committee, oversees the evaluation of the CEO. The Board will revisit the Board leadership arrangement on an annual basis.

Role of the Board in Risk Management

Risk management is primarily the responsibility of the Company's management. However, the Board provides risk oversight to help assure that management has implemented processes to identify and manage the most significant risks associated with the business of the Company. The Board uses various means to fulfill this oversight responsibility. The Board reviews the annual business plan and receives updates on the results not less frequently than quarterly, which include the relevant risks, such as strategic, financial, operational and reputation risks, and the plans to address these risks. The Board does not believe that its role in risk oversight has any meaningful impact on how the leadership of the Board should be structured.

Additionally, an Enterprise Risk Management (ERM) program is in place that identifies significant risks, assigns executive management responsible for mitigating the risks, and provides regular reporting to the Audit Committee and to the Board. The ERM program also assigns oversight for the risks to either the full Board or the appropriate Board committee depending on the nature of the risk. Each committee monitors management in evaluating risks that fall within that committee's areas of responsibility. In performing this function, each committee has full access to management, as well as the ability to engage advisors at the Company's expense.

DIRECTV

For information regarding the management of risk in connection with the compensation policies of the Company, please refer to "No Material Inappropriate Risks in Executive and Employee Compensation Programs" on page 52.

In addition, as part of the Corporate Audit and Assurance Annual Risk Assessment, the Audit Committee is provided with annual reports on key risk areas. The Company's Vice President, Corporate Audit and Assurance, who functionally reports directly to the Audit Committee, performs this assessment and assists the Company to identify and assess risks as part of the ERM program. In connection with its risk oversight role, at each of its meetings, the Audit Committee meets privately with representatives from the Company's independent public accounting firm and separately with the Company's Vice President, Corporate Audit and Assurance.

Finally, the Audit Committee provides oversight of the Company's culture and tone at the top through reports received on the Ethics/Whistleblower program as well as reports on the results of Sarbanes-Oxley testing of Entity Level Controls. The Audit Committee provides periodic reports to the Board that include these activities.

Stockholder Communications with the Board

Stockholders wishing to communicate with the directors may send a letter by regular or express mail addressed to the Corporate Secretary, DIRECTV, 2260 E. Imperial Highway, El Segundo, CA 90245, Attention: Board of Directors. The Corporate Secretary will deliver all correspondence sent to that address to the directors on a quarterly basis, unless management determines in an individual case that it should be sent more promptly. All correspondence to directors may also be forwarded within DIRECTV to an appropriate subject matter expert for review. Stockholder concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of DIRECTV's Corporate Audit and Assurance function and handled in accordance with procedures established by the Audit Committee with respect to such matters, which include an anonymous toll-free hotline to report such matters, 1-800-860-4031.

Special procedures have been established for stockholders and other interested parties wishing to communicate directly with Mr. Austrian as Chairman of the NCGC and as the lead director of the independent directors or to the independent directors as a group. Such communications should be sent as provided above and addressed to the attention of the Corporate Secretary. DIRECTV will adhere to the following procedures.

1.
Upon receipt, the Corporate Secretary shall consult with the General Counsel to determine if the communication should be directed to DIRECTV's Chief Ethics Officer for disposition in accordance with DIRECTV's Procedure for Handling Ethics Complaints (Ethics Procedure) or should be provided to the Chairman of the NCGC for disposition as provided below.
2.
Based on the outcome of the above, the Corporate Secretary shall:
•
Provide the communication to DIRECTV's Chief Ethics Officer for processing in accordance with the Company's Ethics Procedure and notify Mr. Austrian that she has done so, or
•
Provide the actual communication, or a summary thereof (as approved by the General Counsel), to Mr. Austrian.
3.
Following receipt of any communication or summary, Mr. Austrian, in consultation with the General Counsel or independent legal counsel, as he deems appropriate, will determine whether the communication or summary shall be given to all independent directors.

Composition of the Board

4.
In any case, the Corporate Secretary shall retain copies of all such communications and make such communications available to independent directors, or to all directors, as directed by Mr. Austrian.

Annual Meeting Attendance

DIRECTV does not require the attendance of directors at the Company's Annual Meeting. All the members of the Board of Directors of DIRECTV, as constituted at that time, attended the 2012 Annual Meeting. The directors attending were Messrs. Austrian, Boyd, Dillon, DiPiazza, Doll, Lee, Lund, White and Mses. Newcomb and Norrington.

DIRECTV

Director Information

The current members of the Board of Directors of DIRECTV are set out in the table below (information as to age, position and committee membership is as of March 4, 2013, unless otherwise noted).

Name	Age	Position	Committee Memberships
Neil Austrian	73	Chairman and Chief Executive Officer, Office Depot, Inc.	• Nominating and Corporate Governance (Chair) • Compensation
Ralph Boyd, Jr.	56	Strategic Consultant and Interim President and CEO Center City PCS, Inc.	• Audit (Chair) • Nominating and Corporate Governance
David Dillon	61	Chairman and Chief Executive Officer, The Kroger Co.	• Audit • Nominating and Corporate Governance
Samuel DiPiazza, Jr.	62	Vice Chairman, Institutional Clients Group, Citigroup, Inc.	• Audit • Nominating and Corporate Governance
Dixon Doll	70	Co-Founder and General Partner, DCM	• Compensation • Nominating and Corporate Governance
Charles Lee	73	Retired Chairman and Co-Chief Executive Officer, Verizon Communications, Inc.	• Compensation (Chair) • Nominating and Corporate Governance
Peter Lund	72	Private Investor and Media Consultant and former President and CEO CBS, Inc.	• Audit • Compensation • Nominating and Corporate Governance
Nancy Newcomb	67	Retired Senior Corporate Officer, Citigroup, Inc.	• Audit • Nominating and Corporate Governance
Lorrie Norrington	53	Independent Advisor and Investor, Former President, eBay Marketplaces, eBay, Inc.	• Compensation • Nominating and Corporate Governance
Michael White, Chairman	61	Chairman, President and Chief Executive Officer	None

All of the Directors listed above have been nominated and are standing for election at the Annual Meeting. In addition, Abelardo Bru has been nominated for election as a director at the Annual Meeting.

Your proxy entitles you to vote only for the number of nominees who are standing for election at the Annual Meeting. That is, you are limited to voting for 11 nominees to the Board of Directors. You cannot vote for a greater number of persons. Biographical information for each of the nominees for director is provided beginning on page 87.

Composition of the Board

Committees of the Board of Directors

The current charter of each of the committees described below is available through the sources listed under "How can I get copies of governance materials?" on page 11.

Nominating and Corporate Governance Committee

Membership of NCGC
Neil Austrian, Chair
• Ralph Boyd, Jr.	• Charles Lee
• David Dillon	• Peter Lund
• Samuel DiPiazza, Jr.	• Nancy Newcomb
• Dixon Doll	• Lorrie Norrington

The Nominating and Corporate Governance Committee (NCGC) currently has nine members, all of whom are independent directors as defined by NASDAQ. The NCGC met three times in 2012.

The NCGC is responsible for taking a leadership role in shaping the corporate governance of DIRECTV and is responsible for developing and recommending to the Board a set of corporate governance guidelines applicable to DIRECTV and to periodically review and recommend changes to those guidelines

The NCGC also conducts an annual review of the Company's Code of Ethics and Business Conduct and the Company's Code of Ethics applicable to the Chief Executive Officer and Senior Financial Officers. It also researches and recommends candidates for membership on the Board, considers whether to nominate incumbent members for re-election, makes recommendations to the Board as to the determination of director independence and recommends to the Board retirement policies for directors. The NCGC also makes recommendations concerning committee memberships, chairs and rotation, and sets the agendas for the executive sessions of the independent directors.

Audit Committee

Audit Committee Membership
Ralph Boyd, Jr., Chair
• David Dillon	• Peter Lund
• Samuel DiPiazza, Jr.	• Nancy Newcomb

The Audit Committee currently has five members all of whom are independent directors as defined by the NASDAQ. The Audit Committee met four times in 2012.

The primary function of the Audit Committee is to assist the Board in:

•
Fulfilling its oversight responsibilities for the financial reports and other financial information provided by DIRECTV to the stockholders and others
•
Evaluating DIRECTV's system of internal controls
•
Overseeing the Company's compliance procedures for the employee code of ethics and standards of business conduct
•
Overseeing DIRECTV's audit, accounting and financial reporting processes generally, and
•
Reviewing and deciding upon proposed transactions with related parties.

Based on the education, experience and offices held as described in more detail in the biographical information provided on each on pages 87-98, the Board has determined that each of Messrs. Boyd, Dillon, DiPiazza and Lund and Ms. Newcomb are qualified to serve as the Audit Committee's financial experts and each satisfies the standard for "audit committee financial expert" under the Sarbanes-Oxley Act of 2002.

DIRECTV

Compensation Committee

Compensation Committee Membership
Charles Lee, Chair
• Neil Austrian	• Peter Lund
• Dixon Doll	• Lorrie Norrington

The Compensation Committee currently has five members. The Compensation Committee met five times in 2012.

The Board has determined that each member is an independent, non-employee or outside director under applicable NASDAQ rules, Rule 16b-3 under the Exchange Act and Section 162(m) of the Internal Revenue Code of 1986, as amended from time to time (the Code). Executive sessions without members of management present are held when appropriate and at least once each year. The members of the Compensation Committee are not eligible to participate in any of the compensation plans or programs that the Committee administers, except for the standard compensation received in connection with service on the Board and its committees.

The Compensation Committee:

•
Sets the level of compensation of the CEO and the other elected officers of the Company, reviews and approves corporate goals and objectives relevant to the compensation of the CEO and the other elected officers, and evaluates performance in light of those goals and objectives
•
Approves, amends and oversees the administration of all plans, programs and other arrangements, designed and intended to provide compensation primarily for executive officers
•
Recommends all equity-based plans for approval by stockholders and oversees their administration
•
Monitors compliance by executives with the Company's stock ownership policy
•
Reviews the compensation levels and program designs for directors for service on the Board and its committees, and recommends changes in such compensation
•
Evaluates the Compensation Committee's performance at least annually, and
•
Reviews and approves the Compensation Discussion and Analysis and prepares the Committee's report to be included in the Company's annual Proxy Statement.

The Committee has engaged an independent compensation consultant and independent legal counsel. For more information, see "Independent Compensation Consultant" and "Independent Legal Counsel" on pages 47 and 48.

The Compensation Committee may delegate its authority to subcommittees or the Chairman of the Compensation Committee with the authority to act on the Compensation Committee's behalf. The Compensation Committee has delegated authority for stock-based awards, other than awards to elected officers, to the Special 2010 Stock Plan Committee, which consists solely of the CEO, and, to administer legacy stock plans, to a committee consisting of the CEO and the senior executive for Human Resources. The Committee has delegated authority to design and administer employee and executive benefit plans and programs to two management committees, the Administrative Committee and the Investment Review Committee. The Committee provides oversight and periodically reviews the actions of these subcommittees.

Composition of the Board

Compensation Committee Interlocks and Insider Participation

During 2012, five persons, Charles Lee, Chair, Neil Austrian, Dixon Doll, Peter Lund and Lorrie Norrington served as members of the Compensation Committee for the entire year.

Each member of the Compensation Committee has been determined by the Board to be an independent director as defined in the By-Laws and the applicable rules of NASDAQ and none of them is or has been a current or former officer or employee of the Company.

DIRECTV

2012 Director Compensation

Summary of Changes in 2012

From 2009 through 2012, there have been no changes in the Board's compensation levels. Effective for 2013, the Board approved an increase to Board compensation as discussed below.

Compensation

The two principal components of compensation for directors are (i) annual cash compensation for service on the Board and its committees and (ii) annual stock compensation for service on the Board. Mr. White, who is an employee director, is not compensated as a member of the Board.

To assist in determining the forms and levels of director compensation, the Compensation Committee engaged the same independent consultant that it uses for executive compensation.

Many aspects of compensation for the Company's directors are similar to those of the executives:

•
Directors' compensation is evaluated annually and against the same media and general industry benchmark companies as the named executive officers (the benchmark groups are discussed further at page 43)
•
Target levels of Board and committee compensation are approximately at the median for the benchmark groups
•
Stock-based compensation is approximately 50% of total compensation
•
The directors are subject to a stock ownership guideline.

For 2012, as part of the Compensation Committee's regular review of Board compensation, the Consultant prepared an assessment of Board compensation using 2011 proxy season data among the benchmark media and general industry companies. Based on this assessment, the Compensation Committee determined that there would be no changes in Board compensation for 2012.

For 2013, in a subsequent report from the Consultant based on 2012 proxy season data, the Compensation Committee determined that, among the benchmark companies, accumulated increases in Board compensation over the past few years resulted in current Board compensation levels that were below the target median level for both the media and the general industry benchmark companies, while the committee compensation levels remained near the target. The cash component of Board compensation was last increased in 2007, and the stock component in 2009. The Board approved a $15,000 increase to annual Board compensation effective for 2013, with two-thirds of the increase or $10,000 allocated to the stock component, to emphasize the alignment with stockholders' interests, and one-third or $5,000 allocated to the cash component. There were no changes to Committee compensation.

For 2012, the cash and stock compensation for the independent directors was:

Supplementary Chart 1—Annual Board of Directors Compensation

Cash Board Compensation	$80,000
Stock Board Compensation	$120,000
Audit Committee Chair	$30,000
Other Committee Chair	$20,000
Audit Committee Member	$15,000
Other Committee Member	$10,000

The Company does not pay any compensation on a "per meeting" basis.

Independent directors are reimbursed for related travel and director education expenses.

Director Compensation

All directors are eligible for complimentary DIRECTV programming. There are no benefit plans for directors, other than the savings plan described in this section (the DIRECTV Deferred Compensation Plan for Non-Employee Directors). Directors are eligible to participate in the Charitable Gift Matching Program on the same basis as all employees. Directors are not eligible to participate in any other compensation or benefit program provided for the Company's employees. Our Certificate and By-Laws provide for indemnification of the Company's directors and officers and we maintain director and officer liability insurance. In 2011, the Company entered into an indemnification agreement with each of the independent directors. The form of agreement is the same for all independent directors and was attached as Exhibit 10.1 to the Form 8-K filed by DIRECTV with the SEC on August 4, 2011.

The 2012 Director Compensation Table and the notes following the table provide more information regarding director compensation.

2012 Director Compensation

Name (a)	Fees earned or paid in cash ($) (b)	Stock Awards ($) (c)	All Other Compensation ($) (d)	Total ($) (e)
Neil Austrian	110,016	120,097	23,526	253,639
Ralph Boyd, Jr.	120,012	120,097	14,920	255,029
David Dillon	105,012	120,097	4,093	229,202
Samuel DiPiazza, Jr.	105,012	120,097	23,241	248,350
Dixon Doll	100,020	120,097	24,301	244,418
Charles Lee	110,016	120,097	23,947	254,060
Peter Lund	115,020	120,097	3,675	238,792
Nancy Newcomb	105,012	120,097	23,152	248,261
Lorrie Norrington	100,020	120,097	6,957	227,074

Cash Compensation

The amounts shown in column (b) represent the cash compensation paid to or contributed by the directors to the savings plan described on page 24 during 2012.

Stock Compensation

The amounts shown in column (c) are the grant date fair value of stock compensation paid during 2012. The fair value on the February 17, 2012 grant date was $44.98 per share, which is the closing price of the Common Stock on that date. The number of shares provided as stock compensation for the year was determined as $120,000 in target value divided by the closing stock price, and rounded up to the next higher 10 shares. This calculation resulted in a 2012 payment of 2,670 shares worth $120,097 on the grant date to each director.

The Board's stock compensation program provides that a director who joins the Board after the Annual Meeting of stockholders will receive a prorated stock payment for the first year of service on the Board. As of December 31, 2012, no director had an outstanding stock or stock option award.

DIRECTV

Savings Plan

The independent directors are eligible to participate in a savings plan called the DIRECTV Deferred Compensation Plan for Non-Employee Directors, which is a pre-tax savings plan subject to Section 409A of the Code. A director may elect to contribute any combination of cash or stock compensation up to 100% or not to participate at all. Cash contributions are credited at the director's election either to an interest bearing account or converted to Restricted Stock Units (RSUs). Interest on cash contributions is fixed annually and approximates 10-year Treasury Note rates and no portion of the interest is above market rates. Stock contributions are converted to RSUs with values that increase and decrease with the market value of the Common Stock. Directors elect to have account balances paid as a lump sum or in up to 10 annual installments, beginning in the year following the year a director ceases to serve on the Board.

All Other Compensation

All other benefits earned or given to or on behalf of the directors (as shown in column (d) of the 2012 Director Compensation Table above) are identified in Supplementary Chart 2 and the discussion following the Chart.

Supplementary Chart 2—Board Of Directors—All Other Compensation

Name (a)	Payments and Promises of Payments Pursuant to Director Legacy Programs and Similar Charitable Award Programs ($) (b)	Other ($) (c)	Total ($) (d)
Neil Austrian	20,000	3,526	23,526
Ralph Boyd, Jr.	11,000	3,920	14,920
David Dillon	0	4,093	4,093
Samuel DiPiazza, Jr.	20,000	3,241	23,241
Dixon Doll	20,000	4,301	24,301
Charles Lee	20,000	3,947	23,947
Peter Lund	0	3,675	3,675
Nancy Newcomb	20,000	3,152	23,152
Lorrie Norrington	2,664	4,293	6,957

Payments and Promises of Payments Pursuant to Director Legacy Programs and Similar Charitable Award Programs

DIRECTV has long supported the communities in which its employees and customers live and work, and, in particular, has supported educational institutions. As part of its community support, DIRECTV provides a Charitable Gift Matching Program for employees in which the Company matches dollar-for-dollar qualified gifts to non-profit organizations, up to $20,000 per participant per year. Management and directors are eligible to participate on the same basis as employees. Eligible recipient organizations must operate on a not-for-profit basis and must conduct their giving in a country served by DIRECTV US or DIRECTV Latin America. In the United States, they must be certified for tax-exempt status under Section 501(c)(3) of the Code. Organizations based solely outside

Director Compensation

of the U.S. must clear both the Patriot Act and OFAC terror watch lists to be eligible. We will not match contributions to institutions that restrict admission or aid due to race or religious beliefs. We will match gifts to qualified institutions affiliated with religious organizations, but will not match gifts made directly to religious organizations. Charitable contributions are shown in Supplementary Chart 2, column (b). Matching gifts on behalf of Mr. White are reported in column (h) of the 2012 Summary Compensation Table on page 54.

Other

Column (c) entitled "Other" represents the value of complimentary DIRECTV programming, a benefit that is provided to all employees, management and directors. Each director is given complimentary DIRECTV service, which we report as a perquisite in the same manner as we report it for the named executive officers, as described beginning on page 57.

DIRECTV

Executive Officers

The names and ages of the executive officers of DIRECTV as of March 4, 2013, and their positions with DIRECTV are as follows:

Executive Officer	Age	Position
Michael White	61	Chairman, President and Chief Executive Officer
Joseph Bosch	54	Executive Vice President and Chief Human Resources Officer
Bruce Churchill	55	Executive Vice President, President of DIRECTV Latin America, LLC and President—New Enterprises
Patrick Doyle	57	Executive Vice President and Chief Financial Officer
Larry Hunter	62	Executive Vice President and General Counsel
Romulo Pontual	53	Executive Vice President and Chief Technology Officer
Fazal Merchant	39	Senior Vice President and Treasurer
John Murphy	44	Senior Vice President, Controller and Chief Accounting Officer

The Board of Directors elected each of the above executive officers. Executive officers of DIRECTV serve at the discretion of the Board of Directors and may be removed at any time by the Board with or without cause.

A brief biography of each of the executive officers, except Michael White, follows. Mr. White's biography is under "Director Biographies and Business Experience" on page 98.

Biographies of Executive Officers
Joseph Bosch	Mr. Bosch has served as Executive Vice President and Chief Human Resources Officer of the Company since August 2010. Prior to joining the Company, Mr. Bosch served as Senior Vice President of Human Resources for Centex Corporation from July 2006 to August 2009. Previously, Mr. Bosch served as Senior Vice President of Human Resources for Tenet Healthcare Corporation from August 2004 to June 2006. He served in a variety of senior human resources management positions with Pizza Hut, Pizza Hut International and other Pepsi-Cola North America operations.
Bruce Churchill
Mr. Churchill has served as the Executive Vice President of the Company, President of DIRECTV Latin America LLC and as President—New Enterprises since January 2004. He served as Chief Financial Officer of the Company from January 2004 to March 2005. Prior to joining the Company, Mr. Churchill served as President and Chief Operating Officer of STAR, a position he held beginning in May 2000. Previously, he served as the Deputy Chief Executive Officer of STAR since 1996. Prior to joining STAR, Mr. Churchill served as Senior Vice President, Finance at Fox Television.

Patrick Doyle	Mr. Doyle has served as Executive Vice President since October 2008 and as Chief Financial Officer since October 2007 when he was also appointed as Senior Vice President. Mr. Doyle also served as Treasurer from February 2012 until July 2012. He served as Treasurer, Controller and Chief Accounting Officer of the Company from June 2001 to October 2007. He was appointed Corporate Vice President and Controller in July 2000 and Treasurer in June 2001. Previously, Mr. Doyle served as Vice President, Taxes from October 1996 to July 2000 and was given the additional responsibility of Corporate Development in June 1997.

Executive Officers

Larry Hunter
Mr. Hunter has served as Executive Vice President and General Counsel of the Company since January 2004. He also served as Interim Chief Executive Officer from July 1, 2009 until December 31, 2009. Mr. Hunter served as Senior Vice President from June 2001 to January 2004 and as General Counsel since December 2002. He was named Associate General Counsel in June 2001 and was named Corporate Vice President in August 1998. Mr. Hunter served as Chairman and Chief Executive Officer of DIRECTV Japan from 1998 to 2001. Mr. Hunter was assigned responsibility for overseeing the Human Resources and Corporate Communications departments in 2007, and the Administration department in 2008, and retained those responsibilities until July 2010.

Romulo Pontual	Mr. Pontual has served as Executive Vice President and Chief Technology Officer of the Company since January 2004. Prior to joining the Company, Mr. Pontual served as Executive Vice President, Television Platforms at News Corporation since 1996.
Fazal Merchant
Mr. Merchant has served as Senior Vice President and Treasurer since July 2012. Previously, Mr. Merchant served as managing director and group head at the Royal Bank of Scotland since 2011. Prior to that, he spent seven years advising clients on strategy, financing, and risk solutions in the Investment Banking Division at Barclays Capital as managing director. He also spent nine years at Ford Motor Company in various treasury and finance management positions across functions in the U.S. and Europe.

John Murphy	Mr. Murphy has served as Senior Vice President, Controller and Chief Accounting Officer of the Company since November 2007. He served as Vice President and General Auditor from October 2004 to November 2007. Previously, Mr. Murphy served as Vice President—Finance and Emerging Businesses for Experian Group Ltd. Prior to that, Mr. Murphy was head of internal audit activities at International Rectifier, JDS Uniphase, and Nestle USA. He began his career at PriceWaterhouse.

DIRECTV

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis (CD&A) describes how the named executive officers (NEOs) were compensated in 2012. Under SEC rules, the NEOs are the Chief Executive Officer (CEO), the Chief Financial Officer (CFO), and the three other most highly compensated elected officers. Mr. Palkovic was an elected officer of the Company through February 2012 and, under the SEC rules, is included as a NEO.

Executive	Title
Michael White	Chairman, President and CEO
Patrick Doyle	Executive Vice President (EVP) and CFO
Bruce Churchill	EVP and President of DIRECTV Latin America, LLC and New Enterprises
Larry Hunter	EVP and General Counsel
Michael Palkovic	EVP, Operations
Romulo Pontual	EVP and Chief Technology Officer

The CD&A and related information regarding compensation of the named executive officers are organized into five sections:

This CD&A has been reviewed by and approved for inclusion in this Proxy Statement by the Compensation Committee. Although this CD&A expresses the views and input of both the Committee and management of the Company, references to "we," "us" and "our" refer to the Company.

1. Executive Summary

DIRECTV (NASDAQ: DTV) is one of the world's leading providers of digital television entertainment services delivering a premium video experience through state-of-the-art technology, unmatched programming and industry leading customer service to more than 35 million customers in the U.S. and Latin America. In the U.S., DIRECTV offers its more than 20 million customers access to more than 185 HD channels and Dolby-Digital® 5.1 theater-quality sound, access to exclusive sports programming such as NFL SUNDAY

Executive Compensation: Compensation Discussion and Analysis

TICKET™, Emmy-award winning technology and higher customer satisfaction than the leading cable companies for 11 years running.

The DIRECTV entertainment experience includes innovative services like DIRECTV Everywhere that allows customers to watch shows and movies anytime, anywhere, on their TV, laptop, tablet, and cell phone. Hollywood blockbusters and hit shows are available on demand wherever customers are and they can also stream live TV on their iPad® and iPhone® anywhere in their home (select channels are available even outside the home). And Genie, the most advanced HD DVR receiver, enables the viewer to enjoy a full HD DVR experience on every TV in their home.

DIRECTV Latin America, through its subsidiaries and affiliated companies in Brazil, Mexico, Argentina, Venezuela, Colombia, and other Latin American countries, is a leader in the pay TV category in technology, programming and service, delivering an unrivaled digital television experience to more than 15 million customers.

DIRECTV sports and entertainment properties include three Regional Sports Networks (Northwest, Rocky Mountain and Pittsburgh) as well as a 42 percent interest in Game Show Network.

DIRECTV is a large and complex international company with diverse customers and employees. So it is critical we have well-designed compensation programs to assemble and retain an executive management team that has the experience, business judgment, vision and personal integrity to work well as a team and achieve results. Consequently, we developed compensation programs to support the following objectives:

•
Recruit and retain top executives
•
Balance short-term and long-term goals and risk-to-reward relationships that encourage increasing long-term stockholder value, and
•
Pay for performance.

In this section, Supplementary Charts 3 and 4 show our excellent investment return to shareholders over the past five years as compared to our benchmark companies in media and general industry. We also show that:

•
Our performance and the NEOs' pay are well aligned
•
Our NEOs' pay is substantially based on performance and our bonus and stock award plans use objective, formula-based performance measures
•
NEOs hold significant amounts of stock and meet our stock ownership guidelines
•
We have strong governance policies and standards for executive compensation

Executives' Performance and Pay are Aligned

Our long-term performance and executives' pay are well aligned. In an independent study using total shareholder return (TSR) and other measures to evaluate the alignment between our TSR performance and our pay for that performance compared to our benchmark companies, our TSR was in the top 25% compared to our benchmark groups for the 5 years ending December 31, 2011, while our realizable pay was around the median of our benchmark groups. At the time of the study, 2012 compensation data had not been reported for most companies.

Annual TSR is the percentage change in the closing stock price from December 31 of one year to December 31 of the next year, with appropriate adjustment for dividends.

DIRECTV

DIRECTV's 117% total shareholder return or TSR outperformed the S&P 500, the NASDAQ Composite Index, and the median TSRs among our media and general industry benchmark companies for the 5 years ending December 31, 2012.

In 2008 and 2009, during the downturn in the economy, DIRECTV successfully avoided the volatility and losses in the stock markets in general and DIRECTV's 44% TSR outperformed the NASDAQ and S&P 500 indices and our benchmark companies' median TSRs, all of which lost value. During the past 3 years, 2010 through 2012, DIRECTV continued to outperform these comparators with a 50% TSR, except for the media group.

For the full 5-year period, DIRECTV's 117% TSR significantly outperformed these broad market indices and the median TSRs for both benchmark groups.

Supplementary Chart 3 DTV TSR vs. S&P 500 and NASDAQ Change in Stock Price or Index	Supplementary Chart 4 DTV TSR vs. Media and General Industry Benchmark Companies Change in Stock Price or Index

Pay is Based on Performance

Our principal pay programs are: (i) a base salary, (ii) an annual cash bonus for execution against our annual performance goals, and (iii) a long-term performance program that focuses on the Company's performance over multiple years and growth in the stock price.

Executive Compensation: Compensation Discussion and Analysis

Supplementary Chart 5 illustrates the relative weighting of the principal pay elements of 2012 target pay opportunity for the CEO and for the other NEOs as a group.

Supplementary Chart 5—2012 Executive Officer Compensation Opportunity

CEO 2012 Compensation Opportunity	All Other NEOs as a Group 2012 Compensation Opportunity
Long-term stock-based incentives are about 3 times the weight of the annual bonus incentives.	Long-term stock-based incentives are about 2 times the weight of the annual bonus incentives.

•
Mr. White's annualized compensation is about 90% performance-based and, for the remaining NEOs, about 75% of their principal pay is performance-based.
•
Pay levels are targeted to pay between the media and the general industry benchmark groups median compensation levels if we achieve annual performance targets. Actual pay depends on how well we achieve the performance goals and on increasing the stock price.

One-Year 2012 Performance and Bonuses

The NEO's bonuses are based on attaining performance goals for cash flow before interest and taxes (CFBIT) as the maximum bonus payable for each NEO. We then evaluate other objective, formulaic measures of growth in operating or financial metrics such as revenue, pre-SAC margins, OPBDA and net subscribers, and the NEO's performance in areas such as strategic transformation of the Company and talent and teamwork to determine if the maximum bonus or a lesser amount should be awarded.

For 2012, the Committee determined that the CEO earned a 128% bonus, while the other NEOs' bonuses averaged 110% of their respective target bonuses.

Three-Year 2010-2012 Performance and Stock-Based Awards (RSUs)

The performance-based stock program focuses on our sustained performance over multiple years and the achievement of long-term financial goals, as well as growth in the stock price.

For the 2010-2012 performance period, the Committee set quantitative performance standards for growth in revenue, cash flow before interest and taxes (CFBIT), and earnings per share (EPS).

Over the past three years, revenue grew over $8 billion or 38%, CFBIT grew over $1 billion or 37% and EPS grew over $3 per share.

Over the same 3 years, our stock price and TSR grew approximately 50%.

As a result, the NEOs earned 125% of the three-year (2010-2012) performance-based RSU target award.

DIRECTV

Mr. White's 2010-2012 performance RSU award was also approved at 125% of the target shares based upon attaining the same performance standards as the other NEOs. The final award value for Mr. White was $26.8 million based on the $49.19 per share closing stock market price on February 15, 2013. This 2010-2012 RSU award was a single performance RSU award for the 3-year term of Mr. White's 2010 Employment Agreement and he was not awarded any additional RSUs in 2011 or 2012. Mr. White's RSUs were not distributed, but were deferred under a previous election; see the discussions following the 2012 Option Exercises and Stock Vested Table on page 65 and the 2012 Non-Qualified Deferred Compensation Table on page 70.

Significant Stock Ownership

Executive stock ownership aligns the interests of executives and shareholders and focuses the executives on long-term success. Under our stock ownership guidelines as of February 2013:

•
Mr. White holds over $41 million in stock and has attained the target ownership level; during 2012, Mr. White's stock ownership increased by retaining net shares received from stock option exercises and retaining (through deferral) shares earned from his 2010 Performance Stock Unit Award.
•
The five other NEOs hold over $23 million in stock and have attained the target ownership level.

Strong Governance Policies and Standards for Executive Compensation

•
Independent Compensation Committee members
•
Independent analyses and reviews by the Compensation Committee's independent compensation consultant
•
Regular monitoring of Company performance
•
Overlapping performance periods
•
Performance measures aligned with long-term growth
•
Checks and balances
•
Delayed payments to determine Company performance after termination of employment
•
Significant stock ownership among our senior executives

Other Key Events in 2012

New CEO Employment and Compensation Arrangements

Mr. White had an employment agreement for the three-year period ended January 1, 2013. During 2012 and continuing through the Committee meeting on November 1, 2012, the Committee met and considered key compensation and governance issues before developing the CEO's new employment arrangements. The Board of Directors and Mr. White agreed that both parties were committed to Mr. White continuing as DIRECTV's Chairman, President and Chief Executive Officer. The Committee's primary objective was to continue the strong alignment of the CEO's compensation with Company performance and shareholder interests.

During this period, the Committee evaluated alternative approaches against its compensation philosophy, sought the views of other Board members, and discussed objective analyses and points of view from its independent compensation consultant and its independent legal counsel. Among the reviews were analyses of pay levels and compensation arrangements of CEOs in our benchmark group of companies in the media benchmark group and separately in the general industry benchmark group (see page 43). The Committee also reviewed reports issued by governance advisors on the structure and alignment of our pay programs with shareholder interests, particularly the CEO's pay.

CEO Performance    The Committee considered Mr. White's past performance and his commitment to continue as CEO as the basis for the framework developed for his future compensation.

Executive Compensation: Compensation Discussion and Analysis

Compensation Philosophy    The Committee designed the employment and compensation arrangements to be consistent with our compensation philosophy to retain top-performing executives, pay for performance, balance short-term and long-term goals and risk-to-reward relationships that encourage increasing long-term shareholder value, and align with shareholders' interests.

No Employment Contract    The Committee had previously decided to phase out employment contracts among the top executives, even though employment contracts are frequently used in the media and entertainment sector. Mr. White also agreed to forego a new contract and serves at the Board's discretion after his prior contract lapsed on January 1, 2013.

New Compensation Arrangements    At the end of its discussions, the Committee determined that the following elements would meet its objectives:

(i)
a base salary increase to the current market average for the media benchmark group,
(ii)
a significant initial equity award in the form of a stock option grant vesting in three years,
(iii)
continued performance-based annual bonuses, as well as annual performance-based equity awards (a change from the single three-year equity awards to the Chief Executive Officer in 2004, 2007 and 2010),
(iv)
continued annual reviews of performance and total compensation, and
(v)
a CEO Severance Plan.

As part of the new compensation arrangements, Mr. White's annual base salary increased to $1.7 million in 2013, which is about average among CEOs in our media benchmark group.

His annual performance bonus remains targeted at 200% of base salary (unchanged since 2010) or $3.4 million for 2013. The actual amount of Mr. White's annual bonus will be based on achieving Company and individual performance goals set by the Committee and the Board each year, consistent with the bonus program for other senior executives.

The Committee intends that a large proportion of Mr. White's pay will continue to be in the form of equity awards to continue to align his compensation with shareholder interests. Consequently, the Board approved a $12 million stock option award effective in November 2012, which is scheduled to vest on December 31, 2015, after three years of continued service.

Annual Equity Awards    For 2013, the Committee took into account the $4 million annualized value of the November 2012 stock option award (one-third of $12 million) and awarded $6 million in equity for 2013 in the form of stock options ($1.5 million) and performance-based RSUs ($4.5 million). The stock options vest annually at the rate of one-third of the original award each December 31, 2013, 2014 and 2015. The performance-based RSUs are subject to the same 2013-2015 performance metrics as the other NEOs.

For 2013, the $6 million stock option and performance RSU award when combined with the $1.7 million base salary, the $3.4 million target performance bonus, and the $4 million annualized 2012 stock option award, provide a 2013 target total direct compensation opportunity valued at $15.1 million, which is about average for CEOs in the media benchmark group. The actual value earned from the bonus, stock option and performance RSU awards will be based on company and individual performance and stock price gains or losses.

Annual Performance and Pay Reviews    The Committee will continue to review Mr. White's pay each year, using the same pay evaluation process it uses for the Company's other senior executives. This annual review process includes: (i) independent analysis of pay among our benchmark companies; (ii) internal pay comparisons; (iii) company performance;

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and (iv) individual performance. It is intended that a high proportion of Mr. White's pay will continue to be performance-based and payable in shares of common stock, which aligns his compensation with shareholder interests.

New Severance Arrangements    Mr. White participates in a severance plan that is generally consistent with the Executive Severance Plan announced in 2012 for other senior executives. See Potential Payments upon Termination or Change in Control on page 72 for more information.

Positive 2012 Say-on-Pay Advisory Vote

We value the opinions of our stockholders and in 2012 we asked our stockholders to express their views on our NEOs' compensation in an advisory vote.

At the Annual Meeting, the final vote was 98% "for" and 2% "against" (excluding abstentions and broker non-votes).

This vote was not intended to address any specific item of compensation, but rather the overall compensation of the NEOs and the philosophy, policies and practices described in the 2012 Proxy Statement.

We believe that the positive shareholder vote affirms our past practices of thoughtfully designed programs and appropriate use of objective quantitative and qualitative performance measures and our judgment to evaluate performance and determine appropriate payment for that performance.

In light of the Company's solid financial performance and the continuing success of our compensation program, the Compensation Committee concluded that the compensation program continues to provide a competitive pay-for-performance package that effectively incentivizes executives and retains them for the long term. Thus, the Committee made no significant changes to the program during the year. We will continue to monitor stockholders'

input as we adapt our compensation programs to support our success in the Company's highly competitive business environment.

Phase-Out Employment Agreements

Our practice since 2004 has been to execute employment agreements with our senior executives. This practice is common in the media benchmark group. In 2011, after careful consideration, we began an orderly phase-out of these agreements. After each current employment agreement expired, each executive would continue their employment "at will" without a new agreement. This phase out was completed in 2013. We currently do not intend to enter into new employment agreements unless, as a result of special or changed circumstances, we determine it is in the best interests of the Company and our stockholders to do so.

As previously noted, Mr. White agreed to forgo an employment agreement when his initial agreement expired on January 1, 2013. In February 2013, Mr. Palkovic voluntarily agreed to early cessation of his employment agreement.

Currently, no NEO has an employment agreement.

Severance Plans

We adopted a CEO Severance Plan in 2012 and the Executive Severance Plan in 2012 to provide a pre-determined basis for settling compensation and benefits upon termination of employment for various reasons, such as resignation or retirement. In particular, following an executive's involuntary termination (other than for cause), we believe that these plans provide for rapid transition out of the Company that is appropriate for the executive and consistent with the objectives of the Company's compensation programs. The severance arrangements include restrictions not to compete with the Company and not to solicit employees to leave the Company. We consider the value of these restrictions when

Executive Compensation: Compensation Discussion and Analysis

determining the levels of post-employment compensation. There are no tax gross-ups. For additional information about the severance plans, see the discussion beginning on page 44.

Stock Options

For several years, only the CEO was granted stock options as part of long-term stock-based incentive compensation. In 2011, we considered the practices among our benchmark companies and industry in general, and evaluated the incentive value and risks associated with stock options (including our executives' experience with "underwater" stock options). As a result, in 2012, we began limited use of stock options as part of the senior executives' compensation. The current target levels of performance-based RSUs were reduced proportionately. For 2012 equity awards, the annual equity incentive target value was allocated as 25% stock options and 75% in performance-based RSUs.

Broader Benchmark Groups

We recruit our senior executives from a wide range of industries. While some positions are media-specific, talented and experienced executives for other positions may be found in other industry sectors. For 2012, we decided to use two groups to consider both the media industry and "general industry" compensation practices. We selected these general industry companies using the same criteria as the media benchmark group, such as revenue that is between 0.5 times and 2 times our revenue. The selected general industry companies focus on sales and services to consumers rather than to businesses. These general industry companies tend to pay less than the media benchmark group, but nevertheless, we decided that reviewing the two benchmark groups' pay practices separately would help us make appropriate compensation decisions. For further information, see the discussion on page 43.

2. Our 2012 Business Results and Incentive Compensation Payouts

In terms of pay for performance, the 2012 compensation annual bonus and long-term performance RSU stock payments were aligned with the Company's performance.

The following section presumes prior understanding of our incentive program objectives and design. For additional information about the objectives of the compensation programs, including the incentive programs, see Compensation Program Objectives and Components of Pay beginning on page 41. For additional information about the design of the bonus and performance RSU programs, see the 2012 Grants of Plan-Based Awards Table and the related discussion beginning on page 58.

We use a variety of internal and external measures of our business to determine performance. We also compare our performance to our benchmark groups and consider analysts' consensus as we develop performance targets and evaluate our performance.

We use objective performance measures and formulaic calculations that are balanced with judgment and discretion to set compensation opportunities and to determine payouts. The performance measures in the bonus and performance RSU plans generally apply to the NEOs as an executive team accountable for the achievement of all of the goals, regardless of organizational responsibilities. Although individual performance is a factor in the Committee's decisions, the bonuses reflect overall Company performance more than individual performance.

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When setting target performance levels for annual bonuses and the long-term stock awards (performance RSUs), we avoid combinations of performance measures that might drive risky short-term decisions. Long-term incentives are paid in stock to link the value of the potential award to increasing the stock value for stockholders. We further link long-term growth in the stock price for stockholders to the executives' personal net worth with a stock ownership policy that requires executives to acquire and hold until retirement or other termination of employment, a significant amount of Company stock.

Details of Pay-for-Performance Decisions at the End of 2012

One-Year Performance and 2012 Bonuses

The NEOs' bonus funding is based on attaining performance goals for cash flow before interest and taxes (CFBIT), which is a comprehensive measure of our operating performance because it addresses revenue, operating expenses and capital expenditures. See Supplementary Chart 6 for the target and the performance and payout ranges that limit the size of the bonuses. The Committee determined that for the 2012 annual bonus program based on CFBIT, the maximum funding level was achieved.

Supplementary Chart 6—2012 Bonus Plan

Performance Measure	Weight	Annual Target	Performance Range	Payout % Range	Final Performance
Annual Cash Flow Before Interest and Taxes (CFBIT)	100%	$2.0 Billion	$0 to $2.75 Billion	0% to 200%	$4.4 Billion

Once the maximum bonus fund was determined, the Committee used a "balanced scorecard" approach to determine the actual 2012 bonuses. This approach evaluates three performance areas for the DIRECTV US and Latin America business segments: (i) base business, (ii) strategic initiatives, and (iii) talent & teamwork goals.

Base business included financial and operating performance, with objective formula-based measures of DIRECTV US and DIRECTV Latin America growth in such measures as revenue, OPBDA, pre-SAC margin, CFBIT and net new subscribers.

To determine base business results for consolidated DIRECTV (which reflects the responsibilities of the NEOs), the Committee used a formula of 75% DIRECTV US results and 25% DIRECTV Latin America results (for Mr. Churchill, 20% consolidated results and 80% DIRECTV Latin America results, respectively, reflecting his primary responsibility for DIRECTV Latin America results).

Strategic Initiatives and Talent & Teamwork goals were evaluated based on qualitative objectives and progress against quantitative measures. Strategic Initiatives included new growth opportunities for subscribers and revenues, and customer experience. The Talent & Teamwork goals included succession planning, leadership and employee development, teamwork, diversity and corporate citizenship.

Overall Evaluation    The Committee determined that the Company had met or exceeded the quantitative operational and financial goals for DIRECTV US and DIRECTV Latin America in Base Business, but had not achieved the targeted growth in net new subscribers in DIRECTV US. We performed well in the talent and teamwork goals, but these achievements were offset by performance that was lower against the quantitative and qualitative goals in our strategic initiatives. Other accomplishments include growing our market share in Latin America, the launch of new products and services for our subscribers, initiatives to

Executive Compensation: Compensation Discussion and Analysis

improve customer service, satisfaction and retention, our employee volunteer results and corporate social responsibility achievements, and development of management and other related human resources initiatives.

Beyond the specific bonus measures, the Committee also assessed the performance achieved in the performance RSU grant programs as shown in Supplementary Charts 9, 11 and 12.

Further, the Committee reviewed an analysis of three-year to five-year Company performance compared to the benchmark groups. Growth in revenue, growth in CFBIT, and three-year and five-year TSR were used as performance measures that are understood and monitored by investors. The independent consultant did the analysis and advised the Committee that for the period 2009 to 2011 (for most companies, 2012 financial data was not available at the time of the evaluation), the Company had performed in the top quartile of both the media and the general industry benchmark groups.

Following these evaluations, the Committee used its judgment and discretion to evaluate the balanced scorecard and other Company performance as a whole and to determine the final bonuses to be paid.

Overall, DIRECTV performance in 2012 was not as strong as 2011 performance. DIRECTV US performed slightly better than 2011. DIRECTV Latin America performed well in all areas but at a lower level than 2011. Overall performance was above target at 111%, with DIRECTV US performance below that level and DIRECTV Latin America above that level.

For each NEO (other than the CEO), performance for base business was weighted 70%, while achievements in strategic initiatives, talent and teamwork and individual performance were weighted 30%.

As a result, Mr. White earned a bonus of 128%. Bonuses earned by the other NEOs ranged from 105% to 116% of the target bonus opportunity for the year.

Overall, the bonus performance percentages reflected a reduction from 2011. The 2012 bonuses determined by the Committee for the NEOs were each less than the maximum bonus funding based on the CFBIT performance of the Company in 2012.

Supplementary Chart 7—Annual
Bonus Performance Over/Under 100% of
Target Performance

Supplementary Chart 7 shows the Company's annual bonus percentage performance, as determined by the Committee using the analyses described above and in prior proxy statements, for the past three years as a percentage above or below 100% of target performance. For example, an overall performance of 105% would show as +5% in the chart.

The individual bonuses are shown in Supplementary Chart 10 on page 39 and also in the 2012 Summary Compensation Table on page 54 in column (f) Non-Equity Incentive Plan Compensation. For a reconciliation of OPBDA, CFBIT and pre-SAC margin, which are non-GAAP financial measures, refer to Annex A attached to this Proxy Statement and incorporated herein by reference.

DIRECTV

Three-Year Performance: 2010-2012 Long-Term Performance and Stock Payouts

Because we face a constantly shifting mix of competition, economic conditions and new technology, the performance RSU program is designed to measure year-over-year growth that is sustained over the three-year performance period, rather than a single set of targets at the end of three years. Each year, we combine the three performance measures into a single weighted annual performance factor; at the end of the three years, we add the three annual performance factors and divide the result by three. We believe that this provides a clearer picture of our long-term performance.

2010-2012 Performance RSU Grants

The performance period for the 2010-2012 performance RSU grants was January 1, 2010 to December 31, 2012. Supplementary Chart 9 shows the performance measures, annual growth targets, payout ranges and results. We selected revenue and EPS as objective measures of both "top line" and "bottom line" growth, both of which are necessary for solid financial performance, and CFBIT as a key measure of managing operations, because it incorporates revenue, operating expenses and capital expenditures. The maximum payout in shares was 125% of the grant and the payout could be reduced to zero for poor performance.

For the three-year performance period ending in December 2012 based on growth in revenue, CFBIT and EPS, our performance is summarized in the following table (target level performance is 100%).

Year	Performance
2010	150%
2011	100%
2012	128%
2010-2012 Average	126%
3-Year Stock Price Increase	50%

The Committee reviewed Company performance as of the end of 2012 and determined the 2012 performance factor of 128% as shown in Supplementary Chart 9. When added to the 2010 and 2011 annual performance factors of 150% and 100%, respectively, the average performance was determined to be 126%. This 126% 3-year performance level exceeded the maximum 125% level set by the Committee in 2010, thus the Committee reduced the payout level to the maximum 125% of shares granted.

The stock payments to NEOs for the 2010-2012 RSUs are shown in Supplementary Chart 10 and in the 2012 Option Exercises and Stock Vested Table on page 65.

Supplementary Chart 8 shows that our performance RSUs are aligned with our performance and investment returns to our stockholders. The chart compares the Total Shareholder Return (TSR) over three years to the Company's RSU performance over the same three years as a percentage above or below 100% of the target number of shares. For example, an overall RSU performance of 105% would show as +5% in the chart (that is, 105% of the target number of RSUs were earned).

Supplementary Chart 8—
Three-Year TSR Compared to RSU
Performance Over/Under 100% of Target

Executive Compensation: Compensation Discussion and Analysis

Supplementary Chart 9—2010-2012 Performance RSU Grants—Performance Factors and Results

					2010		2011		2012
Performance Measure	Weight	Annual Growth Target	Growth Range	Payout % Range	Actual	Weighted	Actual	Weighted	Actual	Weighted	Final Payout: 3-Year- Average
Annual Revenue Growth (%)	1/3	7%	0% to 9%	0% to 150%	11.8%	50%	13.0%	50%	9.2%	50%
Annual CFBIT Growth (%)	1/3	15%	0% to 20%	0% to 150%	21.8%	50%	-5.3%	0%	19.0%	46.5%
Annual EPS Growth (%)	1/3	35%	0% to 50%	0% to 150%	60.4%	50%	50.2%	50%	33.1%	31.6%
Annual Performance Factor (%)						150%		100%		128.1%	125%

The final 2012 bonuses and 2010-2012 performance-based shares earned by the NEOs are shown in the following chart.

Supplementary Chart 10—Final 2012 Bonus and 2010-2012 Performance RSU Payouts

	2012 Bonus One-Year Performance: Performance Varies by Individual Executive			2010-2012 RSUs Three-Year Performance Team-Based Performance: 125% 3-Year Stock Price Gain: 50%
Name of Officer (a)	Target Bonus ($000) (b)	Final Bonus ($000) (c)	Final Bonus as % of Target (d)	Target Shares (#) (e)	Final Shares (#) (f)	Value at Grant Date ($000) (g)	Final Value (1) ($000) (h)	Final Value as % of Grant Date Value (%) (i)
Michael White	3,124	4,000	128%	435,400	544,250	13,467	26,772	199%
Patrick Doyle	825	926	112%	41,380	51,725	1,280	2,544	199%
Bruce Churchill	2,100	2,428	116%	59,759	74,699	1,848	3,674	199%
Larry Hunter	1,100	1,185	108%	58,345	72,932	1,805	3,588	199%
Mike Palkovic	720	794	110%	45,897	57,372	1,420	2,822	199%
Romulo Pontual	744	780	105%	37,345	46,682	1,155	2,296	199%
All NEOs as a group	8,613	10,113	117%	678,126	847,660	20,975	41,696	199%

(1)
Includes the value of the increase in the stock price over the three years; the final value was $49.19 per share upon distribution in February 2013 as compared to the $30.93 grant date value in February 2010.

Performance Update on Other Outstanding Performance RSU Grants

As discussed following the 2012 Grants of Plan-Based Awards Table beginning on page 58, annual grants of performance RSUs result in three overlapping performance plans during any year after the first two years. In addition to the 2010-2012 performance RSUs discussed above, we believe that it is useful for stockholders to understand the performance measures and features of the two other outstanding plans, including the performance to date. The following describes the 2011-2013 and the 2012-2014 performance RSU programs.

2011-2013 Performance RSU Grants

The performance period for the 2011-2013 performance RSU grants is January 1, 2011 to December 31, 2013. Supplementary Chart 11 shows the performance measures, annual growth targets, payout ranges and results.

The weighting of the performance measures remained the same as the 2010-2012 performance RSU grant. The maximum payout in shares of Common Stock was increased to 150% of the performance RSU grant and the payout could be reduced to zero for poor performance. The Committee reviewed Company performance as of the end of 2012 and determined the 2012 performance factor of 146.3% as shown in Supplementary Chart 11.

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Supplementary Chart 11—2011-2013 Performance RSU Grants—Performance Factors and Results

					2011		2012
Performance Measure	Weight	Annual Growth Target	Growth Range	Payout % Range	Actual	Weighted	Actual	Weighted
Annual Revenue Growth (%)	1/3	8%	2% to 10%	0% to 150%	13.0%	50%	9.2%	43.6%
Annual CFBIT Growth (%)	1/3	11%	0% to 20%	0% to 200%	-5.3%	0%	19.0%	62.8%
Annual EPS Growth (%)	1/3	29%	0% to 50%	0% to 200%	38.8%	48.9%	33.1%	39.9%
Annual Performance Factor						98.9%		146.3%

Performance for 2013 will be combined with 2011 and 2012 results to determine the final performance under this plan.

2012-2014 Performance RSU Grants

The performance period for the 2012-2014 performance RSU grants is January 1, 2012 to December 31, 2014. Supplementary Chart 12 shows the performance measures, annual growth targets, payout ranges and results.

The Committee replaced EPS with Net Income as a measure of "bottom line" performance. The weighting of the performance measures remained the same as the 2011-2013 performance RSU grant. The maximum payout in shares of Common Stock remained at 150% of the performance RSU grant and the payout could be reduced to zero for poor performance. The Committee reviewed Company performance as of the end of 2012 and determined the 2012 performance factor of 160.2% as shown in Supplementary Chart 12.

Supplementary Chart 12—2012-2014 Performance RSU Grants—Performance Factors and Results

					2012
Performance Measure	Weight	Annual Growth Target	Growth Range	Payout % Range	Actual	Weighted
Annual Revenue Growth (%)	1/3	8%	4% to 10%	0% to 150%	9.2%	43.6%
Annual CFBIT Growth (%)	1/3	13%	0% to 25%	0% to 200%	19.0%	49.9%
Annual Net Income Growth (%)	1/3	7%	0% to 12%	0% to 200%	13.0%	66.7%
Annual Performance Factor						160.2%

Performance for 2013 and 2014 will be combined with 2012 results to determine the final performance under this plan.

Executive Compensation: Compensation Discussion and Analysis

3. Our Compensation Program Objectives and Components of Pay

Objectives

We have developed compensation programs to support the following objectives:

•
Pay for performance
•
Balance short- and long-term goals and risk-to-reward relationships that encourage increasing long-term stockholder value, and
•
Recruit and retain talented executives.

Supplementary Chart 13 shows how our primary compensation and benefit programs support our compensation program objectives. A significant portion of a NEO's compensation depends on actual performance measured against annual and long-term performance goals. Long-term incentives are paid in stock to link the value of the potential award to increasing the stock value for stockholders.

Supplementary Chart 13—Compensation Objectives and Programs

	Performance		Fixed Pay Elements For Retention and Stability
Objective	Annual Bonus	Long-Term Stock Awards	Base Salary	Employee Benefits	Post-Termination Compensation
Pay for Performance	✓	✓
Balance short- and long-term goals and risk-to-reward relationships that encourage increasing long-term stockholder value	✓	✓	✓	✓	✓
Recruit and retain executives	✓	✓	✓	✓	✓

Our Compensation Programs—What We Pay and Why

The principal compensation components for the NEOs are:

•
A base salary
•
An annual performance-based bonus paid in cash, and
•
A long-term performance-based incentive stock grant.

The NEOs are also eligible for benefits and perquisites that are part of a competitive compensation package that provides health, welfare, savings and retirement programs comparable to those provided to employees and executives at other companies in our industry.

Some compensation programs are related, meaning that the value of one program affects the value of another program. Increasing base salary increases target cash bonus and stock award opportunities, as well as savings, pension and disability benefits. Increasing or decreasing a bonus also affects pension and savings plan benefits, but long-term incentive awards are excluded from calculation of pension and savings plan benefits.

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Supplementary Chart 14—Compensation Programs

Compensation Program: Purpose/Key Characteristics	Targeted Pay Opportunity Level
Base Salary: Compensate for day-to-day performance at the executive's level of responsibility based on skills, experience and accomplishments. Base salaries are considered fixed compensation and are paid in cash.	Between the medians of the two benchmark groups. (1)
Annual Bonus: Motivate and reward current results by aligning efforts across the Company to achieve specific measurable results. Bonuses are considered variable compensation, are based on annual performance and are paid in cash.	Combined base salary and target bonus between the medians of the two benchmark groups. Depending on actual performance, payouts could be above or below the target level. (1)

Long-term Incentives: Motivate and reward long-term results, typically over three years for the performance RSUs and up to 10 years for stock options, by aligning efforts across the Company to achieve specific measurable results and increase the value of the Company's Common Stock. Performance RSUs and stock options are considered variable compensation, based on long-term Company performance and are paid in stock.
Combined base salary, target bonus and target long-term incentive between the medians of the two benchmark groups. Depending on actual performance, payouts could be above or below the target level. (1)
Employee Benefits (2): Health, welfare, disability and life insurance plans protect against catastrophic expenses and loss of income. The savings and pension plans provide retirement income.	Except for the few perquisites discussed following the 2012 Summary Compensation Table on page 54, the NEOs and other senior executives participate in the same benefit plans and on the same terms as all other employees; aggregate targeted value is around the median of general industry.

(1)
The Committee may vary from these guidelines based on its assessment of an executive's experience and level of contribution to the Company's current and future success, as well as the executive's compensation history.
(2)
The benefit plan descriptions in this Proxy Statement and accompanying the following charts provide an explanation of the major features of our employee benefit plans. These plans are administered and governed at all times by the official plan documents and the descriptions in this Proxy Statement of these plans are qualified in their entirety by reference to the applicable document. The Company reserves the right to amend, suspend or terminate the plans completely or in part at any time and for any reason. Stockholders may request a copy of a plan document by contacting the Corporate Secretary as provided on page 11.

Target Pay Mix

Pay mix is the percentage of each of base salary, target bonus opportunity and long-term stock-based awards to the total of these three pay components. In 2011, we introduced pay mix as a new factor in evaluating pay opportunity, and have set a target profile for the senior executives, including the NEOs (other than the CEO), to provide approximately 50% of annual pay opportunity in stock-based incentives, 25% in annual performance-based bonus and 25% in base salary.

Executive Compensation: Compensation Discussion and Analysis

Benchmarking Groups

The Committee annually evaluates pay levels among benchmark companies to help set the level of the NEOs' compensation.

While some positions are media-specific, talented and experienced executives for other positions may be found in other industry sectors. Consequently, for 2012, to evaluate compensation levels and practices, we decided to use two benchmark groups, the previous media benchmark group and a "general industry" group.

The selected companies range both above and below the Company in comparison factors such as revenue, market capitalization and net income. Certain companies that are significantly larger or smaller than the Company were excluded from the lists.

We selected these general industry companies using the same criteria as the media benchmark group, such as revenue that is between 0.5 times and 2 times our revenue. The selected general industry companies focus on sales and services to consumers rather than to businesses.

In our reviews of the two benchmark groups, we determined that our revenue, EBITDA, net income and market capitalization placed us near the top quartile of the media benchmark group, while in the general industry benchmark group, our revenue was in the top quartile and market capitalization was nearer the median.

We used this general industry data to better understand pay levels, trends and practices for executives in similar jobs even though the companies are in different sectors and have different business models, products and services. The general industry companies tend to pay less than the media benchmark group, but we decided that reviewing the two benchmark groups' pay practices separately would help us make appropriate pay decisions. As noted in Supplementary Chart 14 on page 42, for the NEOs, we target pay levels between the medians of the pay data of the two benchmark groups.

Media Benchmark Group

The media benchmark group focuses on companies in the media, telecommunications and multichannel video distribution industries. These companies reflect:

•
A broad set of companies in our industry
•
Companies that our existing media benchmark group had identified in their benchmark group ("peers of peers"), and
•
Other companies that listed us as a peer without regard to size or industry.

For 2012, we removed British Sky Broadcasting Group because of the limited access to executive pay data; added CenturyLink, Inc., which had acquired Qwest Communications International in the prior year's group, and restored Charter Communications, Inc. to the group because it had emerged from bankruptcy.

Cablevision Systems Corporation
CBS Corporation
CenturyLink, Inc.
Charter Communications, Inc.
Comcast Corporation
Discovery Communications
DISH Network Corp.
Gannett Co., Inc.
Liberty Global, Inc.
News Corporation
Sprint Nextel Corp.
Time Warner Cable, Inc.
Time Warner, Inc.
Viacom, Inc.
Walt Disney Co.

General Industry Benchmark Group

Constellation Energy Group, Inc. was included in the general industry benchmark group for our 2012 compensation planning, but the company was subsequently acquired and executive compensation pay data no is longer available.

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The following table lists the 2012 general industry benchmark group.

3M Company
Abbott Laboratories
Altria Group, Inc.
American Express Co.
Bristol Myers Squibb Co.
CIGNA Corp.
Colgate Palmolive Co.
Constellation Energy Group, Inc.
Cummins Inc.
Deere & Co.
Eaton Corp
Emerson Electric Co.
General Mills Inc.
Kimberly Clark Corp.
McDonalds Corp.
Medtronic Inc.
Pepsico Inc.
Southern Co.
Textron Inc.
US Bancorp
Xerox Corp.

Severance Agreements and Post-Termination Compensation

We adopted a CEO Severance Plan in 2012 and an Executive Severance Plan in 2012. Based on the independent consultant's previous research on the benchmark groups, and the Committee's own experience, pre-established arrangements to settle compensation and benefits help to retain key executives by providing assurances of appropriate treatment to the executives upon termination of employment. This allows the executive to focus his or her attention on the interests of the Company. These arrangements support the development of an experienced management team, provide for rapid pre-determined transition out of the Company and are competitive with practices among the benchmark groups.

The severance plans include restrictions not to compete with the Company and not to solicit employees to leave the Company. We consider the value of these restrictions when determining the levels of post-employment compensation. There are no tax gross-ups.

Mr. White participates in the CEO Severance Plan. Mr. Palkovic had an individual employment agreement with severance compensation arrangements; Mr. Palkovic voluntarily agreed to an early cessation of the agreement in February 2013, which is discussed in Agreements with Executive Officers on page 61. Mr. Palkovic and the remaining NEOs participate in the Executive Severance Plan. For more information on post-termination compensation, see "Potential Payments Upon Termination or Change In Control" beginning on page 72.

Change in Control—"Double Triggers"

The terms and conditions of the stock awards generally require a "double trigger" for accelerated vesting. A "double trigger" is a change of control of the Company followed by a termination of the executive's employment other than for resignation or for cause. We have no other agreements, arrangements or other programs for the NEOs or other employees in which entering into or completing a change-in-control of the Company (i) provide additional compensation to be paid, (ii) provide tax gross-ups, or (iii) provide for accelerated vesting or payment of compensation, except for the 2010 Stock Plan approved by stockholders on June 3, 2010.

In the 2010 Stock Plan, even upon the dissolution of the company or other event where the company does not continue as a public company, accelerated vesting does not apply where the Committee has provided for the substitution, assumption, exchange or other continuation of the award.

For more information, see "Change In Control" beginning on page 73.

Executive Compensation: Compensation Discussion and Analysis

2012 Compensation Planning Analysis and Decisions

The Committee evaluates changes in total direct compensation each year (base salary, annual bonus opportunity and long-term incentive opportunity). The Committee reviewed a number of information sources before determining the annual compensation opportunities, see "Processes and Analytical Tools" on page 48. For Messrs. Doyle, Churchill, Hunter and Pontual, we also considered the potential impact of the 2011 year-end lapse of the employment agreements. Although prior incentive pay earned is addressed in the tally sheets, an executive's annual compensation opportunities are linked to current and future performance and not based on or limited by accumulated compensation and incentive awards for past achievements. For additional information on tally sheets, see "Tally Sheets" beginning on page 49.

Compared to the benchmark groups, the 2011 pay levels for Messrs. Doyle, Churchill, Hunter and Pontual were below our target levels while Mr. Palkovic was approximately at our target level. This information was used as part of our process to determine 2012 pay opportunities.

Mr. White's 2012 base salary was increased slightly over 2% per the CPI formula in his employment agreement, his target bonus remained unchanged at 200% of base salary and he received no equity grant, all of which resulted in an increase of about 2% in total target pay opportunity. For the remaining NEOs, the combined 2012 base salaries, target bonuses and target equity award opportunity averaged 13% over 2011 target levels. The 2012 annual equity awards were allocated 75% in target value in 3-year performance-based RSUs and 25% in stock options.

In addition to the 2012 annual equity award, Mr. Churchill was awarded a separate 3-year performance-based RSU award with a $3 million target value. This was awarded in recognition of the past sustained growth achieved at DTVLA and as an incentive for Mr. Churchill to continue that significant growth at DTVLA, and is not expected to be awarded in future years. For more information about this award, see the discussion following the 2012 Grants of Plan-Based Awards Table on page 58.

The CEO's target pay opportunity as compared to the next highest paid NEO and as compared to the average pay of the other four NEOs as a group is called our internal pay multiple. For 2012, the CEO's pay multiple is 1.9 times the second highest paid NEO, Mr. Churchill, and 3.2 times that of the average of the other NEOs (including Mr. Churchill).

Supplementary Chart 15 sets out the resulting 2012 compensation opportunity for the NEOs. It differs somewhat from the 2012 Summary Compensation Table on page 54. Supplementary Chart 15 shows base salary at the approved rate for a full year, while the 2012 Summary Compensation Table shows actual salary paid during 2012. Supplementary Chart 15 shows the annual target bonus, which assumes that all 2012 goals are met at 100%, while the Summary Compensation Table shows the bonuses paid based on actual 2012 performance. Supplementary Chart 15 excludes the values for pensions, savings and other programs such as perquisites because the Committee considers them under the context of broader benefit programs and not as principal compensation programs, while the 2012 Summary Compensation Table includes them. "Target" in this chart assumes that for the bonus and performance RSUs, 100% of performance goals are met and, for the performance RSUs, the stock price (which also affects the value of the RSUs) remains at the grant price and does not vary over the performance period.

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Supplementary Chart 15—2012 Executive Officer Compensation Opportunity

		2012 Cash Bonus Opportunity		2012-2014 Stock-Based Grants Opportunity
Name (a)	2012 Base Salary ($000) (b)	Target Bonus as % of Base Salary (%) (c)	Target Bonus Opportunity ($000) (d)	Target Stock Opportunity as % of Base Salary (%) (e)	Target Stock Opportunity ($000) (f) (1)	Total Annual Target Compensation ($000) (g)
Michael White	1,562	200%	3,124	580%(2)	9,063(2)	13,749
As percent of total	11%		23%		66%
Patrick Doyle	825	100%	825	206%	1,698	3,348
As percent of total	25%		25%		50%
Bruce Churchill	1,400	150%	2,100	269%	3,766(3)	7,266
As percent of total	19%		29%		52%
Larry Hunter	1,100	100%	1,100	206%	2,264	4,464
As percent of total	25%		25%		50%
Michael Palkovic	900	80%	720	195%	1,755	3,375
As percent of total	27%		21%		52%
Romulo Pontual	930	80%	744	173%	1,612	3,286
As percent of total	28%		23%		49%

(1)
The amounts shown in column (f) are based on the grant date fair value of the 2012-2014 long-term incentives, which were allocated as performance RSUs and stock options. For additional detail, see the 2012 Grants of Plan-Based Awards table on page 58. For Mr. White, see footnote (2) below, and for Mr. Churchill, see footnote (3) below.
(2)
In January 2010, Mr. White was granted 1,011,100 stock options with an exercise price of $33.74 and 435,400 performance-based shares (performance RSUs) for the three-year term of his employment agreement. These grants were valued on the January 4, 2010 grant date at $12,497,196 and $14,690,396, respectively. The amounts shown in this chart are the equivalent annual amount as if one-third of the grant had been made each year during the term of his agreement. This is a typical method used to allocate the values of stock grants that are not made on an annual cycle to compare them to the value of grants to other executives made annually. Mr. White's 2012 stock option award on November 7, 2012, was awarded as part of the new employment arrangements effective in 2013, and was not part of the annual compensation review in early 2012; therefore, it is excluded from this table.
(3)
To permit a better comparison of Mr. Churchill's annualized grant value to those of the other NEOs, Mr. Churchill's stock opportunity includes the value of (i) the 2012-2014 annual performance-based RSU award, (ii) the 2012 stock option award, both of which are expected to be annual grants in the future, plus (iii) the annualized value (one-third of the 3-year opportunity value) of the additional performance-based RSU award discussed following the 2012 Grants of Plan-Based Awards on page 58, which is not expected to be an annual grant in the future.

Executive Compensation: Compensation Discussion and Analysis

4.    Our Policies, Guidelines and Practices Related to Executive Compensation

Roles in Compensation Decisions

Compensation Committee

The Committee and the Board evaluate the CEO's performance and determine all adjustments to the CEO's pay, the CEO's annual bonus and all payouts of stock awards to the CEO. The Committee:

•
Reviews the assessments of Company performance provided by the CEO and other information provided by management, and
•
Accepts or adjusts the CEO's pay assessments for the other NEOs in light of analyses and advice provided by the consultant and the Committee's own evaluation of Company and NEO performance.

Although the Committee receives information and recommendations regarding the design and level of compensation of our NEOs from the Consultant and management, the Committee makes the final decisions as to the plan design and compensation levels for the NEOs.

In addition, the Committee, with assistance from the Consultant and management:

•
Reviews NEOs' compensation to ensure that a significant portion is performance-based to create incentives for above-target performance and consequences for below-target performance
•
Determines annual bonus and long-term stock payouts based on actual performance against targets that are linked to Company performance, and approves base salary adjustments
•
Reviews tally sheets of total compensation and benefits for each executive officer to ensure the Committee understands all aspects of each executive officer's total compensation, and
•
Confirms that the total compensation paid to the CEO and the other NEOs is appropriate based on the Company's performance compared to the benchmark groups and otherwise as measured by financial measures, including stockholder returns.

Independent Compensation Consultant

To obtain access to independent and objective compensation data, analysis and advice, the Committee retained the services of an independent compensation consultant that is hired by and reports to the Committee. During 2010, the Committee engaged Pay Governance LLC, as its independent consultant (Consultant), and continued to use Pay Governance in that role through 2012.

To ensure independence of the Consultant, the Committee annually reviews all other services performed by the Consultant for the Company and we minimize such other work. The Consultant may have other relationships with the Company, so long as those relationships do not interfere with its ability to provide independent advice to the Committee. In 2012, the SEC and the stock exchanges issued rules concerning the independence of advisors to Compensation Committees and the evaluation of potential conflicts of interest as an advisor. The Committee considered these rules in its annual review of the Consultant's independence. During 2012, Pay Governance LLC performed no work for management and the Committee has confirmed the Consultant's continued independence.

Committee members can engage or initiate contact with the Consultant and have direct access to the Consultant without management involvement. The Consultant attends meetings as appropriate at the invitation of the Committee. Representatives of the Consultant attended all Committee meetings in 2012 and, generally, attend executive sessions of the Committee.

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The Consultant reviews briefing materials prepared by management for the Committee (including those on individual NEO compensation matters), calibrates plan designs, incentive opportunities and payouts with external performance information, and analyzes and provides objective advice and recommendations to the Committee on management's recommendations and proposals. The Consultant also gathers, evaluates and reports on competitive market data and other background information, including insight on incentive plan design trends in general industry or among the benchmark groups. Examples of reports and projects that the Committee assigns to the Consultant may be found in the section "Independent Reports" on page 49.

The Consultant meets with Company management, including the CEO, from time to time, particularly when changes are contemplated to the bonus or stock incentive plans. The Consultant obtains information from Company management with regard to such matters as the Company's performance, business strategy and overall compensation plan design.

The Consultant also assists the Committee in designing compensation governance policies and with its periodic charter reviews.

Independent Legal Counsel

In 2012, the Committee continued to use Simpson Thacher & Bartlett, LLP (Simpson Thacher) as independent legal counsel. Simpson Thacher performs no work for management and the Committee confirmed its independence for 2012. Simpson Thacher reviewed and advised the Committee on the form and the terms and conditions of the new CEO Severance Plan and the 2012 CEO Non-Qualified Stock Option Award Agreement and represented the Committee in discussions with Mr. White's attorney.

CEO

The CEO provides the Committee with information to assist in the determination of annual base salaries, bonus payouts, stock plan payouts and whether to exercise its discretion to reduce bonuses or stock payouts from the maximum funding determined under those plans. The CEO provides:

•
An assessment of the performance of the business over the past calendar year and longer, including discussion of various business measures and the performance of each business unit and the primary operating areas
•
An assessment of individual performance of each NEO
•
Recommendations as to the level of compensation to be paid to each other executive officer, and
•
A self-assessment of his individual performance against objectives established at the beginning of each year.

Management

Senior management plays an important role because of its direct involvement in and knowledge of the business goals, strategies, experiences and performance of the Company.

Messrs. White, Hunter, Bosch, and our Vice President, Compensation and Benefits, generally attend Committee meetings and provide information to the Committee. In addition, Mr. Doyle and the Senior Vice President of Investor Relations and Financial Planning recommend specific plan designs, performance measures and target levels of performance that are based on the short-term and long-term business plans and analyst reports.

Processes and Analytical Tools

The Committee uses an annual agenda to ensure that its key compensation-related topics are addressed and reviewed over the course of the year. The Committee considers a number of sources of information and uses various analytical tools to evaluate that information. The Committee works with the Consultant to review and discuss compensation-related trends and issues that may not yet be reflected in recent compensation data.

Executive Compensation: Compensation Discussion and Analysis

When setting pay levels, no particular weight is given to any factor, although compensation data from the benchmark groups is considered more relevant to our pay levels than other sources of information. The Committee relies on its judgment and experience to set compensation for each executive that is competitive with the benchmark groups, fair internally, and appropriate based on the Company's performance and on the executive's level of responsibility, experience and contribution.

Financial Performance Reviews

To evaluate past performance and to set future performance goals, the Committee reviews reports on past and forecasted financial and operational performance measures for the Company, DIRECTV US and DIRECTV Latin America, as well as analysts' consensus forecasts. The Committee also reviews the Company's performance relative to that of the benchmark groups in key financial measures.

Pay for Performance Reviews

The Committee regularly reviews analyses by the Consultant on the alignment between performance and pay. "Earned and realizable" pay, consists of amounts actually earned during a historical three-year period plus the estimated "paper" (unrealized) earnings in stock options and performance RSUs granted in the same period, and is compared to Company performance, benchmark groups' performance and the benchmark groups' NEO earned and estimated pay.

For purposes of this CD&A, the three-year period used to assess pay and performance alignment was 2009 through 2011 because, for most companies, 2012 financial data was not available at the time of the evaluation. The CEO was not included in the analysis because Mr. White joined the Company in 2010 and we did not yet have three years of pay and performance history for Mr. White as CEO.

For pay in that three-year period, we included base salaries paid, actual bonuses earned, and equity and long-term incentives valued at the end of the three-year period (including in-the-money stock options granted during the three-year period and the value of performance shares paid out during the three-year period, but excluding underwater stock options).

For performance during 2009-2011, we measured the compound annual growth rates of CFBIT, revenue, and three-year and five-year TSR, each as compared to our benchmark companies. When we compare actual pay and actual performance, we use the relative percentile ranking of each to evaluate the alignment between pay and performance.

Independent Reports

The Committee also reviews materials prepared or reviewed in advance of Committee meetings by the Consultant. These materials typically include:

•
Annual report of executive pay opportunity against benchmark group data
•
Review of the performance measures and the difficulty of achieving them
•
Progress on achieving desired executive stock ownership levels
•
Changes in the benchmark group companies
•
Stock utilization
•
The assessments of the Company's pay processes by third-party "governance/proxy advisors"
•
Analysis and advice on compensation programs or changes to existing programs, and
•
Trends and best practices in compensation design and disclosure.

Tally Sheets

Tally sheets enable the Committee to evaluate the full range of executive compensation, understand the magnitude of potential payouts as a result of termination of employment, and consider changes to our compensation programs in light of "best practices" and emerging trends. Our tally sheets (i) summarize the value of each pay program, including benefits and perquisites, and the total of an executive's compensation over the

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current and previous years, (ii) summarize the amounts payable upon termination of employment under different scenarios and through programs such as pensions and savings that have accumulated over a number of years of service, and (iii) summarize cumulative payments over the past five years for base salary, bonuses and stock payments.

Other Compensation Policies and Practices

Stock Ownership

Stock ownership is an additional way to align the financial interests of the executive officers with those of our stockholders.

Our stock ownership policy covers all elected officers of the Company and executive vice presidents who report to the CEO.

These executives are required to acquire and hold until retirement, resignation or other termination of employment, shares of Common Stock equal in value to a multiple of the executive's base salary. The multiple for the CEO is six times base salary and the multiple for the other executives is three times base salary. We count directly and beneficially owned shares, vested performance RSUs, vested in-the-money stock options and shares or equivalents held in the savings plans. Each executive has five years to attain the required ownership level.

We believe that these target levels of ownership and the five-year accumulation period provide an appropriate balance between the interests of shareholders (i) to link an executive's compensation and accumulated wealth to increasing the stock price, (ii) to avoid the risk of excessive concentration of stock ownership that could possibly lead to risk-averse business decisions by management, with (iii) an executive's interest for appropriate opportunity to diversify personal assets.

As of our annual review in 2012, each of the NEOs has met the required standard.

Stock Usage

We monitor the number of shares issued under the stock plan and the annual number of shares awarded under incentive programs (also known as the run rate).

Insider Trading and Hedging

Insider trading is illegal. Hedging the economic risk of owning Company stock or stock-based incentive compensation by management is contrary to the best interests of our stockholders. We maintain a policy that is applicable to all employees and the Board of Directors and prohibits insider trading and ownership of financial instruments or participating in investment strategies that hedge the economic risk of owning Company stock, including share pledging through margin accounts or as collateral.

NEOs generally are permitted to trade shares of the Company's Common Stock only during limited periods after public dissemination of the Company's annual and quarterly financial results. The Company permits our executives to enter into plans that are intended to comply with the requirements of Rule 10b5-1 of the Exchange Act in order to permit our executive officers to prudently diversify their asset portfolio and to assure that stock options may be exercised before their scheduled expiration date consistent with our policies. The General Counsel of the Company or his designee must approve such plans.

Recovery of Compensation

This is also known as a "recoupment" or "clawback" policy. We believe in pay for performance. We also believe that pay that was earned because of improperly stated performance should be returned to the Company and its stockholders.

It is our policy to take reasonable efforts to recover cash and stock incentive awards in excess of the properly recalculated incentive awards that had been paid to executives based on financial or operating results that were subsequently restated or adjusted for any

Executive Compensation: Compensation Discussion and Analysis

of the three prior years. Depending on the facts and circumstances, we may also seek recovery of the excess awards from present and former non-executive managers and employees. This policy is intended to be interpreted in a manner consistent with any applicable rules and regulations adopted by the SEC or NASDAQ as contemplated by the Dodd-Frank Act and any other applicable law and shall otherwise be interpreted in the best business judgment of the Company and the Committee.

Accounting and Tax Considerations

Base salaries and cash bonuses are generally considered taxable income to the executive and compensation expense to the Company when earned. We have no agreements, arrangements or other programs that provide tax gross-ups, other than for reimbursement for certain types of expenses under our relocation program that are treated as taxable income for the recipient.

Accounting for Savings and Pension Plans:    Under Section 401(k) of the Code, which applies to the 401(k) Savings Plan, and Section 409A of the Code, which applies to the Restoration Savings Plan, the Restoration Pension Plan and the Executive Savings Plan, executive and Company contributions to the plans are not treated as current income to the executive. The related income taxes are deferred until the amounts are paid out to the executive, typically upon termination of employment. Further, for tax purposes, the Company defers recognition of the compensation expense for the executives' contributions to the Section 409A plans until payout.

Accounting for Stock Awards:    We record compensation expense for performance RSUs and stock options on a straight-line basis over the service period of up to three years, based upon the fair value of the award on the grant date, and adjusted for anticipated payout percentages related to the achievement of performance targets and reduced for forfeitures in accordance with the Financial Accounting Standards Board's accounting standard for stock compensation.

Deductible Compensation:    The Committee considers the potential impact of Section 162(m) of the Code on compensation decisions.

Section 162(m) disallows a tax deduction by the Company for compensation exceeding $1 million in any taxable year for each of the CEO and the other three highest compensated senior executive officers, excluding the CFO. Performance-based compensation is excluded from the $1 million limitation for plans that are approved by the stockholders of the Company and that meet certain other technical requirements; contributions to pre-tax savings plans are also excluded. Our annual bonuses, performance RSUs and stock options are intended to meet the performance-based compensation requirements, while base salary and perquisites do not.

Based on these requirements, the Company believes it is entitled to a tax deduction for compensation paid to executive officers during 2012, other than an estimated $800,000 of base salary and perquisites for Messrs. White and Churchill. Because of ambiguities and uncertainties as to the application and interpretation of Section 162(m), we can give no assurance that compensation intended to satisfy the requirements for deductibility does, in fact, do so.

Compensation arrangements that are not fully deductible have been considered by the Committee from time to time, and may be considered in the future. While accounting and tax treatment are relevant compensation issues, the Committee believes that stockholder interests are best served by not restricting flexibility in designing compensation programs, even though such programs may result in non-deductible compensation expenses for tax purposes.

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No Material Inappropriate Risks in Executive and Employee Compensation Programs

We are aware of the focus on the possible relationship between risk and incentive compensation in light of management's responsibility to manage risk. It is not possible to continue to increase the revenues of the Company and enhance long-term stockholder value without assuming some reasonable level of risk. We can identify, manage and monitor the risks, but not eliminate them. For more information about the role of our Board in risk management oversight, please see page 15.

Understanding and managing risk extends to our executive and employee compensation programs, which include base salaries, variable pay consisting of annual performance-based bonuses and long-term incentives, as well as employee benefits such as savings, retirement and medical plans, and perquisites such as the complimentary DIRECTV programming that we provide our employees.

We have evaluated our compensation programs and believe that our compensation programs do not create issues that are reasonably likely to have a material adverse effect on the Company. We base this opinion, in part, on a number of key points.

•
Independent Review  In 2011, the independent Consultant reviewed our incentive programs and found no program features that might encourage management to incur significant risk to the Company. The Committee reviewed the Consultant's report and concurred with that conclusion. There were no material changes to our programs during 2012.
•
Regular Monitoring  A significant portion of employee and executive compensation is variable and performance based. Our Compensation Committee designs, administers or provides oversight to these programs and reviews performance forecasts during the year and performance results at the end of the year.

The Consultant advises the Committee. Different Company departments monitor the performance results during the year, including Finance, Accounting, Legal and Human Resources.
•
Overlapping Performance Periods and Alignment with Long Term Growth  We operate concurrent annual and three-year performance programs to balance the risk of short-term focus over longer-term results. To encourage and reward sustained performance improvements, a significant portion of middle and senior management's variable compensation is based on measuring Company performance over multiple years before determining the payouts. The specific performance targets are aligned with the annual and longer-term business plans that we present to the Board each year.
•
Checks and Balances  Our incentive program designs include features that provide checks on excessive payouts, such as maximum performance and payout caps; that require threshold performance levels to earn the minimum incentive payment; and that provide the Company with the ability to recover incentive payments when financial or operating results are restated. The Compensation Committee may, in its sole discretion, reduce, but not increase, the payouts for each variable pay program for the NEOs in order to incorporate performance results other than those directly measured by the variable pay program.
•
Delayed Payouts After Termination of Employment  Executives and managers whose employment terminates due to disability, retirement or involuntary termination without cause may retain eligibility for a portion of bonuses and RSUs, however the scheduled payment date generally remains at the end of the full performance period and is not accelerated.

Executive Compensation: No Inappropriate Risks

Further, these performance awards generally continue to be subject to adjustment for Company performance until the end of the performance period; in some cases, this may be up to two years following termination of employment. Executives and managers who resign or are terminated by us for cause generally forfeit all bonuses and RSUs.
•
Significant Stock Ownership Among Our Executives  To align our top executives'

compensation and personal net worth with stockholder interests in increasing the value of the Company, a significant portion of the variable compensation is paid in shares of stock and we require the executive to own a significant amount of Company stock until the executive's employment by the Company ceases. It is our policy that executives may not hedge the economic risk of owning our stock or pledge shares.

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5. 2012 Summary Compensation Table and Related Tables

The 2012 Summary Compensation Table shows the compensation paid or accrued by the Company for the NEOs. Please note the discussion and interpretation of Mr. White's multi-year stock grant in the section titled "Stock Awards and Option Awards" on page 55.

2012 Summary Compensation Table

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Stock Awards ($) (d)	Option Awards ($) (e)	Non-Equity Incentive Plan Compensation ($) (f)	Change in Pension Value and Non-qualified Deferred Compensation Plan Earnings ($) (g)	All Other Compensation ($) (h)	Total ($) (i)
Michael White	2012	1,555,782	0	12,000,106	4,000,000	163,421	323,957	18,043,266
Chairman,	2011	1,517,769	0	0	3,900,000	201,320	317,989	5,937,078
President and Chief Executive Officer	2010	1,448,077	14,690,396	12,497,196	4,000,000	0	296,949	32,932,618
Patrick Doyle	2012	821,162	1,306,387	391,885	926,000	1,350,721	81,069	4,877,224
Executive Vice	2011	800,020	1,557,201	0	749,000	860,193	81,677	4,048,091
President and Chief Financial Officer	2010	792,332	1,279,883	0	775,000	515,875	84,269	3,447,359
Bruce Churchill	2012	1,389,634	5,375,579	612,521	2,428,000	178,911	160,926	10,145,571
Executive Vice	2011	1,332,500	1,929,243	0	2,308,000	186,510	150,941	5,907,194
President and President DIRECTV Latin America and New Enterprises	2010	1,327,500	1,848,346	0	2,270,000	184,146	168,023	5,798,015
Larry Hunter	2012	1,088,472	1,741,850	522,509	1,185,000	2,221,526	98,744	6,858,101
Executive Vice	2011	1,025,024	1,865,442	0	1,170,000	1,594,889	116,077	5,771,432
President and General Counsel	2010	1,021,176	1,804,611	0	1,230,000	1,453,863	116,347	5,625,997
Michael Palkovic	2012	896,168	1,350,171	405,015	794,000	1,036,121	79,654	4,561,129
Executive Vice	2011	873,774	1,674,126	0	735,000	685,927	81,950	4,050,777
President, Operations	2010	843,054	1,419,594	0	810,000	391,866	87,195	3,551,709
Romulo Pontual	2012	925,720	1,240,143	372,008	780,000	81,418	85,097	3,484,386
Executive Vice President, Chief Technology Officer

Officers—column (a)

Mr. White is the Chief Executive Officer, Mr. Doyle is the Chief Financial Officer and Messrs. Churchill, Hunter, Palkovic and Pontual are the other NEOs. Mr. Palkovic was an elected officer of the Company through February 2012 and, under SEC rules, we have included him in this 2012 report.

Mr. White is also a director and Chairman of the Company, but earns no additional compensation in that capacity. Charitable matching contributions in Mr. White's name under the Company's charitable contribution program (discussed on page 24) are reported in column (h), All Other Compensation, which is discussed on page 56.

Salary—column (c)

The amounts shown in column (c) include amounts that the executive may have contributed to the 401(k) Savings Plan, the

Executive Compensation: 2012 Summary Compensation Table

Restoration Savings Plan and the Executive Savings Plan. The base salary amounts differ from the amounts shown in Supplementary Chart 15 on page 46 due to the timing of salary increases (generally in the first calendar quarter of the year, and not always on January 1).

Stock Awards and Option Awards—columns (d) and (e)

The amounts shown in columns (d) and (e) represent the grant date fair value of stock-based incentive compensation grants.

•
Mr. White's 2010 RSU and stock option grants were in the form of a single "up front" multi-year incentive grant, valued at approximately $9.1 million per year during the three-year term of his employment agreement. The 2010 values shown in the Table for Mr. White are best interpreted on an annualized basis rather than a one-time aggregate value in order to permit fair comparison to the value of the stock grants made annually to the other NEOs.
•
As part of Mr. White's new employment arrangements discussed in our Form 8-K filed with the SEC on November 2, 2012, (the November 2012 8-K), on November 7, 2012, he was awarded a stock option for 706,720 shares of stock that vests on December 31, 2015. The option was valued at $12 million using the Black-Scholes valuation method at the date of the award.
•
The 2012 RSUs for the other NEOs were granted on February 9, 2012 and are valued in column (d) at the $45.56 per share closing price of the Common Stock on that date.
•
The 2012 stock options for the other NEOs were granted on February 17, 2012 and are valued in column (e) at the $44.98 per share closing price of the Common Stock on that date.

For a discussion of the assumptions made in the valuation of the amounts shown in columns (d) and (e), refer to Note 17: Share-Based Payment of the Notes to the

Consolidated Financial Statements of Form 10-K for the fiscal year ended December 31, 2012 filed with the SEC on February 21, 2013 (the 2012 10-K). For additional information about these awards, see the 2012 Grants of Plan-Based Awards Table and related discussion beginning on page 58.

The maximum amounts of the target stock awards granted in 2012 as shown in column (d), valued at the grant date price per share and assuming (i) achievement of the maximum 150% of the three-year performance goals ending December 31, 2014, and (ii) no increase in stock price, are: Mr. Doyle, $1,959,581; Mr. Churchill, $8,063,368; Mr. Hunter, $2,612,775; Mr. Palkovic, $2,025,256, and Mr. Pontual, $1,860,215.

Non-Equity Incentive Compensation—column (f)

The amounts shown in column (f) represent performance-based bonuses earned under the Bonus Plan for performance during 2012, but actually paid in 2013, and include amounts that the executive may have contributed to the 401(k) Savings Plan, the Restoration Savings Plan and the Executive Savings Plan.

Change in Pension Value and Non-qualified Deferred Compensation Plan Earnings—column (g)

The amounts shown in column (g) are the change in value of each NEO's accumulated pension benefit as of December 31, 2012 compared to December 31, 2011. Mr. White commenced pension plan participation in 2011 and had no pension benefits accrued or earned in 2010. Refer to Note 14: Pension and Other Postretirement Benefit Plans of the Notes to the Consolidated Financial Statements of our 2012 10-K for a discussion of the assumptions made in the valuation of the amounts shown. For additional information about the pension plan, see "Understanding the 2012 Pension Benefits Table" on page 66.

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The amounts in column (g) do not include any earnings in non-qualified deferred compensation plans because none of the earnings in those plans exceed market rates. For additional information about the non-qualified deferred compensation plans and the earnings for those plans, see "Understanding the 2012 Non-Qualified Deferred Compensation Table" on page 69.

All Other Compensation—column (h)

The Company provides health and welfare benefit plans to its employees and executive officers that are comparable to benefits provided by other major companies, including medical, dental and vision care; life insurance and dependent life insurance; accidental death and dismemberment insurance; short-term and long-term disability insurance; and paid time-off for vacations, illness, matching contributions for charitable or political action committee contributions, holidays and other personal needs. Because we provide these health and welfare benefit programs to all employees generally, the value of these programs is excluded from this column.

Supplementary Chart 16 provides details on the amounts disclosed in column (h).

Supplementary Chart 16—All Other Compensation

Name (a)	Perquisites and Other Personal Benefits ($) (b)	Company Matching Contributions to Defined Contribution Savings Plans ($) (c)	Other ($) (d)	Total ($) (e)
Michael White	71,904	227,656	24,397	323,957
Patrick Doyle	4,137	72,994	3,938	81,069
Bruce Churchill	4,137	152,921	3,868	160,926
Larry Hunter	4,174	91,146	3,424	98,744
Michael Palkovic	4,137	71,856	3,661	79,654
Romulo Pontual	4,137	67,384	13,576	85,097

Perquisites and Other Personal Benefits—column (b)

The Company does not provide tax gross ups or reimbursements, executive medical, car allowances, tax or financial planning, or club memberships. For the following few perquisites that we do provide, the Company follows IRS guidelines to report the value as income to the executive and withhold the appropriate taxes from the executive's pay.

The amounts in column (b) of Supplementary Chart 16 include the personal use of Company aircraft and Company-paid premiums for long-term disability insurance and personal liability insurance. Tickets to sporting and other entertainment events are sometimes provided, without charge, to certain employees, including the NEOs, to attend these events for business purposes. Tickets are made available to employees, including the NEOs, for personal use only if the tickets are not otherwise needed for business use. The Company does not incur incremental costs with respect to personal use of these tickets because the tickets were purchased by the Company for business purposes.

Executive Compensation: 2012 Summary Compensation Table

The Company owns a plane that is available to NEOs for business travel. When not needed for business travel, the plane is available for personal use on a limited basis and only as approved by the CEO. The Board encourages the CEO to use the Company plane even for personal travel to ensure his personal safety and maximize his availability for Company business. For Mr. White, the amount shown includes $67,767 for personal use of the Company plane. This is the incremental cost to the Company including the average cost of fuel, in-flight catering, landing, hangar and parking fees, other variable fees and crew travel expenses. Because the Company uses the plane primarily for business travel, we do not include ownership costs or aircraft maintenance expenses that do not change based on usage.

We provide long-term disability insurance equal to 60% of base salary and personal liability insurance with a coverage limit of $10 million, both at no cost to a limited number of executives, including all of the NEOs.

Executive officers may also receive post-employment benefits, which are discussed in "Potential Payments upon Termination or Change in Control" beginning on page 72.

Company-Matching Contributions to Savings Plans—column (c)

The amounts shown in column (c) of Supplementary Chart 16 include Company matching contributions to three savings plans, the 401(k) Savings Plan, the Restoration Savings Plan and the Executive Savings Plan. The Company-matching contributions for executives in the 401(k) and Restoration savings plans are determined by the same rules as company matching of employees' contributions generally. In 2012, the matching contributions to the 401(k) Savings Plan were $14,595 for Mr. White; $10,300 for Mr. Doyle; $10,000 for Mr. Churchill; $9,946 for Mr. Hunter; $10,518 for Mr. Palkovic, and $9,183 for Mr. Pontual. In 2012, the Company matching contributions to the Restoration Savings Plan were $213,061 for Mr. White; $62,694 for Mr. Doyle; $142,921 for Mr. Churchill; $81,200 for Mr. Hunter; $61,338 for Mr. Palkovic, and $58,201 for Mr. Pontual. In 2012, there were no matching contributions to the Executive Savings Plan for any of the NEOs.

Other—column (d)

The amounts shown in column (d) of Supplementary Chart 16 include:

•
Complimentary Programming  We provide all full-time employees with complimentary DIRECTV programming (including home installation) at the Premier level, plus local channels and a variety of premium programming packages. The NEOs also receive a DIRECTV HD DVR, and all other channels (including all subscription channels and HD).
•
Matching Charitable Contributions  Company-matching contributions to charities and political action committees are broad-based programs available to all employees and management and, under SEC rules, are not disclosed for individual NEOs. However, SEC rules also require disclosure of matching contributions for Mr. White as a director. "Other" in column (d) includes Mr. White, $20,000 in matching contributions for Mr. White's contributions to qualifying charities. For more information, see "Payments and Promises of Payments Pursuant to Director Legacy Programs and Similar Charitable Award Programs" on page 24.

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2012 Grants of Plan-Based Awards

The 2012 Grants Of Plan-Based Awards Table and the discussion following the table describe awards made under the Bonus Plan for 2012 and the award of RSUs under the 2010 Stock Plan.

2012 Grants of Plan-Based Awards

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Option Awards: Number of Securities Underlying Options (#) (i)
									Exercise or Base Price of Option Awards ($/SH) (j)	Grant Date Fair Value of Stock and Option Awards ($) (k)
Name (a)	Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Michael White	2/9/12	0	3,124,000	7,810,530
Patrick Doyle	2/9/12	0	825,000	1,650,000
Bruce Churchill	2/9/12	0	2,100,000	4,200,000
Larry Hunter	2/9/12	0	1,100,000	2,200,000
Michael Palkovic	2/9/12	0	720,000	1,440,000
Romulo Pontual	2/9/12	0	744,000	1,488,000
Michael White	N/A				N/A	N/A	N/A			N/A
Patrick Doyle	2/9/12				0	28,674	43,011			1,306,387
Bruce Churchill	2/9/12				0	117,989	176,984			5,375,579
Larry Hunter	2/9/12				0	38,232	57,348			1,741,850
Michael Palkovic	2/9/12				0	29,635	44,453			1,350,171
Romulo Pontual	2/9/12				0	27,220	40,830			1,240,143
Michael White	11/7/12							706,720	49.49	12,000,106
Patrick Doyle	2/17/12							30,145	44.98	391,885
Bruce Churchill	2/17/12							47,117	44.98	612,521
Larry Hunter	2/17/12							40,193	44.98	522,509
Michael Palkovic	2/17/12							31,155	44.98	405,015
Romulo Pontual	2/17/12							28,616	44.98	372,008

One-Year Performance Period (2012): Estimated Future Payouts Under Non-Equity Incentive Plan Awards—columns (c), (d) and (e)

The amounts shown in columns (c), (d) and (e) show the range of potential 2012 annual bonus amounts. We use the annual bonuses to focus the NEOs on financial and operating results over the course of the year. Elected officers are the only participants in the Bonus Plan. The target value of an executive's bonus (assuming achievement of 100% of the performance goals) is based on the percentage of base salary set by the Committee. The Committee sets the maximum bonus amount that may be earned by each elected officer at the beginning of the performance period. The maximum 2012 Bonus Plan fund was $7.8 million for the CEO, and two times the target bonus for each of the other NEOs. Achieving target level performance provides a target level bonus. Performance that is below target reduces the bonus. Performance above target increases the bonus up to the maximum. The 2012 performance measure and the maximum funding formulas are discussed beginning on page 36. The Committee may reduce, but not increase, a bonus earned at the end of the performance period based on its evaluation of

Executive Compensation: 2012 Grants of Plan Based Awards

Company and individual performance. The amounts actually earned and paid to the NEOs for 2012 are shown in the 2012 Summary Compensation Table in column (f) on page 54.

Three-year Performance Period (2012-2014): Estimated Future Payouts Under Equity Incentive Plan Awards—columns (f), (g) and (h)

The amounts shown in columns (f), (g) and (h) represent the number of performance-based RSUs granted in 2012. The RSUs promote the long-term growth of the Company and increasing stockholder value. When the Committee determined the target 2012 equity award value for each NEO, other than the CEO, the award value was allocated as 75% performance-based RSUs and 25% stock options.

2012-2014 Performance-based RSUs    The target RSU award value was converted to RSUs based on the estimated value of the stock preceding the grant date. When RSUs are granted, the Committee also sets the maximum number of RSUs that may be earned by each elected officer at the end of the three-year performance period. The maximum number of shares that may be earned in the 2012-2014 RSU Plan is 150% of the target number of shares. At the Committee's discretion, RSU awards may be paid in cash in lieu of stock.

The three-year performance period is January 1, 2012 to December 31, 2014. Elected officers are the only participants in this plan, while other executives and senior management participate in a similar, but separate, plan with the same performance measures. The 2012-2014 RSUs were granted with dividend equivalents, which would provide additional value if the Company pays dividends during the three-year performance period. The dividend equivalents would be paid or cancelled in the same manner and at the same time as the underlying RSUs are paid or cancelled at the end of the three-year performance period. The dividend equivalents would be payable as cash, but we reserve the right to convert the payment to shares.

The Committee grants long-term stock-based incentives to executives annually, typically during the first quarter of the calendar year and at the same time as it sets performance goals for the year. A new three-year performance plan is established and RSUs are granted each year to participants, resulting in three such plans operating concurrently at any one time after the first two years.

Achieving target level performance provides a target level stock payout. Performance that is below target reduces the payout and performance above target increases the payout up to the maximum. The value of the share payout also depends on the market value of the shares at the end of the three-year performance period. No stock is issued until (i) the performance measurement period is completed, (ii) the Committee determines the actual level of performance, and (iii) the Committee determines the number of RSUs to be converted one-for-one into shares of Common Stock to be issued to each executive. The Committee may reduce, but not increase, the number of shares earned at the end of the performance period based on its evaluation of Company and individual performance. The 2012-2014 RSU performance measures and the performance and payout ranges are discussed beginning on page 40. There were no modifications to any current or previous stock awards made to the NEOs.

In addition to the 2012 annual equity award, Mr. Churchill was awarded a separate 3-year performance-based RSU award with a $3 million target value or 73,171 shares, which is included in the 117,989 shares listed in column (g) above. This was awarded in recognition of the past sustained growth achieved at DTVLA and as an incentive for Mr. Churchill to continue that significant growth at DTVLA. This award was made at the same time and with the same performance standards

DIRECTV

as the 2012-2014 performance-based RSUs described above, and is not expected to be awarded in future years.

All Other Option Awards: Number of Securities Underlying Options and Exercise Price—columns (i) and (j)

The amounts shown in columns (i) and (j) are the numbers of stock options awarded during 2012 and the related exercise price per share. Except for Mr. White, the NEOs' options vest and become exercisable at the rate of one-third of the awarded number of options each year for 3 years. Mr. White's options do not vest and become exercisable until December 31, 2015. The options for each NEO may vest and become exercisable earlier as discussed in "Potential Payments upon Termination or Change in Control" on page 72. The options expire after ten years or earlier under certain terminations of employment. The options were awarded without dividend equivalents. The options have value or are "in-the-money" when the current stock market price for DIRECTV common stock exceeds the exercise price. The options have no value or are "underwater" when the current stock market price is less than the exercise price.

Grant Date Fair Value of Stock and Option Awards—column (k)

The amounts shown in column (k) represent the fair value of the 2012 RSU and stock option awards on the grant date, and assume that the target number of RSUs is earned under the plan.

•
The RSUs in column (g) were granted to the NEOs other than Mr. White on February 9, 2012, and are valued in column (k) at the $45.56 per share closing price of the Common Stock on that date. This valuation does not include any potential value for dividend equivalents, because the Company currently does not pay dividends. Similarly, the 2012 Summary Compensation Table on page 54 does not include any potential value for dividend equivalents.
•
The stock options to the NEOs other than Mr. White were awarded on February 17, 2012, after the release of the 2011 annual earnings report, so that any stock price changes resulting from the earnings release were assumed to be incorporated in the exercise price of the stock options. Mr. White's stock options were awarded on November 7, 2012, after the release of the third quarter 2012 earnings report, as part of Mr. White's new 2013 employment arrangements discussed in the November 2012 8-K. The option exercise price for each NEO is the market closing price on the award date. The previously approved target award value was converted to the number of options awarded based on the Black-Scholes value determined as of the award date and using the closing market price on that date.

Executive Compensation: Agreements with Executive Officers

Agreements with Executive Officers

Michael White

No Employment Agreement    The Committee had previously decided to phase out employment contracts among the top executives, even though employment contracts are frequently found in the media benchmark group. Mr. White agreed to forego a new contract and serves at the Board's discretion after his existing contract lapsed on January 1, 2013.

Previous Employment Agreement with Michael White through December 31, 2012

Mr. White was elected as President and CEO of the Company effective January 1, 2010, and Chairman of the Board on June 17, 2010. The following describes his previous compensation agreement.

Term    The term of the agreement was for three years from January 1, 2010 through January 1, 2013, which has lapsed.

Base Salary    Mr. White initially received a base salary of $1,500,000 per year, subject to annual adjustment.

Annual Cash Bonus    Mr. White was eligible to receive an annual performance bonus. The target annual bonus was 200% of his base salary for the applicable year.

Equity Compensation    The agreement provided for a stock grant to Mr. White valued at $25 million using the valuation methods provided in the agreement, consisting of 50% of value in stock options with three-year installment vesting on each of December 31, 2010, 2011 and 2012, and 50% of value in RSUs which vested at the end of the three-year performance period. In accordance with the terms of the agreement, on January 4, 2010 Mr. White was awarded options to purchase

1,011,100 shares of Common Stock with an exercise price of $33.74, the closing price per share of DIRECTV Common Stock on that date. On January 4, 2010, Mr. White was also awarded 435,400 performance-based RSUs that vested on December 31, 2012, subject to the same three-year performance standards set for all other NEOs for the 2010-2012 RSU grants. The vested RSUs converted to shares of Common Stock, but will not be distributed until a date following his termination of employment under the terms of his agreement.

Noncompetition and Confidentiality    Mr. White agreed not to compete with the Company during the term of his employment and for 24 months thereafter. He also agreed, during the term of his employment and for two years thereafter, not to induce or solicit any executive, professional or administrative employee of the Company or its affiliates to leave or to induce any key programming or equipment supplier or key distributor, to terminate or materially adversely change its relationship with the Company or its affiliates. Further, Mr. White is required to maintain the confidentiality of certain information of the Company, and not to use such information except for the benefit of the Company.

Other Terms    Other terms and conditions in the Employment Agreement were commensurate with other elected officers at the Company.

Employment Agreements with Other NEOs

We had previously entered into employment agreements with each of the other NEOs. For Messrs. Doyle, Churchill, Hunter and Pontual, the prior employment agreements expired on December 31, 2011, and no new employment agreements were executed. Each executive continued employment on an "at will" basis.

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Mr. Palkovic had an employment agreement that would have expired December 31, 2013. In February 2013, Mr. Palkovic voluntarily agreed to an early cessation of his employment agreement.

Currently, no NEO has an employment agreement

The following describes material terms of the prior agreement with Mr. Palkovic.

Term    The term of Mr. Palkovic's agreement was from November 12, 2010 through December 31, 2013.

Base Salary    Mr. Palkovic's 2012 base salary was shown in Supplementary Chart 15 on page 46 and was subject to increase at the discretion of the Company, commensurate with the other senior executives of the Company, with the actual salary increase subject to the Committee's approval.

Annual Cash Bonus    Mr. Palkovic was eligible to receive an annual performance bonus, payable in cash. The bonus was based on achievement of performance goals, standards contained in the Bonus Plan, recommendation of the CEO and approval by the Compensation Committee. For the term of the agreement, the target bonus opportunity percentage was not less than 80% for Mr. Palkovic. The 2012 target bonus opportunity as a percentage of Mr. Palkovic's base salary is shown in Supplementary Chart 15 on page 46.

Equity Awards    The equity award granted to Mr. Palkovic under the agreement was determined annually and had a grant date fair market value not less than 180% of his base salary. For 2012, 75% of the equity award value was allocated as performance-based RSUs and 25% as stock options. The 2012 equity award for Mr. Palkovic is shown in Supplementary Chart 15 on page 46 and the 2012 Grants of Plan-Based Awards Table on page 58.

Noncompetition and Confidentiality    Mr. Palkovic was subject to terms and conditions by which certain payments would be forfeited if he failed to comply with either of the following during the term of his employment and for 12 months thereafter: (i) requirement not to compete with the Company, or (ii) with restrictions on inducing or soliciting employees of the Company or its affiliates to leave such employment. Further, Mr. Palkovic was required to maintain the confidentiality of certain information of the Company and not to use such information except for the benefit of the Company. The Executive Severance Plan, applicable to Mr. Palkovic following the termination of the employment agreement, has similar restrictions and is discussed further at Potential Payments upon Termination or Change in Control on page 72.

Termination    For Mr. Palkovic, the terms and conditions for compensation upon termination of employment are no longer applicable and the applicable values under the Executive Severance Plan are summarized in the section "Potential Payments upon Termination or Change in Control" beginning on page 72. Mr. White participates in the CEO Severance Plan and Messrs. Doyle, Churchill, Hunter and Pontual participate in the Executive Severance Plan.

Executive Compensation: Outstanding Equity Awards

2012 Outstanding Equity Awards at Fiscal Year-End

This table and the discussion following provide information on all equity awards granted to the NEOs that were outstanding as of the end of 2012.

2012 Outstanding Equity Awards at Fiscal Year-End

		Option Awards					Stock Awards
Name (a)	Grant Date (b)	Number of Securities Underlying Unexercised Options (#) Exercisable (c)	Number of Securities Underlying Unexercised Options(1) (#) Unexercisable (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Option Value at Year-End ($) (g)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#) (h)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($) (i)
Mike White	11/07/12	0	706,720	49.49	11/07/22	473,502

Totals		0	706,720			473,502	0	0
Patrick Doyle	2/10/11						53,598(2)	2,688,476
	2/09/12						43,011(3)	2,157,432
	2/17/12	10,048	20,097	44.98	2/17/22	156,151

Totals		10,048	20,097			156,151	96,609	4,845,908
Bruce Churchill	2/10/11						66,404(2)	3,330,825
	2/09/12						176,984(3)	8,877,517
	2/17/12	15,705	31,412	44.98	2/17/22	244,066

Totals		15,705	31,412			244,066	243,388	12,208,342
Larry Hunter	2/10/11						64,208(2)	3,220,673
	2/09/12						57,348(3)	2,876,576
	2/17/12	13,397	26,796	44.98	2/17/22	208,200

Totals		13,397	26,796			208,200	121,556	6,097,249
Mike Palkovic	2/10/11						57,623(2)	2,890,370
	2/09/12						44,453(3)	2,229,762
	2/17/12	10,385	20,770	44.98	2/17/22	161,383

Totals		10,385	20,770			161,383	102,076	5,120,132
Romulo Pontual	2/10/11						41,708(2)	2,092,073
	2/09/12						40,830(3)	2,048,033
	2/17/12	9,538	19,078	44.98	2/17/22	148,231

Totals		9,538	19,078			148,231	82,538	4,140,106

(1)
Other than Mr. White, the unvested stock options vest 50% on December 31, 2013 and 50% on December 31, 2014. Mr. White's November 7, 2012 option vests 100% on December 31, 2015, with no scheduled interim vesting.
(2)
For performance-based RSUs granted in 2011 with a performance period of January 1, 2011 to December 31, 2013 (which is also the vesting date), the number of shares is shown at the maximum payout level because the current cumulative performance is between target and maximum performance levels. At target performance levels, the number of shares would be 35,732 for Mr. Doyle; 44,269 for Mr. Churchill; 42,805 for Mr. Hunter; 38,415 for Mr. Palkovic; and 27,805 for Mr. Pontual.
(3)
For performance-based RSUs granted in 2012 with a performance period of January 1, 2012 to December 31, 2014 (which is also the vesting date), the number of shares is shown at the maximum payout level because the current cumulative performance is between target and maximum performance levels. At target performance levels, the number of shares would be 28,674 for Mr. Doyle; 117,989 for Mr. Churchill; 38,232 for Mr. Hunter; 29,635 for Mr. Palkovic; and 27,220 for Mr. Pontual.

DIRECTV

Columns (c), (d), (e), (f) and (g) show information for stock options.

Column (h) shows outstanding RSU grants whose three-year performance periods are still in progress and not yet ended.

The values of the stock options are shown in column (g) and the values of the unvested RSUs are shown in column (i) based on the $50.16 per share closing stock price on December 31, 2012. The actual value of each stock option and RSU grant varies with the stock price and, for RSUs, also with the Company's performance against the targets.

The information in columns (g) and (i) of this table is related to the information in the 2012 Summary Compensation Table, columns (e) and (d) respectively, on page 54. All outstanding awards at year-end are shown in columns (g) and (i) of this table at the closing market price of $50.16 per share on December 31, 2012 and, for RSUs, adjusted for cumulative actual performance. The Stock Awards and Option Awards values shown in the 2012 Summary Compensation Table, columns (d) and (e) respectively, on page 54, represent the 2012 grant date values for equity awards granted in 2012 and, for RSUs, assume 100% performance.

Executive Compensation: 2012 Option Exercises and Stock Vested

2012 Option Exercises and Stock Vested

This table and the notes following provide additional information regarding the compensation realized by the executives in 2012 due to the exercise of stock options and the acquisition of shares upon the distribution of RSUs.

2012 Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
Michael White	1,011,100	17,999,128	544,250	26,771,658
Patrick Doyle	0	0	51,725	2,544,353
Bruce Churchill	0	0	74,699	3,674,444
Larry Hunter	0	0	72,932	3,587,525
Michael Palkovic	0	0	57,372	2,822,129
Romulo Pontual	0	0	46,682	2,296,288

Stock Options    Mr. White's stock options were exercised in 2012 with an "exercise and hold" methodology. That is, after withholding shares for the option exercise price and taxes, Mr. White retained the net remaining shares.

Vested stock awards    The amounts shown in column (d) are from the 2010-2012 RSU grants and are valued in column (e) at the $49.19 per share closing market price on February 15, 2013 when the taxable value of the shares to be distributed was determined.

Mr. White's 2010-2012 RSUs shown in column (d) were granted in 2010 and with no subsequent RSU awards in 2011 and 2012 during the 3-year performance term of the award, therefore, the value shown in column (e) is best interpreted as the cumulative result of three annual performance awards.

Under the terms of Mr. White's 2010 Performance Stock Unit Award Agreement, the 2010-2012 award payout was deferred. After shares were withheld for taxes, the remaining 518,880 vested shares valued at $25,523,707 were deferred and no shares were sold. The net shares are reported in the 2012 Non-Qualified Deferred Compensation Table on page 70.

DIRECTV

Understanding the 2012 Pension Benefits Table

We provide an employee pension program with total pension values allocated between two components, the Pension Plan and the Restoration Pension Plan. The Restoration Pension Plan is a benefit restoration plan, designed to replace pension benefits that would otherwise be limited by IRS regulations for the Pension Plan. Eligibility and benefit formulas in both the Pension and Restoration Plans are the same for employees and executives. All employees whose compensation or pension benefit exceeds legislated pay limits on the Pension Plan automatically participate in the Restoration Pension Plan. In the pension benefit formulas, the maximum benefit amount permitted by applicable law and regulations is paid from the Pension Plan and the balance is paid from the Restoration Pension Plan.

The pension plans provide compensation based on an employee's length of service and pay. Pension benefits are determined, in part, using the employee's actual age and years of benefit service. Age and length of service for the NEOs are calculated on the same basis as for other employees. In the Restoration Pension Plan, as a practice, the Company does not provide additional years of age or benefit service and no NEO has been credited with additional years of age or benefit service.

Benefit Formulas

There are three benefit formulas provided by the Pension Plan and the Restoration Pension Plan. Eligibility for a specific formula depends on the employee's date of hire. Each formula's benefits vest after three years of service.

The three benefit formulas are:

(i)
a Contributory Benefit that was available to employees hired prior to August 2, 1990, who elected to participate, contribute and remain in this benefit (no NEO is eligible for this Contributory Benefit)
(ii)
a Non-Contributory Benefit for employees hired on or after August 2, 1990, but before December 1, 2001, and
(iii)
a Retirement Growth Benefit, also called a cash balance benefit, which was established December 1, 2001 for employees hired after November 30, 2001.

Employees who were participants in the Non-Contributory Benefit as of December 1, 2001, will receive the better of that benefit or the Retirement Growth Benefit.

The Contributory Benefit formula is not discussed further because no NEO is eligible for that benefit.

The Non-Contributory Benefit is a final average pay benefit using the highest five out of the last 10 years of pensionable compensation. The Company calculates benefits as a percentage of final average monthly pay for up to 35 years of service (and a lesser percentage after 35 years of service) minus an offset for Social Security. The resulting amount is a monthly life annuity payable at Social Security Normal Retirement Age (SSNRA), which is 65, 66 or 67 depending on the year of birth. For early retirement within three years before the employee's SSNRA, this benefit is not reduced as long as the employee has at least ten years of continuous service on or prior to separation from service. Otherwise, the benefit is reduced. The Company uses actuarial conversion factors to determine the benefit under different payment options (see "Forms of Benefit Payments" below).

The Retirement Growth Benefit provides an account-balance benefit based on (a) a percentage of pensionable compensation and (b) interest. The percentage of pensionable compensation increases by years of vesting service up to the maximum 4% per year after the employee's fifth year of service. However, for employees hired before December 1, 2006,

Executive Compensation: Pension Plans

the percentage is 4% per year. The formula provides an amount payable as a lump sum. The Company uses actuarial conversion factors to determine the benefit under different payment options.

Participation of the NEOs

Messrs. Doyle, Hunter and Palkovic participate in the Non-Contributory Benefit, and will receive the better of the benefit under the Non-Contributory Benefit or the Retirement Growth Benefit. Messrs. White, Churchill and Pontual participate in the Retirement Growth Benefit.

Retirement Age

The plans assume that an employee's retirement age is the earliest of (i) the normal retirement age defined in the plan, (ii) age 65, or (iii) the earliest age when an employee has earned an unreduced retirement benefit. Participants under the Non-Contributory Benefit and the Retirement Growth Benefit are eligible to retire early beginning at age 55 after completing three years of service with the Company, which is when accrued benefits vest. The Plans also provide for retirement at earlier age and service levels, but the benefit is reduced. Messrs. White, Doyle, Churchill, Hunter and Palkovic are currently eligible to retire under both the Pension Plan and the Restoration Pension Plan.

Pensionable Compensation

In the Pension Plan and the Restoration Pension Plan, benefits are determined using base salary and annual bonuses, which means that the value of a pension depends partially on achievement of business goals. Both Plans exclude the value of stock awards and all other long-term incentive awards. There is no double counting of compensation between the two plans.

Forms of Benefit Payments

The forms of benefit payments are similar in both of the plans. Employees may elect a different form and timing of benefit payments from each plan. Participants who terminate or retire may elect to receive benefits as a lump sum, a single life annuity, various joint and survivor annuities, various periods certain and a 10-year period certain and continuous.

The 2012 Pension Benefits Table and the discussion preceding the table provide additional information regarding each NEO's participation in the Company's pension plans and the present value of those benefits as of December 31, 2012. No actuarial pre-retirement decrements are used in these calculations. The benefit values were determined assuming that the NEOs will continue to earn the same amount of salary and bonus compensation as reported in the 2012 Summary Compensation Table on page 54 until retirement. Refer to Note 14: Pension and Other Postretirement Benefit Plans of the Notes to the Consolidated Financial Statements of our 2012 10-K, for a discussion of the assumptions made in the valuation of the amounts shown in column (d).

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2012 Pension Benefits

Name (a)	Plan name (b)	Number of years of credited service (#) (c)	Present Value of Accumulated Benefit ($) (d)
Michael White	Pension Plan	3	25,160
	Restoration Pension Plan	3	339,580
Patrick Doyle	Pension Plan	20	676,491
	Restoration Pension Plan	20	3,379,485
Bruce Churchill	Pension Plan	9	110,376
	Restoration Pension Plan	9	1,035,073
Larry Hunter	Pension Plan	18	853,651
	Restoration Pension Plan	18	7,874,688
Michael Palkovic	Pension Plan	15	484,168
	Restoration Pension Plan	15	3,012,903
Romulo Pontual	Pension Plan	9	106,256
	Restoration Pension Plan	9	466,776

Executive Compensation: Non-Qualified Deferred Compensation Plans

Understanding the 2012 Non-Qualified Deferred Compensation Table

We provide three savings plans for employees and executives: a 401(k) Savings Plan, a Restoration Savings Plan and the Executive Savings Plan. These savings plans are sometimes referred to as "deferred compensation plans" because by contributing a percentage of their compensation to the savings plans, employees defer receipt of that money until the date they withdraw their savings balances. Under SEC rules, only the Restoration and Executive Savings plans are included in the following Table.

The 401(k) Savings Plan is a broad-based employee savings plan. Employees may contribute base salary and annual bonuses up to dollar limits established annually by the IRS. We match 100% of employee contributions up to the first 4% of base salary and bonus the employee contributes. The Company matching contributions vest after two years of service (three years prior to December 1, 2010). Employees may invest their contributions in a variety of funds, including a Company stock fund. Withdrawals from the 401(k) Savings Plan are permitted by applicable regulations.

The Restoration Savings Plan is designed to replace savings opportunities from base salary and annual bonuses that are reduced or otherwise limited by IRS rules for the 401(k) Savings Plan. Employee contributions to the Restoration Savings Plan begin after the employee has contributed the maximum possible amount permitted by the Code to the 401(k) Savings Plan. Beginning in 2012, we allow eligible employees to save up to 50% of base salaries and up to 80% of bonuses in the Restoration Savings Plan. We did this to increase their ability to save for retirement and to allow executives covered by the stock ownership guidelines a greater opportunity to invest in the Company stock fund. The Restoration Savings Plan has many features that mirror the 401(k) Savings Plan including contribution rates, Company matching contributions and vesting. Employees may invest their contributions into the same funds that are available in the 401(k) Savings Plan. However, no actual monies are invested in these funds to avoid tax consequences that conflict with the pre-tax nature of this Plan, and, thus, these investments are referred to as "notional investments." To the extent that the notional investment gains exceed employee contributions at the date of distribution, the Company pays the increase in value. The Restoration Savings Plan permits distributions while employed and following termination of employment as a lump sum and as annual installment payments.

The Executive Savings Plan is a pre-tax savings plan. Contributions from base salary and bonuses earn interest at a rate that is fixed annually and approximates 120% of 10-year Treasury Note rates. The Plan permits distributions following termination of employment as lump sum or annual installment payments. The Plan does not currently permit additional contributions, other than the 2010-2012 RSUs deferred under Mr. White's 2010 Performance Stock Unit Award Agreement, which were deferred upon certification of performance and approval of the Committee in February 2013.

The 2012 Non-Qualified Deferred Compensation table and the discussion following provide information regarding each NEO's participation in the non-qualified savings plans. Other than earnings in column (e), all contributions, other than Mr. White's RSU contribution, have also been reported in the 2012 Summary Compensation Table on page 54. Mr. White's RSU award contribution is reported in the 2012 Option Exercises and Stock Vested Table on page 65 but only the value of the net share amount after tax withholding is shown in this table.

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2012 Non-Qualified Deferred Compensation

Name (a)	Plan Name (b)	Executive Contributions in Last FY ($) (c)	Company-Matching Contributions in Last FY ($) (d)	Aggregate Earnings in Last FY ($) (e)	Aggregate Withdrawals/ Distributions ($) (f)	Aggregate Balance at Last FYE ($) (g)
Michael White	Restoration Savings Plan	213,061	213,061	98,862	—	1,331,346
	Executive Savings Plan	25,523,707	0	0	—	25,523,707
Patrick Doyle	Restoration Savings Plan	324,816	62,694	277,676	—	2,235,770
	Executive Savings Plan	0	0	18,438	—	190,708
Bruce Churchill	Restoration Savings Plan	337,571	142,921	456,826	—	3,525,214
Larry Hunter	Restoration Savings Plan	230,193	81,200	416,313	—	3,676,616
	Executive Savings Plan	0	0	57,853	—	1,578,463
Michael Palkovic	Restoration Savings Plan	311,110	61,338	210,055	—	1,812,685
	Executive Savings Plan	0	0	18,097	—	187,147
Romulo Pontual	Restoration Savings Plan	62,678	58,201	144,254	—	1,132,145
	Executive Savings Plan	0	0	19,275	—	199,135

Executive Contributions—column (c)

The amounts shown in column (c) represent compensation that was earned in 2012 and that the NEOs elected to contribute to the Restoration or Executive Savings Plans. The amounts shown in column (c) that came from 2012 base salary and the 2012 bonus paid in early 2013 are also included in the 2012 Summary Compensation Table, columns (c) and (f), respectively, on page 54. Mr. White's contributions to the Executive Savings Plan from the 2010-2012 performance RSUs that vested in early 2013, are included in the 2012 Option Exercises and Stock Vested Table on page 65. Mr. White's RSU contributions (518,880 shares valued at $25,523,707) shown in this table are net of shares withheld for taxes.

Company Matching Contributions—column (d)

The amounts shown in column (d) represent Company-matching contributions to the Restoration Plan. The amounts shown in column (d) that came from 2012 base salary and the 2012 bonus paid in early 2013 are included in the amounts shown in the 2012 Summary Compensation Table, column (h) on page 54 and the Supplementary Chart 16, column (c) on page 56. Mr. White's 2010-2012 RSU contribution was not eligible for and did not receive a matching contribution.

Executive Compensation: Non-Qualified Deferred Compensation Plans

Earnings—column (e)

The amounts shown in column (e) include gains or losses on notional investments in the Restoration or Executive Savings Plans. The interest and earnings from notional investments in this column are all at market rates and, therefore, are not included in the 2012 Summary Compensation Table, column (g) on page 54.

Withdrawals and Distributions—column (f)

There were no withdrawals by or distributions to NEOs in 2012.

Year-End Balances—column (g)

The amounts shown in column (g) represent the closing balance as of December 31, 2012 in each executive's Restoration or Executive Savings Plan account. The balances shown have been adjusted to include the values of savings contributions from the 2012 bonuses and Mr. White's RSUs paid in early 2013. Except for earnings, the balances include amounts currently or previously reported in the 2012 Summary Compensation Table on page 54 and the 2012 Option Exercises and Stock Vested Table on page 65.

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Potential Payments upon Termination or Change in Control

Plans and Agreements with the NEOs

Mr. Palkovic voluntarily terminated his previous employment agreement in February 2013 and the following discussion includes Mr. Palkovic under the Executive Severance Plan. We adopted a CEO Severance Plan in 2012 and an Executive Severance Plan in 2012. The severance plans include restrictions not to compete with the Company and not to solicit employees to leave the Company. We consider the value of these restrictions when determining the levels of post-employment compensation. There are no tax gross-ups.

We intend to comply with Sections 162(m) and 409A of the Code, as each applies to compensation payable upon and following a termination of employment of each of the NEOs.

In discussing these arrangements, the terms "Cause," "Disability" and "Effective Termination," have the following meanings.

•
"Cause" means (i) the executive is convicted of, or pleads guilty or nolo contendere, to a felony; (ii) the executive engages in conduct that constitutes continued willful neglect or willful misconduct in carrying out duties, resulting in economic harm to or damage to the reputation of the Company; or (iii) the executive breaches any material affirmative or negative covenant or undertaking, which breach is not substantially cured within 15 days after written notice. For Mr. White, "Cause" also requires an affirmative vote of 75% of the entire Board.
•
"Change in Control" shall mean the occurrence of any of the following events: (1) a change in ownership of DIRECTV in which any one person, or more than one person acting in a group, acquires ownership of stock of DIRECTV that, together with stock held by such person or group, constitutes greater than 50% of the total fair market value or total voting power of the stock of DIRECTV; (2) a change in effective control of DIRECTV whereby any one person, or more than one person acting in a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of DIRECTV possessing 30 percent or more of the total voting power of the stock of DIRECTV, unless the members of the Board of Directors prior to the acquisition continue to constitute at least 75% of the members of the Board of Directors after such acquisition; or (3) a change in ownership of a substantial portion of DIRECTV's assets, which occurs on the date any one person, or more than one person acting in a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets of DIRECTV that have a total gross fair market value greater than 50% of the total gross fair value of the assets of DIRECTV immediately before such acquisition.
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"Disability" means the inability to substantially perform the executive's duties and responsibilities for a period of 120 consecutive days.
•
"Effective Termination" means (i) a change in the executive's principal place of employment, (ii) any adverse change in the scope of job responsibilities or reporting relationship, (iii) a reduction in pay, (iv) removal from eligibility for the plan, and (v) a termination of the plan or a reduction in the participants' rights or benefits under the plan.

Executive Compensation: Potential Payments

Change in Control—"Double Triggers"

Generally, we structure our plans and terms of equity awards with "double-triggers" in which both a completed change in control and a termination of employment are prerequisites for accelerated vesting of equity awards.

The agreements, arrangements or other compensation programs for the NEOs or other employees, upon entering into or completing a change in control of the Company, (i) do not provide additional compensation to be paid, (ii) do not provide for accelerated vesting or payment of compensation, and (iii) do not provide tax gross-ups.

2010 Stock Plan    The Plan was approved by shareholders on June 3, 2010, and includes key provisions that provide the Compensation Committee flexibility to assure that employees are treated appropriately in a transaction that results in a change of control and that their interests and the interests of the Company and its stockholders will be addressed appropriately by the Compensation Committee.

•
Upon a corporate transaction, including a change in control in which the Company is the surviving company, the 2010 Stock Plan permits the Compensation Committee of the Board to proportionately adjust outstanding stock awards and provide for the assumption, substitution, exchange or other settlement of the awards.
•
In the case of a change in control in which the Company is not the surviving company,

and, if the acquirer were to agree to assume or replace the outstanding stock awards, then the outstanding stock awards would continue and would not be payable until the end of the applicable performance period or stock option term, or would be payable following a "double trigger" event (for example, an involuntary termination of employment without cause by the acquiring company or an Effective Termination).
•
Finally, in the case of a change in control in which the Company is not the surviving company, and if the acquirer does not agree to assume or replace the outstanding stock awards, the 2010 Stock Plan accelerates vesting and payment of the stock awards, unless the Committee determines otherwise, subject to Code Sections 162(m) and 409A. This feature allows executives and managers to realize the benefits of the stock awards that may have been earned through the completion of the change in control and that would otherwise be terminated by the acquiring company without compensation.

CEO Severance Plan    In this Plan, if the compensation and benefits would constitute "parachute payments" under Code Section 280G, then the plan would provide either (i) the full amount or (ii) a lesser amount such that no portion is subject to Code Section 280G, whichever provides the higher after-tax amount, including the potential taxes under Code Section 4999. The plan does not provide for any tax gross-up.

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Supplementary Chart 17—Summary of the Treatment of Compensation Upon Termination of
Employment (1)

Summary of the Treatment of Compensation Upon Termination of Employment
	For Cause or Voluntary Resignation	For Death, Disability, or Retirement	For Involuntary Termination Without Cause or For Effective Termination	"Double Trigger"— During the 2 Years Following a Change in Control For Involuntary Termination Without Cause or For Effective Termination
Performance Bonus	Cancelled	Pro rata bonus	Pro rata bonus	Pro rata bonus
Performance RSUs	Cancelled CEO: N/A	Pro rata vesting, subject to Company performance CEO: N/A	Pro rata vesting, subject to Company performance CEO: N/A	Vest 100% CEO: N/A
Stock Options	For Cause: Cancelled For CEO Resignation: Cancel unvested options; vested options exercisable for full term	Pro rata vesting; exercisable for 3 years CEO: Pro rata vesting; exercisable for full term	Pro rata vesting; exercisable for 1 year CEO: Vest 100%; exercisable for 3 years	Vest 100%, exercisable for 1 year CEO: same vesting as involuntary termination; exercisable for full term
Employee and Executive Benefits and Perquisites	Per plan rules and practices	Per plan rules and practices For disability, continue medical benefits until the earlier of 12 months or the end of COBRA coverage	Per plan rules and practices Continue medical benefits until the earliest of 12 months or the end of COBRA coverage or other employment	Same as involuntary termination
Other Severance	None	None	One times the sum of base salary and target bonus payable at termination	Same as involuntary termination

(1)
Under terms and conditions of the CEO and Executive Severance Plans:

Restrictions for non-compete and non-solicit    While employed and for one year after leaving the company (for the CEO, two years), the executive will not compete with the Company or solicit employees to leave the Company. In consideration for complying with the post-employment restrictions following resignation, retirement, involuntary termination without cause or for Effective Termination, following the end of the post-employment restriction period, the Company will provide a cash payment equal to one year's base salary plus target bonus (as in effect at the time of termination). Eligibility for this payment may be cancelled at the time of retirement, upon notice. Upon failure to comply with the post-employment restrictions, the cash amount will not be paid and unvested equity awards are subject to forfeiture and cancellation.

Executive Compensation: Potential Payments

Values of Potential Payments upon Termination of Employment as of December 31, 2012

Calculation Assumptions

•
All calculations assume termination of employment on December 31, 2012.
•
Potential payments upon termination of employment in the following discussion were calculated under the terms and conditions of the CEO or Executive Severance Plan, as applicable.
•
If not specifically addressed in the employment agreement or severance program, then payments were determined under the terms and conditions of each of the separate compensation and benefit plan documents.
•
All payments are subject to Sections 162(m) and 409A of the Code, as each applies to compensation payable upon and following a termination of employment of each of the NEOs.
•
Bonuses earned for the performance period ending December 31, 2012, are shown in the 2012 Summary Compensation Table on page 54.
•
Stock option and RSU values are shown in the 2012 Outstanding Equity Awards at Fiscal Year-End Table on page 63.
•
RSUs earned for the performance period ending December 31, 2012, are shown in the 2012 Option Exercises and Stock Vested Table on page 65.
•
Savings account balances other than the 401(k) Savings Plan are shown in the 2012 Non-Qualified Deferred Compensation Table on page 70.
•
Pension benefits payable are shown on the 2012 Pension Benefits Table on page 68.
•
Benefit amounts payable from the 401(k) Savings Plan and health and welfare plans generally available to all employees have been excluded from the following discussion.
•
Restoration Savings and Pension Plan balances would be payable in a lump sum, unless elected otherwise. Mr. White has made an election to convert the Restoration Pension Plan value to 120 monthly payments. Mr. Doyle has made an election to convert the Restoration Pension Plan value to 60 monthly payments. Messrs. Hunter and Doyle have each made an election to convert the Restoration Savings Plan value to five annual payments.
•
Termination for Cause  Restoration and Executive Savings Plan values are assumed to be derived from the executive's own savings contributions and would likely remain payable, while Restoration Pension Plan values are assumed to be entirely derived from Company contributions and would likely be forfeited.
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Voluntary Resignation  We assumed that if vested stock options are "in the money," that is, the market price of the stock were greater than the exercise price, then the executive would exercise the vested stock options on the last day of employment.
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Involuntary Termination Following a Change in Control  For involuntary termination following a change in control, we assumed (i) that the Company does not survive, (ii) that the acquiring company terminates the NEOs' employment without cause (a "double-trigger" event), (iii) that the stock awards are not continued by the acquirer, and (iv) all unvested stock awards are immediately vested and payable in a lump sum. In the following calculations, we did not estimate the effect of the Golden Parachute Limitation in the 2010 Stock Plan that could otherwise reduce the value of the compensation amount shown in order to preserve the Company's deduction of the compensation expense and to avoid potential excise taxes on the NEO's compensation under Sections 280G and 4999 of the Code.

DIRECTV

Mr. White

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For termination for cause or resignation without Effective Termination, including a resignation that may be deemed a retirement under the Pension Plan, he is only entitled to base salary through the date of termination and his accrued and vested Savings and Pension Plan benefits; the bonus is forfeited.
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For death or disability, in addition to the accrued and vested Savings and Pension Plan benefits, his estate or beneficiary is entitled to a pro-rated annual cash bonus for the current year, valued at $3,124,200, his stock options would be cancelled, and for disability, his medical and LTD benefits would continue for 12 months and are valued at $12,087 and $3,050, respectively.
•
For retirement, in addition to the accrued and vested Savings and Pension Plan benefits, he would receive a pro rata bonus, subject to Company and individual performance, valued at $3,124,200, his stock options would be cancelled, and, subject to the Committee's right to cancel eligibility for this payment within 20 days after his retirement, in consideration for complying with non-compete and non-solicitation restrictions, then 2 years after termination, he would receive a payment of one times the sum of his base salary and target bonus, valued at $4,686,300.
•
For involuntary termination without cause and Effective Termination, in addition to the accrued and vested Savings and Pension Plan benefits, he would receive a pro rata bonus, subject to Company and individual performance, valued at $3,124,200, a severance payment of one times the sum of his base salary and target bonus, valued at $4,686,300, stock options would vest 100%, valued at $473,502, for 12 months, he would continue to participate in the medical and LTD plan, valued at $12,087 and $3,050, respectively, and in consideration for complying with non-compete and non-solicitation restrictions, then 2 years after termination, he would receive a payment of one times the sum of his base salary and target bonus, valued at $4,686,300.
•
Following a change in control, for involuntary termination without cause or Effective Termination, he would receive the same compensation and benefit values as an involuntary termination without cause.

Mr. Doyle

•
For termination for cause or resignation, he would receive no compensation beyond his accrued and vested Savings and Pension Plan benefits.
•
For death or disability, in addition to the accrued and vested Savings and Pension Plan benefits, his estate or beneficiary would receive a pro rata bonus valued at $825,000, RSUs would vest pro rata and would be payable at the scheduled dates, subject to Company performance, valued at $2,232,973, stock options would vest pro rata, valued at $52,049, and for disability, his medical and LTD benefits would continue for one year and are valued at $12,545 and $3,050, respectively.
•
For retirement, in addition to the accrued and vested Savings and Pension Plan benefits, he would receive a pro rata bonus, subject to Company and individual performance, valued at $825,000, RSUs would vest pro rata and would be payable at the scheduled dates, subject to Company performance, valued at $2,232,973, stock options would vest pro rata, valued at $52,049, and, subject to the Committee's right to cancel eligibility for this payment within 20 days after his retirement, in consideration for complying with non-compete and non-solicitation restrictions, then one year after termination, he would receive a payment of one times the sum of his base salary and target bonus, valued at $1,650,000.

Executive Compensation: Potential Payments

•
For involuntary termination without cause and Effective Termination, in addition to the accrued and vested Savings and Pension Plan benefits, he would receive a pro rata bonus, subject to Company and individual performance, valued at $825,000, a severance payment of one times the sum of his base salary and target bonus, valued at $1,650,000, RSUs would vest pro rata and would be payable at the scheduled dates, subject to Company performance, valued at $3,733,459, stock options would vest pro rata, valued at $104,102, for 12 months, he will continue to participate in the medical and LTD plan, valued at $12,545 and $3,050, respectively, and in consideration for complying with non-compete and non-solicitation restrictions, then one year after termination, he would receive a payment of one times the sum of his base salary and target bonus, valued at $1,650,000.
•
Following a change in control and an involuntary termination without cause, in addition to the accrued and vested Savings and Pension Plan benefits, he would receive a pro rata bonus, subject to Company and individual performance, valued at $825,000, a severance payment of one times the sum of his base salary and target bonus, valued at $1,650,000, RSUs would vest 100%, subject to Company performance, valued at $4,501,509, stock options vest 100%, valued at $156,151, for 12 months he would continue to participate in the medical and LTD plan, valued at $12,545 and $3,050, respectively, and in consideration for complying with non-compete and non-solicitation restrictions, then one year after termination, he would receive a payment of one times the sum of his base salary and target bonus, valued at $1,650,000.

Mr. Churchill

•
For termination for cause or resignation, he would receive no compensation beyond his accrued and vested Savings and Pension Plan benefits.
•
For death or disability, in addition to the accrued and vested Savings and Pension Plan benefits, his estate or beneficiary would receive a pro rata bonus valued at $2,100,000, RSUs would vest pro rata and would be payable at the scheduled dates, subject to Company performance, valued at $4,975,320, stock options would vest pro rata, valued at $81,357, and for disability, his medical and LTD benefits would continue for one year and are valued at $12,545 and $3,050, respectively.
•
For retirement, in addition to the accrued and vested Savings and Pension Plan benefits, he would receive a pro rata bonus, subject to Company and individual performance, valued at $2,100,000, RSUs would vest pro rata and would be payable at the scheduled dates, subject to Company performance, valued at $3,015,368, however, the additional 2012 RSU award would be forfeit, stock options would vest pro rata, valued at $81,357, and, subject to the Committee's right to cancel eligibility for this payment within 20 days after his retirement, in consideration for complying with non-compete and non-solicitation restrictions, then one year after termination, he would receive a payment of one times the sum of his base salary and target bonus, valued at $3,500,000.
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For involuntary termination without cause and Effective Termination, in addition to the accrued and vested Savings and Pension Plan benefits, he would receive a pro rata bonus, subject to Company and individual performance, valued at $2,100,000, a severance payment of one times the sum of his base salary and target bonus, valued at $3,500,000, RSUs would vest pro rata (the additional 2012 RSU award would vest 100%) and would be payable at the scheduled dates, subject to Company performance, valued at $11,003,098, stock options would vest pro rata, valued at $162,709, for 12 months he would continue to participate in the medical and LTD plan, valued at $12,545 and $3,050, respectively, and in consideration for complying with

DIRECTV

non-compete and non-solicitation restrictions, then one year after termination, he would receive a payment of one times the sum of his base salary and target bonus, valued at $3,500,000.
•
Following a change in control and an involuntary termination without cause, in addition to the accrued and vested Savings and Pension Plan benefits, he would receive a pro rata bonus, subject to Company and individual performance, valued at $2,100,000, a severance payment of one times the sum of his base salary and target bonus, valued at $3,500,000, RSUs would vest 100%, subject to Company performance, valued at $12,203,527, stock options vest 100%, valued at $244,066, for 12 months he would continue to participate in the medical and LTD plan, valued at $12,545 and $3,050, respectively, and in consideration for complying with non-compete and non-solicitation restrictions, then one year after termination, he would receive a payment of one times the sum of his base salary and target bonus, valued at $3,500,000.

Mr. Hunter

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For termination for cause or resignation, he would receive no compensation beyond his accrued and vested Savings and Pension Plan benefits.
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For death or disability, in addition to the accrued and vested Savings and Pension Plan benefits, his estate or beneficiary would receive a pro rata bonus valued at $1,100,000, RSUs would vest pro rata and would be payable at the scheduled dates, subject to Company performance, valued at $2,778,964, stock options would vest pro rata, valued at $69,402, and for disability, his medical and LTD benefits would continue for one year and are valued at $9,053 and $3,050, respectively.
•
For retirement, in addition to the accrued and vested Savings and Pension Plan benefits, he would receive a pro rata bonus, subject to Company and individual performance, valued at $1,100,000, RSUs would vest pro rata and would be payable at the scheduled dates, subject to Company performance, valued at $2,778,964, stock options would vest pro rata, valued at $69,402, and, subject to the Committee's right to cancel eligibility for this payment within 20 days after his retirement, in consideration for complying with non-compete and non-solicitation restrictions, then one year after termination, he would receive a payment of one times the sum of his base salary and target bonus, valued at $2,200,000.
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For involuntary termination without cause and Effective Termination, in addition to the accrued and vested Savings and Pension Plan benefits, he would receive a pro rata bonus, subject to Company and individual performance, valued at $1,100,000, a severance payment of one times the sum of his base salary and target bonus, valued at $2,200,000, RSUs would vest pro rata and would be payable at the scheduled dates, subject to Company performance, valued at $4,680,480, stock options would vest pro rata, valued at $138,798, for 12 months he would continue to participate in the medical and LTD plan, valued at $9,053 and $3,050, respectively, and in consideration for complying with non-compete and non-solicitation restrictions, then one year after termination, he would receive a payment of one times the sum of his base salary and target bonus, valued at $2,200,000.
•
Following a change in control and an involuntary termination without cause, in addition to the accrued and vested Savings and Pension Plan benefits, he would receive a pro rata bonus, subject to Company and individual performance, valued at $1,100,000, a severance payment of one times the sum of his base salary and target bonus, valued at $2,200,000, RSUs would vest 100%, subject to Company performance, valued at $5,704,546, stock options vest 100%, valued at $208,200, for 12 months he will continue to participate in

Executive Compensation: Potential Payments

the medical and LTD plan, valued at $9,053 and $3,050, respectively, and in consideration for complying with non-compete and non-solicitation restrictions, then one year after termination, he would receive a payment of one times the sum of his base salary and target bonus, valued at $2,200,000.

Mr. Palkovic

•
For termination for cause or resignation, he would receive no compensation beyond his accrued and vested Savings and Pension Plan benefits.
•
For death or disability, in addition to the accrued and vested Savings and Pension Plan benefits, his estate or beneficiary would receive a pro rata bonus valued at $720,000, RSUs would vest pro rata and would be payable at the scheduled dates, subject to Company performance, valued at $2,368,706, stock options would vest pro rata, valued at $53,794, and for disability, his medical and LTD benefits would continue for one year and are valued at $16,749 and $3,050, respectively.
•
For retirement, in addition to the accrued and vested Savings and Pension Plan benefits, he would receive a pro rata bonus, subject to Company and individual performance, valued at $720,000, RSUs would vest pro rata and would be payable at the scheduled dates, subject to Company performance, valued at $2,368,706, stock options would vest pro rata, valued at $53,794, and, in consideration for complying with non-compete and non-solicitation restrictions, then one year after termination, he would receive a payment of one times the sum of his base salary and target bonus, valued at $1,620,000.
•
For involuntary termination without cause and Effective Termination, in addition to the accrued and vested Savings and Pension Plan benefits, he would receive a pro rata bonus, subject to Company and individual performance, valued at $720,000, a severance payment of one times the sum of his base salary and target bonus, valued at

$1,620,000, RSUs would vest pro rata and would be payable at the scheduled dates, subject to Company performance, valued at $3,949,950, stock options would vest pro rata, valued at $107,589, for 12 months he would continue to participate in the medical and LTD plan, valued at $16,749 and $3,050, respectively, and in consideration for complying with non-compete and non-solicitation restrictions, then one year after termination, he would receive a payment of one times the sum of his base salary and target bonus, valued at $1,620,000.
•
Following a change in control and an involuntary termination without cause, in addition to the accrued and vested Savings and Pension Plan benefits, he would receive a pro rata bonus, subject to Company and individual performance, valued at $720,000, a severance payment of one times the sum of his base salary and target bonus, valued at $1,620,000, RSUs would vest 100%, subject to Company performance, valued at $4,743,732, stock options vest 100%, valued at $161,383, for 12 months he would continue to participate in the medical and LTD plan, valued at $16,749 and $3,050, respectively, and in consideration for complying with non-compete and non-solicitation restrictions, then one year after termination, he would receive a payment of one times the sum of his base salary and target bonus, valued at $1,620,000.

Mr. Pontual

•
For termination for cause or resignation, he would receive no compensation beyond his accrued and vested Savings and Pension Plan benefits.
•
For death or disability, in addition to the accrued and vested Savings and Pension Plan benefits, his estate or beneficiary would receive a pro rata bonus valued at $744,000, RSUs would vest pro rata and would be payable at the scheduled dates, subject to Company performance, valued at

DIRECTV

$1,869,012, stock options would vest pro rata, valued at $49,412, and for disability, his medical and LTD benefits would continue for one year and are valued at $12,545 and $3,050, respectively.
•
For involuntary termination without cause and Effective Termination, in addition to the accrued and vested Savings and Pension Plan benefits, he would receive a pro rata bonus, subject to Company and individual performance, valued at $744,000, a severance payment of one times the sum of his base salary and target bonus, valued at $1,674,000, RSUs would vest pro rata and would be payable at the scheduled dates, subject to Company performance, valued at $3,168,106, stock options would vest pro rata, valued at $98,819, for 12 months he would continue to participate in the medical and LTD plan, valued at $12,545 and $3,050, respectively, and in consideration for complying with non-compete and non-solicitation restrictions, then one year after termination, he would receive a payment of one times the sum of his base salary and target bonus, valued at $1,674,000.
•
Following a change in control and an involuntary termination without cause, in addition to the accrued and vested Savings and Pension Plan benefits, he would receive a pro rata bonus, subject to Company and individual performance, valued at $744,000, a severance payment of one times the sum of his base salary and target bonus, valued at $1,674,000, RSUs would vest 100%, subject to Company performance, valued at $3,897,181, stock options vest 100%, valued at $148,231, for 12 months he would continue to participate in the medical and LTD plan, valued at $12,545 and $3,050, respectively, and in consideration for complying with non-compete and non-solicitation restrictions, then one year after termination, he would receive a payment of one times the sum of his base salary and target bonus, valued at $1,674,000.

Qualifications

Messrs. Doyle, Churchill, Hunter, Palkovic and Pontual participate in the Executive Severance Plan, which provides post-termination compensation and restrictions, in addition to the accrued and vested Savings and Pension benefits. The description of the Executive Severance Plan is qualified in its entirety by reference to the full plan. For additional information about the plan, see the Executive Severance Plan filed as Exhibit 10.1 to the Form 8-K filed by DIRECTV with the SEC on January 27, 2012.

Mr. White participates in the Chief Executive Officer Severance Plan, which provides post-termination compensation and restrictions, in addition to the accrued and vested Savings and Pension benefits. The description of the Chief Executive Officer Severance Plan is qualified in its entirety by reference to the full plan. For additional information about the plan, see the Chief Executive Officer Severance Plan filed as Exhibit 10.2 to the Form 8-K filed by DIRECTV with the SEC on November 2, 2012.

The descriptions of Mr. White's and Mr. Palkovic's previous employment agreements are qualified in their entirety by reference to the full agreements. For additional information about Mr. White's agreement, see the Employment Agreement between Michael White and DIRECTV filed as Exhibit 10.1 to the Form 8-K filed by DIRECTV with the SEC on January 7, 2010, the Non-Qualified Stock Option Agreement filed as Exhibit 10.2 and the Performance Stock Unit Award Agreement filed as Exhibit 10.3; the employment agreement for Mr. Palkovic, is attached as Exhibit 10.1 to the Form 8-K filed by the Company with the SEC on November 22, 2010. These documents may be accessed through the Company's website at www.directv.com/investor or through the SEC's website at www.sec.gov.

Compensation Committee Report

Compensation Committee Report

The Compensation Committee of the Company has reviewed and discussed with management the Compensation Discussion and Analysis required by 17 CFR §229.402(b). Based on that review and discussion, the Compensation Committee has recommended to the Board of Directors of the Company that the Compensation Discussion and Analysis be included in the Company's Proxy Statement on

Schedule 14A for the Annual Meeting of Stockholders to be held May 2, 2013.

                CHARLES LEE, CHAIR
                NEIL AUSTRIAN
                DIXON DOLL
                PETER LUND
                LORRIE NORRINGTON

DIRECTV

Security Ownership of Directors, Named Executive Officers, and Certain Other Beneficial Owners

As of March 4, 2013, the beneficial ownership of Common Stock for each current director and nominated director, each named executive officer, and all current directors and officers as a group is shown in the following table.

	Amount and Nature of Beneficial Ownership (1) (4)
Name of Beneficial Owner	Shares Beneficially Owned	Deferred Stock Units (2)	Stock Options (3)
Neil Austrian	12,610	22,500
Ralph Boyd, Jr.	13,763	5,660
Abelardo Bru	0
David Dillon	7,960
Samuel DiPiazza, Jr.	10,930
Dixon Doll	5,500	6,500
Charles Lee	50,000	25,110
Peter Lund	35,110
Nancy Newcomb	30,110
Lorrie Norrington	0	7,930
Michael White	347,476	518,880
Bruce Churchill	108,205		15,705
Patrick Doyle	112,718	3,802	10,048
Larry Hunter	83,299	5,939	13,397
Michael Palkovic	51,583	3,731	10,385
Romulo Pontual	45,008	3,970	9,538
All Directors and Executive Officers as a group (19 persons)	941,229	608,069	66,804

(1)
This table does not include any shares of Common Stock that may be held by pension and profit-sharing plans of other corporations or endowment funds of education and charitable institutions for which various directors and executive officers may serve as directors or trustees. The address for all directors and executive officers of the Company is c/o DIRECTV, 2260 E. Imperial Highway, El Segundo, CA 90245. Unless otherwise indicated, beneficial ownership of Common Stock represents both sole voting and sole investment power.
(2)
Does not include unvested and undistributed restricted stock units.
(3)
Includes all options exercisable, whether or not having current value, within 60 days of March 22, 2013.
(4)
Each of the individuals listed above, as well as all of the current directors and officers as a group own less than 1% of the outstanding shares and voting power of Common Stock.
(5)
Includes shares held in trust by State Street Bank and Trust Company, as Trustee of the DIRECTV 401(k) Savings Plan as of March 4, 2013. Shares are owned pursuant to a Rule 16b-3 exempt employee savings plan.

Security Ownership

Section 16(a) Beneficial Ownership Reporting Compliance

Federal securities law requires that directors and certain officers of the Company report to the SEC and the Company, within certain periods, how many shares of the Company's equity securities they own and if they conducted any transactions in that stock. Based upon information furnished by these stockholders, the Company believes that all required filings for 2012 have been made in a timely manner, except that Mr. DiPiazza filed one Form 4 filing covering one transaction.

Security Ownership of Certain Beneficial Owners

The following table gives information about each entity known to the Company to be the beneficial owner of more than 5% of Common Stock as of March 4, 2013. The shares listed below do not include the Common Stock held by the pension or profit sharing plans of any other corporation or other entity, or of any endowment funds of an educational or charitable institution of which a director or executive may serve as a director or trustee.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)
Common	BlackRock, Inc. 55 East 52nd Street New York, NY 10055	38,143,004(2)	6.3%

(1)
Based upon 570,940,966 Common shares outstanding plus 66,806 Common shares representing all options that may be exercised by directors or executive officers within 60 days of March 4, 2013, whether or not having current value.
(2)
Information based solely on Schedule 13G filed by the stockholder with the Securities and Exchange Commission on February 4, 2013, which reflects ownership by BlackRock, Inc. as a parent holding company. As of December 31, 2012, BlackRock, Inc. reported sole power to vote or direct the vote and to dispose or direct the disposal of 38,143,004 shares.

Certain Relationships and Related Transactions

The Audit Committee has the sole authority to review, consider and pass upon any transaction by the Company and its subsidiaries that the Audit Committee determines is a related party transaction and has adopted a Policy and Procedures Regarding Related Party Transactions (Related Party Transaction Policy). The types of transactions subject to review, the standards to be applied and the process for review is set forth in the Related Party Transaction Policy and is also discussed in the Audit Committee charter. Both the Related Party Transaction Policy and the Audit Committee charter may be accessed on the Company's website at www.directv.com/investor.

In January 2013, a subsidiary of the Company entered into a three-year supply agreement for office supplies and products from Office Depot, Inc. (Office Depot). One of our directors, Mr. Austrian, is the Chairman and CEO of Office Depot and was at the time of the execution of the agreement. Prior to execution, the material terms of proposed contract was reviewed and approved by our Audit Committee in accordance with our policy on related party transactions. Mr. Austrian does not serve on the Audit Committee.

DIRECTV

The contract was selected following assessment of responses to a request for proposal submitted to a number of potential suppliers. Office Depot was recommended independently by a cross-functional business team after analyzing the responses based on specified criteria. Office Depot received the top score based on that analysis.

The supply agreement commits the Company to buy certain of its office supplies and products for its U.S. operations from Office Depot. It is anticipated that purchases under the contract will be less than $5 million per year. Mr. Austrian has no direct interest nor does he directly benefit from the supply agreement.

Audit Committee Report

Audit Committee Report

The Audit Committee of the DIRECTV Board of Directors (Audit Committee), is currently composed of five independent directors and operates under a written charter adopted by the Board of Directors. The current members of the Committee are Ralph Boyd, Jr. (Chair), David Dillon, Samuel DiPiazza, Jr., Peter Lund and Nancy Newcomb. Each was a member of the Audit Committee for all of 2012.

Among its other duties, the Committee recommends to the Board of Directors the selection of the Company's independent auditors.

Management is responsible for internal controls over financial reporting, disclosure controls and procedures and the financial reporting process. The Company's independent registered public accounting firm is responsible for performing an independent audit of the Company's consolidated financial statements and internal control over financial reporting in accordance with standards of the Public Company Accounting Oversight Board (United States) and to issue reports thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by PCAOB (US) Auditing (AU) Section 380, "Communication with Audit Committees," as amended or supplemented.

The Company's independent registered public accounting firm also provided to the Audit Committee the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent registered public accounting firm that firm's independence.

Based upon the Audit Committee's discussions with management and the independent registered public accounting firm and the Audit Committee's review of the representation of management and the reports of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2012 filed with the Securities and Exchange Commission.

                        RALPH BOYD, JR., CHAIR
                        DAVID DILLON
                        SAMUEL DIPIAZZA, JR.
                        PETER LUND
                        NANCY NEWCOMB

DIRECTV

Fees Paid to Outside Independent Registered Accounting Firm

For the years ended December 31, 2012 and 2011, professional services were performed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte & Touche"), which includes Deloitte Consulting.

Audit and audit-related fees aggregated $5,720,000 and $5,322,000 for the years ended December 31, 2012 and 2011, respectively and were composed of the following:

Audit Fees

The aggregate fees billed for the audit of the Company's annual financial statements for the fiscal years ended December 31, 2012 and 2011, the audit of management's assessment of internal controls over financial reporting as of December 31, 2012 and 2011 and the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q of the Company were $5,338,000 in 2012 and $5,162,000 in 2011.

Audit-Related Fees

The aggregate fees billed for audit-related services for the fiscal years ended December 31, 2012 and 2011 were $382,000 and $160,000, respectively. Fees for both years include accounting research and consultation.

Tax Fees

The aggregate fees billed for tax services for the fiscal years ended December 31, 2012 and

2011 were $215,000 and $379,000 respectively. These fees relate to tax consultations and services related to domestic and foreign office compliance in 2012 and 2011.

All Other Fees

The Company did not incur any fees for other services from Deloitte & Touche in either 2012 or 2011.

Audit Committee Approval Policy

The Audit Committee is directly responsible for the appointment, retention and termination, compensation and oversight of the work of any registered public accountant providing any audit or attest services to the Company, including Deloitte & Touche. The approval of the Audit Committee is required, prior to commencement of work, of all audit, audit-related, internal control-related, tax and permissible non-audit services to be provided to the Company by our independent auditors. As part of the approval process, the Audit Committee review includes the proposed scope of work and the proposed fee for any engagements, including the annual audit of each fiscal year. All of the services described above in the sections entitled "Audit Fees", "Audit-Related Fees", "Tax Fees", and "All Other Fees" were approved by the Audit Committee.

Proposals for Stockholder Vote

Proposals for Stockholder Vote

Proposal 1: Election of Directors

As of this Annual Meeting, all of the Company's directors will be elected each year by the stockholders at the Annual Meeting as the declassification of the Company's Board as approved by the stockholders at the 2011 Annual Meeting, has been fully implemented. For this election, each director's term will last until the 2014 Annual Meeting of Stockholders and until such Director's successor is duly elected and qualified, or until such Director's death, disqualification, resignation or removal.

Nominated Directors

The following information is furnished with respect to each nominee for election as a director. This year, after a careful search and consideration of several potential candidates, the Board, upon the recommendation of the Nominating and Corporate Governance Committee, is nominating Abelardo Bru to become member of the Board of Directors. Mr. Bru was recommended as a nominee for

Director by the Chair of the Nominating and Corporate Governance Committee and the Chief Executive Officer of the Company in consultation with a third-party search firm. The services of the third-party search firm were provided pursuant to an agreement to assist in the identification of up to five new board members. The consideration paid to the search firm for the overall engagement was $500,000 and no separate amount was designated for Mr. Bru. Information regarding Mr. Bru's professional experience and qualifications is provided below. All of the other nominees currently are directors and each nominee has consented to serve if elected. If a nominee is unavailable to serve as a director, your proxies may vote for another nominee proposed by the Board, or the Board may reduce the number of directors to be elected at the Annual Meeting.

Please refer to the table titled "Security Ownership of Directors, Named Executive Officers and Certain Other Beneficial Owners" on page 82 for information pertaining to stock ownership by the nominated directors.

Director Biographical Information and Business Experience

Brief biographical information and business experience for each nominated director is provided on the following pages.

DIRECTV

Neil Austrian

•

Director (December 2003 to present)

•

Chair of the Nominating and Corporate Governance Committee (December 2003 to present)

•

Compensation Committee (February 2008 to present)

•

Audit Committee (February 2009 to February 2011)

Professional Experience

•

Chairman and Chief Executive Officer, Office Depot, Inc. (May 2011 to present)

•

Interim Chairman and Chief Executive Officer, Office Depot, Inc. (October 2010 to May 2011 and October 2004 to March 2005)

•

President and Chief Operating Officer of the National Football League (1991 to 1999)

•

Managing Director of Dillon, Read & Co., Inc. (1987 to 1991)

Service on Other Boards of Directors

•

Director, Office Depot, Inc. (1998 to present)

Qualifications, Attributes and Skills

•

Extensive business accomplishments and long and varied business career provide a significant resource to the Board and to the Company

•

Experience with the business of professional sports is particularly valuable to the Company given the Company's focus on sports as a significant component of our differentiated product offering

•

Business career and service on the boards of other major businesses, along with his commitment to service and the community as evidenced by his service as a board member of Community Anti-Drug Coalitions of America, provide a well-rounded personal and professional viewpoint

•

Experience with and exposure to governance issues make him the right choice to chair the Board's Nominating and Corporate Governance Committee and to serve as lead independent director

•

Financial background and diverse business background have provided an excellent base for his service on the Board's Compensation Committee

Proposals for Stockholder Vote

Ralph Boyd, Jr.

•

Director (December 2003 to present)

•

Chair, Audit Committee (February 2009 to present; member since December 2003)

•

Nominating and Corporate Governance Committee (December 2003 to present)

Professional Experience

•

Strategic Consultant and Interim President and Chief Executive Officer, Center City, PCS, Inc. (2012 to present)

•

Executive Vice President/Community Relations, Federal Home Loan Mortgage Corporation (Freddie Mac) (February 2005 to February 2012)

•

Chairman, President and CEO, Freddie Mac Foundation (February 2005 to February 2012)

•

Director, Home Ownership Funding Corporation I and II, (two real estate investment trust affiliates of Freddie Mac) (February 2005 to September 2008)

•

General Counsel, Freddie Mac (April 2004 to February 2005)

•

Senior litigation partner, Alston & Bird, LLP, Washington, D.C. office (2003 to March 2004)

•

Assistant Attorney General of the United States for Civil Rights, U.S. Department of Justice (2001 to 2003)

•

Litigation and trial partner, Goodwin Procter LLP, Boston (1997 to 2001)

•

Assistant U.S. Attorney, Criminal Division, Boston U.S. Attorney's Office (1991 to 1997)

Service on Other Boards

•

Board member Sandy Spring Bancorp Inc. (August 2012 to present)

•

Chairman and Trustee, National Housing Partnership (NHP) Foundation (current)

•

Center City Public Charter Schools Board of Directors (2009 to November 2012)

•

Member, Executive Committee, American Association of People with Disabilities (2004 to present)

•

Past Chairman of the Board, Easter Seals of the Greater Baltimore-Washington Region

•

U.S. Member of the Geneva-based Committee on the Elimination of All Forms of Racial Discrimination, a United Nations Treaty body (January 2004 to December 2006)

Education

•

Graduate of Haverford College

•

Graduate of Harvard Law School

Qualifications, Attributes and Skills

•

Formal legal training and experience as an Assistant U.S. Attorney, as Assistant Attorney General of the United States, as a regulator, as a senior litigator for a major law firm, and as general counsel of Freddie Mac, provide a background and perspective that augments and complements the skill sets of the other Board members.

•

Legal experience has been of great value in helping the Board understand and assess significant legal issues, as well reputational and various other risks faced by the Company.

•

Career with Freddie Mac following his service as general counsel has added solid business experience.

•

Service with organizations like the United Nations Committee on the Elimination of All Forms of Racial Discrimination and the NHP Foundation, and his role within Freddie Mac involving corporate and community relations, rounds out his experience and permits him to provide valuable insight into the legal, social and ethical responsibilities of the Company

•

Legal and regulatory experience, focus on corporate responsibility and commitment to service is particularly useful in his role on the Nominating and Corporate Governance Committee.

•

Extensive risk management experience as an audit committee chair, and as a member of both audit, investment and risk committees in both public companies and large national nonprofit organizations with heavy financing and transaction workloads.

•

Above skills, combined with his business and financial acumen, were considered by the Board in appointing Mr. Boyd to chair the Company's Audit Committee.

DIRECTV

Abelardo Bru

•

Nominee standing for election to the Board for the first time

Professional Experience

•

Mr. Bru is retired and capped a 28-year career with Pepsico joining the company in 1976 and ultimately serving as President and Chief Executive Officer of Frito-Lay North America from 1999 to 2004, as Chairman and Chief Executive Officer of Frito Lay from 2004 to 2005 and Vice Chairman of Pepsico in 2005.

Service on Other Boards of Directors

•

Kimberly-Clark Corporation (current)

•

Kraft Foods Group, Inc. (current)

•

SC Johnson (2007-2010)

•

Office Depot, Inc. (2004-2008)

Qualifications, Attributes and Skills

•

Long and successful career with a pre-eminent consumer products company, beginning his career with Pepsico as a maintenance manager and working up through the ranks with significant experience in operations, sales and marketing, will provide a wealth of experience and insight which will be valuable to the Board

•

Significant profit and loss responsibilities during career can assist senior management and the Board in driving profitable growth

•

Excellent record of leadership grounded in careful strategic thinking will assist the Board in its work with management to develop successful strategies for success

•

Success in highly competitive consumer products business should provide valuable insights that assist the Board and management in strategies to address increasingly competitive market

•

Strong experience in corporate governance gained through business experience and service on the boards of other major corporations will help support the Board's governance responsibilities

•

Work experience, cultural background and international experience provide insight into important ethnic and international markets

•

Commitment to community and education as reflected by work with non-profit organizations including Education is Freedom Foundation, which provides mentorship and financial assistance in preparing students for college, fits with the Company's commitment to public service and education

Proposals for Stockholder Vote

David Dillon

•

Director (March 2011 to present)

•

Nominating and Corporate Governance Committee (April 2011 to present)

•

Audit Committee (April 2011 to present)

Professional Experience

•

Chairman of the Board, The Kroger Co. (2004 to present)

•

Chief Executive Officer, The Kroger Co. (2003 to present)

•

President and Chief Operating Officer, The Kroger Co. (1995 to 1999 and 2000 to 2003)

•

President, The Kroger Co. (1999)

•

Executive Vice President, The Kroger Co. (1990 to 1995)

•

President, Dillon Companies, Inc. (1986 to 1990)

Service on Other Boards

•

Member of the Board, The Kroger Co. (1995 to present)

•

Board of Trustees, University of Cincinnati Foundation (current)

•

Board of Trustees for the Urban League of Greater Cincinnati (current)

•

Board of Trustees, University of Kansas Endowment (current)

•

Board, Bethesda, Inc. (a major medical center) (current)

•

Director of Convergys Corporation (March 2000 to 2011), Member of Finance, Audit, Compensation and Governance Committees at various times

Education

•

Bachelor's degree, Accounting and Business Administration, University of Kansas

•

J.D., Southern Methodist University

Qualifications, Attributes and Skills

•

Leads an organization with annual sales of over $94 billion and 339,000 associates

•

Has over 35 years of experience in the supermarket business, a fiercely competitive business with a sharp consumer focus

•

Helped to create a "Customer First" strategy, which has delivered results through improvements in Kroger's four key areas: their people, their products, the overall shopping experience in their stores, and prices

•

Has led his organization through difficult economic times and has grown customer loyalty while pursuing a long-term program to reduce operating costs and leverage economies of scale

•

Demonstrates his commitment to giving back through service on numerous non-profit Boards

•

In the Board's opinion, brings an important and well-rounded perspective to the deliberations and responsibilities of the Board that stems from his extensive experience in a leadership role in a customer-focused industry and his commitment to the community

DIRECTV

Samuel DiPiazza, Jr.

•

Director (June 2010 to present)

•

Audit Committee (August 2010 to present)

•

Nominating and Corporate Governance Committee (August 2010 to present)

Professional Experience

•

Vice Chairman, Institutional Clients Group and Member, Senior Strategic Advisory Group, Citigroup, Inc. (May 2011 to present)

•

Chief Executive Officer, PricewaterhouseCoopers International Limited (PwC) (2002 to 2009)

•

Various regional leadership roles in PwC's domestic practice, eventually serving as Chairman and senior partner of U.S. operations and a member of the global leadership team (1979 to 2002)

•

Tax partner, PwC (1979)

•

Joined PwC (1973)

Service on Other Boards

•

USA Foundation Board of the World Economic Forum (current)

•

Member, Executive Council and Trustee, Inner-City Scholarship Fund, New York City (current)

•

Trustee, National September 11 Memorial (current)

•

Director, Member of the Audit Committee, Apollo Group,  Inc. (2010 to October 2011)

•

Financial Accounting Standards Board (2002 to 2005)

•

Trustee, International Accounting Standards Committee Foundation (2006 to 2011)

•

Member of the Executive Committee and Chairman of the Board of Trustees, The Conference Board, Inc. (Until 2011)

•

Trustee, St. Patrick's Cathedral, New York City

•

Past Chairman of the Geneva-based World Business Council on Sustainable Development

•

Past Global Chairman, Junior Achievement Worldwide

Education

•

Accounting Degree, University of Alabama

•

M.S. in Tax Accounting, University of Houston

Qualifications, Attributes and Skills

•

Extensive business experience

•

Depth and breadth of knowledge and experience in the accounting field

•

Prowess in the field of corporate governance

•

Length of service and senior leadership positions with PwC, internationally recognized as one of the preeminent accounting firms

•

Co-authorship of "Building Public Trust—The Future of Corporate Accounting", a book written in the wake of Enron and similar corporate disasters, which highlights the best practices for global financial reporting and presents new approaches to reforming financial reporting that will improve markets and benefit stockholders

•

Experience and skills are valuable to the Board and to our Audit Committee in particular

•

Service in senior leadership positions with PwC enables him to understand the challenges faced by the Company and to assist senior management in addressing those challenges

•

Knowledge and experience in the areas of corporate governance and corporate ethical behavior is an asset for the Board and the Company

Proposals for Stockholder Vote

Dixon Doll

•

Director (July 2011 to present)

•

Nominating and Corporate Governance Committee (July 2011 to present)

•

Compensation Committee (September 2011 to present)

Professional Experience

•

Cofounder and General Partner, DCM (an early-state technology venture capital firm) (1996 to present)

•

Chairman, U.S. National Venture Capital Association (2008-2009 fiscal year)

•

Cofounder of the global venture capital industry's first fund focused exclusively on telecommunications opportunities, Accel Partners

Service on Other Boards

•

Advisory Board and Executive Committee Member, Stanford Economic Policy Research Institute (current)

•

Overseer, Hoover Institution at Stanford University (current)

•

Member, San Francisco Asian Art Museum Foundation Board (current)

•

Director, Neutral Tandem (2004 to 2010)

•

Board member, University of San Francisco (1997 to 2006 and 2012 to present)

•

Former director of several privately held companies

•

Former Director and Board Chair, Network Equipment Technologies (1985-2012)

•

Former Board Member and Chair, Force10 Networks (acquired by Dell 2010)

Education

•

B.S.E.E., Cum Laude, Kansas State University

•

M.S. and Ph.D., Electrical Engineering, University of Michigan

Qualifications, Attributes and Skills

•

More than 30 years of experience in the telecommunications industry in a wide variety of roles, including entrepreneur, venture capitalist, company founder, consultant and author

•

Experience serving as a director of public and private companies, including service on Audit, Compensation and Nominating Committees of those boards

•

Extensive experience in the telecommunications field is very beneficial to the Board and its deliberations

•

Keen awareness of the current state of competition in the telecommunications and internet industries and their respective speeds of technology development can assist the Board in its assessment of competitive threats and opportunities for the Company

•

Entrepreneurial experience in forming and running companies is also a valuable resource for the Board and the senior management of the Company

•

Commitment to community (Board Member of the San Francisco Symphony, University of San Francisco, Asian Art Museum of San Francisco) provides valuable perspectives on the social responsibilities of the Company

DIRECTV

Charles Lee

•

Director (December 2003 to present)

•

Compensation Committee (December 2003 to present; Chair, February 2006 to present)

•

Nominating and Corporate Governance Committee (December 2003 to present)

Professional Experience

•

Non-executive Chairman, Verizon Communications, Inc. (Verizon) (April 2002 to December 2003)

•

Chairman and Co-Chief Executive Officer, Verizon (2000 to 2002)

•

Chairman of the Board of Directors and Chief Executive Officer, GTE Corporation (Prior to 2000)

Service on Other Boards of Directors

•

United States Steel Corporation (current)

•

Marathon Petroleum Corporation (current)

•

United Technologies Corporation (until 2012)

•

Proctor & Gamble (until 2010)

•

Trustee Emeritus and Presidential Councilor, Cornell University

•

Board of Overseers for The Weill Cornell Medical College

Education

•

Bachelor's degree, Metallurgical Engineering, Cornell University

•

Master's degree in business administration with distinction, Harvard Graduate School of Business Administration

Qualifications, Attributes and Skills

•

Long and successful business career with a depth of experience in executive leadership and corporate finance

•

Service on boards of other major corporations

•

Experience with a major telecommunications company and consumer products company are particularly helpful to the Board in understanding the communications and media businesses as it relates to the business and strategy of the Company

•

Commitment to public service

•

Executive and director experience and breadth of understanding of U.S. business provide an excellent background for his role as Chair of the Compensation Committee and as a member of the Nominating and Corporate Governance Committee

Proposals for Stockholder Vote

Peter Lund

•

Director (2000 to present)

•

Audit Committee (2000 to present)

•

Compensation Committee (2000 to present), Chair (December 2003 to February 2006)

•

Nominating and Corporate Governance Committee (February 2011 to present)

Professional Experience

•

Private investor and media consultant (current)

•

President and CEO, CBS, Inc. (October 1995 to June 1997)

•

President and CEO, CBS Television and Cable (October 1995 to June 1997)

•

20-year career with CBS included positions as:

•

President, CBS Broadcasting Group

•

President, CBS Sports

•

President, CBS Television Stations

•

President, CBS Television Network

Service on Other Boards

•

Director, Crown Media Holdings, Inc. (current)

•

Director, Emmis Communications Corporation (current)

Qualifications, Attributes and Skills

•

Years of experience in broadcasting, film and media enables him to provide to the Board of Directors and the Company a breadth and depth of understanding and insight that relates directly to the business of the Company

•

Knowledge of the challenges facing the Company and experience as a chief executive officer offer an appreciation of the challenges faced by the senior management of the Company

•

Strong financial background, combined with his entertainment experience, makes him an appropriate candidate to serve on the Board's Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee

DIRECTV

Nancy Newcomb

•

Director (February 2006 to present)

•

Audit Committee (February 2006 to present)

•

Nominating and Corporate Governance Committee (April 2008 to present)

Professional Experience

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Senior Corporate Officer, Risk Management, Citigroup (May 1998 to April 2004)

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Customer Group Executive, Citicorp (the predecessor corporation of Citigroup) (December 1995 to April 1998)

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Division Executive, Latin America, Citicorp (September 1993 to December 1995)

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Principal Financial Officer, Citicorp, responsible for liquidity, funding and capital management (January 1988 to August 1993)

Service on Other Boards

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Director, Member of the Audit Committee, Sysco Corporation (current)

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Director, Moody's Corporation (until 2011)

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Chair Emeritus, New York Historical Society

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Trustee, Woods Hole Oceanographic Institute (current)

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Trustee Emeritus, Connecticut College

Education

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Bachelor of Arts, Connecticut College

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Master's degree, Economics, Boston University

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PMD, Harvard Business School

Qualifications, Attributes and Skills

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Extensive and broad business experience, including executive positions in the areas of customer service, international and finance, which are particularly important for our Company, make her a valuable member of the Board

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Managed Citicorp's liquidity and capital position through very difficult economic times

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Responsibilities with Citigroup in the area of risk management are valuable for the Board and the Company in the current business environment and suit her roles as member of the Audit Committee and Nominating and Corporate Governance Committee

Proposals for Stockholder Vote

Lorrie Norrington

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Director (February 2011 to present)

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Compensation Committee (February 2011 to present)

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Nominating and Corporate Governance Committee (February 2011 to present)

Professional Experience

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Independent Advisor and Investor (current)

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President, eBay Marketplaces, the world's leading online marketplace (July 2008 to September 2010)

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Chief Operating Officer, eBay Marketplaces, leading the operation of eBay's global network of Internet sites (January 2008 to July 2008)

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President, eBay International in Europe and Asia-Pacific (June 2006 to January 2008)

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President and CEO, Shopping.com, Inc., an online shopping comparison site acquired by eBay in 2006 (June 2005 to July 2006)

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Executive Vice President in the office of the CEO, Intuit Inc., a business and financial management software company (August 2001 to March 2005)

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A 20-year career with the General Electric Company leading a variety of GE businesses including CEO, GE FANUC, a process and manufacturing automation business (1999 to 2001)

Service on Other Boards

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Director, Member of the Audit Committee, Autodesk,  Inc. (current)

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Director, TaskRabbit (2012 to present)

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Director, Lucasfilm, Ltd. (2011-2012)

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Director, McAfee, Inc. (2009 to 2011)

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Director, Shopping.com (2004-2005)

Education

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Bachelor of Science, Business Administration, University of Maryland

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Master in Business Administration, Harvard Business School

Qualifications, Attributes and Skills

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Has significant expertise in growing and scaling global businesses, driving operational excellence and motivating large organizations across a broad range of industries

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Brings 30 years of experience in technology businesses, over 10 years of which is focused on creating market-leading consumer products

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Involvement with various women's networking organizations, including co-founding General Electric's Women's Network, rounds out her experience and enables her to provide insight into diversity efforts of the Company

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Offers important perspectives to the Company's management and is a valuable asset to the Board because of her leadership experience, and combination of technology, product development and consumer products skills

•

Brings governance knowledge and experience. Obtained NACD (National Association of Corporate Directors) Fellow status in 2012

DIRECTV

Michael White

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President and Chief Executive Officer (January 2010 to present)

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Chairman of the Board (June 2010 to present)

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Director (November 2009 to present)

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Management's voice on the Board of Directors

Professional Experience

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Member Board of Directors and Vice Chairman, PepsiCo (March 2006 to November 2009)

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Chairman and Chief Executive Officer, PepsiCo International (February 2003 to November 2009)

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President and Chief Executive Officer, Frito-Lay's Europe/Africa/Middle East division (2000 to 2003)

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Senior Vice President and Chief Financial Officer, PepsiCo (1998 to 2000)

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Executive Vice President and Chief Financial Officer, PepsiCo Foods International

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Chief Financial Officer, Frito-Lay North America

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Vice President of Planning, Frito-Lay (1990)

Service on Other Boards of Directors

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Whirlpool Corporation (Chair, Human Resources Committee; member, Corporate Governance and Nominating Committee) (current)

Education

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BA, Boston College

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Master's degree, International Relations, Johns Hopkins University

Qualifications, Attributes and Skills

Broad business experience and responsibilities, including:

•

Twenty-year stint with PepsiCo, consisting of significant senior executive experience in finance and international operations, leading a transformation of PepsiCo's international business and helping engineer numerous acquisitions

•

Executive positions at Avon Products, Inc., Bain & Company and Arthur Andersen & Co.

•

Selected by the Board of Directors of DIRECTV to serve as CEO, President and Chairman not only based on his business experience but also based on the Board's assessment of his ability to work proactively with the Board to develop and implement a strategy for success for the Company in the coming years

The Board of Directors recommends that stockholders vote "FOR" the election of each of the nominees named above for election to the Board of Directors for the term described above.

Proposals for Stockholder Vote

Proposal 2: To Ratify the Appointment of Deloitte & Touche LLP as Independent Registered Public Accounting Firm for DIRECTV for the Fiscal Year ending December 31, 2013

The Audit Committee has selected the firm of Deloitte & Touche LLP to audit the consolidated financial statements and internal control over financial reporting of the Company for the fiscal year ending December 31, 2013. Deloitte & Touche LLP audited the consolidated financial statements and internal control over financial reporting of the Company for the fiscal year ended December 31, 2012. In connection with the engagement of Deloitte & Touche LLP, the Company entered into an agreement with the firm, which includes the terms by which Deloitte & Touche LLP will perform audit and other services for the Company.

Representatives of Deloitte & Touche LLP are expected to be available at the Annual Meeting to respond to appropriate questions and will be given the opportunity to make a statement if they desire to do so.

The Board of Directors unanimously recommends that stockholders vote "FOR" the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the Company.

Proposal 3: Advisory Vote to Approve Compensation of the Company's Named Executive Officers

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the Dodd-Frank Act) enables our stockholders to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC's rules. The Board recommended and the stockholders approved at the 2011 Annual Meeting that such an advisory vote would be conducted on an annual basis.

As described in detail in the Compensation Discussion and Analysis beginning on page 28, our executive compensation programs are designed to attract, motivate and retain our named executive officers, who are critical to our success. Under these programs, our named executive officers are rewarded for the achievement of specific annual, long-term and strategic goals, corporate goals, and the realization of increased stockholder value. Long-term, multi-year, performance-based incentives are the largest portion of a named executive officer's compensation and we encourage these executives to acquire and hold significant amounts of Common Stock until retirement. Details about our executive compensation programs, including the CEO's new employment and compensation arrangements and the 2012 compensation of our named executive officers are provided in the Executive Compensation section beginning on page 28. We encourage all stockholders to carefully review the information provided therein.

The Compensation Committee regularly reviews the compensation programs for our named executive officers to ensure they achieve the desired goals of aligning our executive compensation structure with our

DIRECTV

Company performance, stockholders' interests and current market practices.

This proposal, commonly known as a "say-on-pay" proposal, gives our stockholders the opportunity to express their views on our named executive officers' compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we are asking our stockholders to indicate their support for our named executive officer compensation as described in this Proxy Statement by voting "FOR" the following resolution at the Annual Meeting:

  "RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis,

compensation tables and narrative discussion, is hereby APPROVED."

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board of Directors. Our Board of Directors and our Compensation Committee value the opinions of our stockholders and, to the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, we will consider our stockholders' concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The Board of Directors unanimously recommends a vote "FOR" the approval of the compensation of our named executive officers, as disclosed in this Proxy Statement pursuant to the rules of the Securities and Exchange Commission.

Proposals for Stockholder Vote

Proposal 4: Shareholder Proposal to Adopt a Policy That There Would Be No Acceleration of Performance-Based Equity Awards Upon a Change in Control

The Board of Trustees of the International Brotherhood of Electrical Workers' Pension Benefit Fund, 900 Seventh Street, N.W., Washington, D.C. 20001, owner of Common Stock valued at more than $2,000 for more than one year, has advised the Company that it intends to present the following resolution at the Annual Meeting. Approval of this proposal would require the affirmative vote of a majority of the outstanding shares of Common Stock present in person or by proxy and entitled to vote at the Annual Meeting.

Shareholder Resolution

RESOLVED: The shareholders ask the board of directors to adopt a policy that in the event of a change in control (as defined under any applicable employment agreement, equity incentive plan or other plan), there shall be no acceleration of vesting of any equity award granted to any senior executive, provided, however, that the board's Compensation Committee may provide in an applicable grant or purchase agreement that any unvested award will vest on a partial, pro rata basis up to the time of the senior executive's termination, with such qualifications for an award as the Committee may determine.

For purposes of this Policy, "equity award" means an award granted under an equity incentive plan as defined in Item 402 of the SEC's Regulation S-K, which addresses executive compensation. This resolution shall be implemented so as not to affect any contractual rights in existence on the date this proposal is adopted.

Shareholder's Supporting Statement

DIRECTV (the "Company") allows senior executives to receive an accelerated award of unearned equity under certain conditions after a change of control of the Company. We do not question that some form of severance payments may be appropriate in that situation. We are concerned, however, that current practices at the Company may permit windfall awards that have nothing to do with a senior executive's performance.

According to last year's proxy statement, an involuntary termination following a change in control at the end of the 2011 fiscal year could have accelerated the vesting of $21 million worth of long-term equity to DIRECTV's five senior executives, with Mr. White, the Chairman, President and CEO, entitled to $18.6 million.

In this regard, we note that DIRECTV uses a "double trigger" mechanism to determine eligibility for accelerated vesting: (1) There must a change of control, which can occur as defined in the plan or agreement, and (2) Employment must be terminated involuntarily without cause.

We are unpersuaded by the argument that executives somehow "deserve" to receive unvested awards. To accelerate the vesting of unearned equity on the theory that an executive was denied the opportunity to earn those shares seems inconsistent with a "pay for performance" philosophy worthy of the name.

We do believe, however, that an affected executive should be eligible to receive an accelerated vesting of equity awards on a pro rata basis as of his or her termination date, with the details of any pro rata award to be determined by the Compensation Committee.

Other major corporations, including Apple, Chevron, Dell, ExxonMobil, IBM, Intel, Microsoft, and Occidental Petroleum, have limitations on accelerated vesting of unearned equity, such as providing pro rata awards or simply forfeiting unearned awards.

We urge you to vote FOR this proposal.

DIRECTV

Board of Directors' Response

The Board of Directors believes that the proposal submitted by the Board of Trustees of the International Brotherhood of Electrical Workers' Pension Benefit Fund (referred to as the "IBEW Proposal") is contrary to the best interests of our stockholders and the Company and unanimously recommends that stockholders vote AGAINST this proposal. A similar proposal was submitted by the same stockholder last year and was defeated by a vote of the stockholders with a 2 to 1 margin against, with more than 68% votes cast against the proposal and less than 32% votes cast in favor of the proposal.

As explained below, there are four primary reasons for our opposition to the IBEW Proposal:

First, the IBEW Proposal would eliminate the Board's ability to exercise its business judgment to determine whether, and on what conditions, the acceleration of vesting of equity awards is in the best interests of the Company and its stockholders in a particular change in control transaction. We believe that imposing such a restriction could adversely affect stockholder value.

Second, as acknowledged by the stockholder, where the equity award program survives a change in control, the potential for accelerated vesting occurs only upon both a change in control and a subsequent actual or constructive termination as defined in the equity award program, a so-called double trigger requirement. We believe that in those very limited circumstances, the Board should have the ability to determine whether acceleration of vesting of equity awards is appropriate.

Third, we believe that most of the Company's media benchmark group, and, indeed, most other public companies, do not prohibit accelerated vesting of equity awards in connection with a change in control. Consequently, if the Company adopted such a policy, it could be placed at a competitive disadvantage in attracting and retaining key executives.

Fourth, the IBEW Proposal could deny the Company's executives the opportunity to fully realize their equity incentive awards and participate with the stockholders in the value created in a change in control transaction.

Restriction on Board's Ability to Exercise Business Judgment

Under Delaware law, the primary obligation of the Board of Directors, in connection with a change in control transaction, is to maximize value for our stockholders. One of the essential purposes of providing executives with equity-based awards is to align their interests with those of stockholders. The Company's long-term incentive plan permits accelerated vesting of equity awards in certain limited circumstances upon a change in control because we believe this structure properly aligns senior management with the interests of stockholders and incentivizes them to maximize value for stockholders in the consideration, negotiation and implementation of a change in control transaction.

More specifically, the Board believes that:

•
Aligning the interests of stockholders and senior management with equity-based incentives allows the Company's management team to remain objective and focused on protecting stockholders' interests and maximizing stockholder value during a potential change in control event and that, in appropriate circumstances, accelerated vesting and distribution of equity awards reinforce that focus by assuring an appropriate settlement of those equity awards, and
•
Accelerated vesting of outstanding equity awards is an effective way to enable the Company to retain its management team up to and following a change in control transaction as it helps to remove some of the uncertainty that may arise for the executive, including potential job loss, from such a transaction.

Proposals for Stockholder Vote

Permitting accelerated vesting upon a change in control and subsequent actual or constructive termination assures that Company employees are not penalized with a potential loss of incentive compensation that could result from a transaction that is outside their control but in the best interest of the stockholders. In such case, the protection afforded by the discretion of the Board to accelerate vesting and settlement of the awards in limited circumstances would provide the employees with the incentive to continue to increase the Company's value for the stockholders up to and following the change in control. The Board believes that the value created by a change in control should be attributed, at least in part, to the efforts and talents of the Company's executives. Consequently, the Board believes that it is in the best interests of the Company and its stockholders to retain the discretion to permit acceleration of equity awards upon a change in control.

Moreover, a purchaser may prefer, for accounting, tax or other legitimate business reasons, that an acquired company accelerate vesting of equity awards. The IBEW Proposal would eliminate the Company's ability to do so, which would restrict the ability of the Board of Directors to negotiate all relevant terms in the context of a change in control transaction.

Competitive Disadvantage in Attracting and Retaining Key Executives

The IBEW Proposal would eliminate the ability of the Company to provide reasonable assurance to key executives that they would realize the expected value of their equity awards in connection with a change in control transaction. As described in detail in the Compensation Discussion & Analysis beginning on page 28, the Compensation Committee, which is comprised solely of independent directors, has overseen the development of a compensation structure for the Company that includes performance-based equity awards as a significant component. Such awards are intended to be competitive with our benchmark groups and, based on publicly available information, neither the companies in our benchmark groups, nor most public companies, restrict acceleration of vesting of equity awards in connection with a change in control transaction. In a recent study of 160 public companies drawn from the Standard & Poor's 500 Index, well over 90% of the companies provided for accelerated vesting of performance share awards upon a change in control event, with approximately half vesting upon a change in control without other conditions. ("2011-2012 Study of Executive Change in Control Arrangements" by Meridian Compensation Partners, LLC). The Company takes a more conservative approach than the majority of these companies by imposing a "double-trigger" requirement, i.e., change in control and a subsequent qualifying termination event, and a very limited definition of "change in control". This significantly limits the circumstances under which acceleration would occur.

The Company believes that adopting the policy required by the proposal could place the Company at a competitive disadvantage in attracting and retaining key executives, particularly if a change in control transaction is pending or contemplated. Retaining key executives while a change in control transaction is pending can be particularly important, since the loss of such executives could adversely affect the Company's business or operations if the transaction is not completed.

Possible Denial of Value of Equity Awards

The DIRECTV 2010 Stock Plan (2010 Stock Plan) was approved by the stockholders at the 2010 Annual Meeting. The 2010 Stock Plan provides the Compensation Committee with several tools to assure that holders of equity awards are treated appropriately in conjunction with a change in control. For example, the Compensation Committee may make adjustments to the number and type of shares for future and current awards, the purchase or exercise price, and the performance standards

DIRECTV

applicable to such awards, all with the intent of permitting an equitable adjustment that allows the employee to realize the benefits intended to be conveyed in the same manner as is available to stockholders generally as a result of the change in control.

The 2010 Stock Plan also provides for the acceleration of vesting of equity awards in a transaction where DIRECTV does not survive or does not survive as a public company or as the subsidiary of a public company. This is intended to address the situation where the fulfillment of the award on its original terms is rendered impossible by the structure of the transaction, e.g., where the underlying equity used for the award no longer exists or is no longer publicly traded. Even then, the Compensation Committee may exercise its judgment to override the acceleration provision where other provision has been made to preserve the value of the award or where it is possible for the award to continue according to its terms.

The Board believes that the provisions of the 2010 Stock Plan, including those terms that can result in the acceleration of equity awards in a change in control, are a measured and thoughtful means of assuring appropriate treatment of the Company's employees.

It should also be noted that severance benefits payable pursuant to the DIRECTV Executive Severance Plan and the CEO Severance Plan recently adopted in lieu of employment agreements, are subject to a double trigger condition requiring both a change in control and an actual or constructive termination, as defined in the Plan, in order for such executive officers to receive severance or other benefits as provided in the applicable plan.

References to the 2010 Stock Plan, the DIRECTV Executive Severance Plan and the CEO Severance Plan are qualified in their entirety by reference to the underlying documents. The 2010 Stock Plan can be found as Annex A to the Definitive Proxy Statement Schedule 14A filed by DIRECTV with the SEC on April 21, 2010; the DIRECTV Executive Severance Plan can be found as Exhibit 10.1 to the Form 8-K filed by DIRECTV with the SEC on January 27, 2012 and the CEO Severance Plan can be found as Exhibit 10.2 to the Form 8-K filed by DIRECTV with the SEC on November 2, 2012.

The Board unanimously recommends a vote "AGAINST" this stockholder Proposal 4 to adopt a policy prohibiting accelerated vesting of equity awards.

Proposals for Stockholder Vote

Proposal 5: Shareholder Proposal Regarding a Requirement that an Independent Board Member be the Chairman of the Company

The AFL-CIO Reserve Fund, 815 Sixteenth Street, N.W., Washington, D.C. 20006, owner of Common Stock valued at more than $2,000 for more than one year, has advised the Company that it intends to present the following resolution at the Annual Meeting. Approval of this proposal would require the affirmative vote of a majority of the outstanding shares of Common Stock present in person or by proxy and entitled to vote at the Annual Meeting.

Shareholder Resolution

RESOLVED: Shareholders of DIRECTV (the "Company") urge the Board of Directors (the "Board") to take the steps necessary to modify the Company's Corporate Governance Guidelines to require that an independent director (as defined by the NASDAQ Stock Market listing standards) be its Chairman. The policy should be implemented so as not to violate any contractual obligations. The policy should also specify the process for selecting a new independent Chairman if the current Chairman ceases to be independent between annual meetings of shareholders; or if no independent director is available and willing to serve as Chairman.

Shareholder's Supporting Statement

We believe it is the responsibility of the Board to protect shareholders' long-term interests by providing independent oversight of management in directing the Company's business and affairs. In our opinion, the designation of a lead independent director is not an adequate substitution for an independent Board Chairman. We believe an independent Chairman can enhance investor confidence in our Company and strengthen the independent leadership of the Board.

The Chairmen's Forum, an organization of non-executive board chairmen, has called on North American public companies to voluntarily adopt independent chairmanship as the default model. An independent chairman "curbs conflicts of interest, promotes oversight of risk, manages the relationship between the board and the CEO, serves as a conduit for regular communication with shareowners, and is a logical next step in the development of an independent board." (Millstein Center for Corporate Governance and Performance, Yale School of Management, Chairing the Board: The Case for independent Leadership in Corporate North America, 2009).

In our view, when the CEO serves as Chairman, this arrangement may hinder the ability of the Board to monitor the CEO's performance and to provide the CEO with objective feedback and guidance. Andrew Grove, former Chairman and CEO of Intel Corporation, has stated: "The separation of the two jobs goes to the heart of the conception of a corporation. Is a company a sandbox for the CEO, or is the CEO an employee? If he's an employee, he needs a boss, and that boss is the board. The chairman runs the board. How can the CEO be his own boss?" (Jeffrey E. Garten, "Don't Let the CEO Run the Board, Too," Business Week, November 11, 2002).

For these reasons, we urge you to vote FOR this resolution.

Board of Directors' Response

The Board of Directors believes that the proposal submitted by the AFL-CIO Reserve Fund is contrary to the best interests of our stockholders and the Company and unanimously recommends that stockholders vote AGAINST this proposal.

The Board has carefully considered and approved the current Board and management structure and we believe that the interests of our stockholders and the Company are best served when the Board retains the flexibility to determine the leadership structure for the

DIRECTV

Company based on all relevant factors. A proposal which dictates a specific leadership structure removes the ability of the Board to respond to changing circumstances.

At this time, the Board believes that the Company benefits from the unity of leadership and Company-wide strategic alignment associated with combining the positions of the Chairman of the Board and Chief Executive Officer. Those benefits are demonstrated, in part, by the Company's strong financial performance and competitive returns to investors over the past three years.

Maintaining a combined leadership structure permits Mr. White to act as a bridge between management and the Board, which assists the Company's senior management in understanding and executing on a vision and strategy that has been endorsed by the Board. The current leadership arrangement promotes decisive leadership, ensures clear accountability and enhances the Company's ability to communicate with a single and consistent voice to all stakeholders.

Moreover, the Board does not believe that requiring the Chairman to be an independent director is necessary to assure strong and independent oversight by the Board. The governance structure dictated by our policies and practices and the strength and experience of our Board members assure such oversight. More specifically:

•
Our Certificate of Incorporation requires that at least a majority of our Board be composed of independent directors and that the Audit, Nominating and Corporate Governance, and Compensation Committees be comprised entirely of independent directors, which ensures that oversight of critical matters such as the integrity of the Company's financial statements, the compensation of our executive officers, the selection and evaluation of directors and the development of corporate governance principles is entrusted to independent directors;
•
Nine of our 10 current directors are independent under the standards established by the NASDAQ and New York Stock Exchange listing requirements;
•
The independent board members regularly meet in executive session without management representatives in attendance and are able to meet with various members of management as they see fit;
•
Neil Austrian, the Chairman of the Nominating and Corporate Governance Committee, has been appointed by the Board as Lead Director and in that capacity presides over executive sessions of the independent directors, presides in the absence of the Mr. White, consults with Mr. White on the agenda for Board meetings and is available to communicate with stockholders as appropriate;
•
Independent directors and the committees of the Board are empowered to retain independent advisors and counsel at the Company's expense to advise on matters as needed;
•
Independent directors are encouraged to suggest items for inclusion on Board and committee meeting agendas;
•
Mr. White regularly seeks input from the independent directors as to the matters they would like covered at meetings and the information that they would find most helpful in their deliberations; and
•
Each of our independent directors has years of experience in senior management positions, is familiar with our business and the competitive environment and has the confidence and background to fulfill his or her role and to provide management oversight in a positive and productive manner.

The Board annually reviews the Company's leadership structure. This review includes, among other things, the Company's performance and the effect that a particular leadership structure may have on that performance, the structure that serves the best interests of the Company's stockholders and any relevant legislative or regulatory

Proposals for Stockholder Vote

developments. By permitting the roles of the Chairman and CEO to be filled by the same or different individuals, the Board is able to choose a leadership structure that can be tailored to the strengths of the Company's officers and directors and that best addresses the Company's evolving and dynamic business.

Finally, there is no established consensus that separating the roles of the Chairman and CEO is a best practice or that such a separation enhances returns for stockholders. The authors of a 2004 Wharton School of Business article entitled "Splitting Up the Roles of CEO and Chairman: Reform or Red Herring?" (www.knowledge.wharton.upenn.edu) concluded there is no evidence that separating the positions of chairman and CEO improves corporate performance. See also Lynne Bennington, "Review of the corporate and healthcare governance literature", Journal of Management and Organization, 2010 (There is "no statistical relationship between independence and firm performance"). In "Corporate Governance Update: Analyzing Aspects of Board Composition", David A Katz and Laura A. McIntosh, New York Law Journal, January 26, 2012 the authors concluded, "In our experience, from a board effectiveness perspective, there is no need to separate the roles of chairman and CEO so long as there is an effective lead director in place." In addition, the majority of U.S. companies have not implemented the structure recommended by the proposal. A Spencer Stuart U.S. Board Index 2012 (www.spencerstuart.com) found that only 23% of S&P 500 companies have a leadership structure requiring a separate independent, non-executive Chairman.

The Board will continue to consider the pros and cons of separating or combining the Chairman and CEO positions. However, in light of the Company's independent Board structure, the role of the independent Lead Director and other corporate governance practices, the Board believes that mandating a separation of the positions of Chairman and CEO would not enhance the Company's current leadership structure. Additionally, the proposal would deprive the Board of the flexibility to exercise its business judgment in selecting the individual best suited to serve as Chairman in the future. Accordingly, the Board does not believe that adopting the proposal would be in the best interests of our stockholders or the Company.

The Board unanimously recommends a vote "AGAINST" this stockholder Proposal 5 to adopt a policy that an independent board member be the chairman of the Company.

DIRECTV

Proposal 6: Shareholder Proposal to Grant a Right to Shareholders to Act by Written Consent

Mr. John Chevedden, an individual and owner of Common Stock valued at more than $2,000 for more than one year, has advised the Company that he intends to present the following resolution at the Annual Meeting in compliance with Rule 14a-8 requirements. Approval of this proposal would require the affirmative vote of a majority of the outstanding shares of Common Stock present in person or by proxy and entitled to vote at the Annual Meeting.

Shareholder Resolution

Resolved, Shareholders request that our board of directors undertake such steps as may be necessary to permit written consent by shareholders entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting. This written consent includes all issues that shareholders may propose. This written consent is to be consistent with applicable law and consistent with giving shareholders the fullest power to act by written consent consistent with applicable law.

Shareholder's Supporting Statement

The shareholders of Wet Seal (WTSLA) successfully used written consent to replace certain underperforming directors in October 2012. This proposal topic won majority shareholder support at 13 major companies in a single year. This included 67%-support at both Allstate and Sprint. Hundreds of major companies enable shareholder action by written consent. James McRitchie and William Steiner have submitted proposals on this topic to a number of major companies.

This proposal should also be evaluated in the context of our Company's overall corporate governance as reported in 2012:

GMI/The Corporate Library, an independent investment research firm, rated our company "D" with "High Governance Risk." Also "Very High Concern" for Executive Pay—our CEO Michael White was given a $25 million golden hello. This included a mega-grant of 1,000,000 options that vest simply after time without performance requirements. GMI said market-priced stock options could provide rewards due to a rising market alone, regardless of an executive's performance. Annual incentive pay was based on only one performance measure—annual cash flow before interest and taxes—which created a potential for executives to artificially focus on only one aspect of company growth at the expense of others. Mr. White also had a potential $30 million entitlement for a change in control.

With 3 directors beyond age 71 it is important to have an effective nomination committee—yet our nomination committee had almost every director as a member—so it appeared not to function as a committee. It negated the benefit of the more typical, smaller committee structure which adds an additional layer of review on major decisions.

Please encourage our board to respond positively to this proposal to strengthen our corporate governance and protect shareholder value: Right to Act by Written Consent:

Right to Act by Written Consent—Proposal 6

Board of Directors' Response

The Board of Directors believes that the proposal submitted by Mr. Chevedden is contrary to the best interests of our stockholders and the Company and unanimously recommends that stockholders vote AGAINST this proposal.

The Board opposes this proposal because it could have adverse consequences on the

Proposals for Stockholder Vote

Company and its stockholders, including potential abuse, disenfranchisement of minority stockholders, lack of transparency and accountability to our stockholders, and the undermining of an orderly governance process for taking significant corporate actions, all as described more fully below.

The Board believes that the current governance process whereby corporate actions are approved at a meeting of the stockholders provides definitive protections and advantages to our stockholders. Approval of proposals at a stockholder meeting ensures that proposals are widely disseminated to our stockholders through the proxy statement and any additional soliciting materials, which must contain information about the proposed action as specified by the U.S. Securities and Exchange Commission.

Under the current process, the Board is provided with an opportunity to present an analysis of such proposals and its recommendations to the Company's stockholders. The proxy statement and any additional soliciting materials must be distributed to all stockholders of record in advance of the meeting, providing our stockholders with sufficient time and opportunity to consider the proposals and make a decision regarding how to vote or direct their proxies. In addition, a stockholder meeting provides an opportunity for all interested parties to express their views and allows us to conduct a thorough discussion of the matter to be voted upon.

By contrast, action by less than unanimous written consent at any time does not guarantee any of these protections or advantages. In general, stockholders are not entitled to receive notice of actions to be taken by written consent and may not be given sufficient time or opportunity to evaluate the proposed action. A stockholder seeking action by written consent often solicits the fewest possible stockholders to take action, rather than seeking input from all stockholders and thereby potentially disenfranchises those stockholders who do not have the opportunity to be informed or participate. Further, the Board does not have the opportunity to analyze and provide a recommendation with respect to a proposed action by written consent, and proponents of the proposed action need not provide any information regarding themselves or their interests in the proposed action to other stockholders or the Company.

This proposal, if implemented by the Company, would make it possible for the holders of a bare majority of the shares outstanding to take significant corporate action without following the important notice and communications processes associated with holding a meeting. As a result, this proposal could have adverse consequences, as noted above, including effectively disenfranchising those stockholders not participating in the written consent.

The Board believes that the potential for abuse and disenfranchisement of minority stockholders and other adverse consequences associated with the right to act by less than unanimous written consent outweighs any potential benefits to our stockholders.

In addition, the Company has adopted strong governance tools designed to ensure that the Company remains fully transparent and accountable to our stockholders. Meaningful stockholder access is achieved in a number of ways:

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Stockholders can vote on important matters during the Company's annual meetings;
•
In the event that important matters arise between annual meetings, the Company's Certificate of Incorporation and By-Laws allow the Chairman and the Board to call special meetings of stockholders to address any such matters;
•
Stockholders controlling 25% or more of the Company's outstanding stock have the right to require the Corporate Secretary to call a special meeting;

DIRECTV

•
Access is facilitated through annual election for all directors and majority voting in uncontested elections;
•
Outside the context of formal action, the Company welcomes dialogue with stockholders on governance matters and has several mechanisms in place to facilitate it which are described in the section of this Proxy Statement titled "Stockholder Communications with the Board," beginning on page 16 and provide our stockholders with the opportunity to communicate directly with members of the Board, including our independent Lead Director; and
•
Communications from stockholders are also welcome through our Investor Relations website at www.directv.com/investor.

These governance provisions help ensure meaningful and consistent access for all stockholders on an equal, transparent basis. They also provide assurance that significant corporate actions are taken when there is a clear stockholder consensus that such action is appropriate or when the Board, which has fiduciary responsibilities to all stockholders, has determined that the action is in the best interests of its stockholders and the Company.

The Board also believes that adoption of this proposal is unnecessary because we are committed to high standards or corporate governance and have already taken a number of steps to achieve greater accountability to stockholders. These corporate governance practices and policies cover a wide range of matters and are described beginning on page 12 of this Proxy Statement under the heading "Corporate Governance."

Finally, it should be noted that the proponent's miscellaneous comments in this proposal regarding CEO compensation and the age, qualifications and independence of our Board members are not relevant in evaluating the advisability of permitting action by less than unanimous written consent. Nevertheless, in light of such comments, we urge you to review the sections of this proxy statement titled "Executive Compensation" and "Election of Directors" which address matters raised by those comments.

For the foregoing reasons, the Board of Directors believes that this proposal is not in the best interests of our stockholders or the Company.

The Board unanimously recommends a vote "AGAINST" this stockholder Proposal 6 grant a right to shareholders to act by written consent.

Equity Compensation Plan Information

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1) (a)	Weighted average exercise price of outstanding options, warrants and rights(2) (b)	Number of securities remaining available for future issuance (c)
Equity compensation plans approved by security holders(3)	10,168,591	$28.24	72,575,916
Equity compensation plans not approved by security holders	0	0	0
Total	10,168,591	$28.24	72,575,916

(1)
More detailed information regarding outstanding option grants and RSU awards is provided in Note 17: Share-Based Compensation of the Notes to the Consolidated Financial Statements in the 2012 Form 10-K which is included in the Annual Report that is being provided to stockholders with this Proxy Statement.
(2)
The number of securities to be issued upon exercise of outstanding options, warrants and rights and weighted-average exercise price of awards issued under plans approved by stockholders includes 7,072,746 RSUs that had not vested as of year-end but the weighted-average exercise price in Column (b) is for options only. RSUs are time-based and Company performance-based awards and do not require any payment by the grantee to the Company. The weighted-average grant date fair value of all unvested RSUs at December 31, 2012 was $39.50.
(3)
Plans adopted prior to the split-off of the Company from General Motors Corporation, or GM, were approved by GM as the sole stockholder of the Company. The DIRECTV Group, Inc. 2004 Stock Plan was approved by the Company's stockholders at the 2004 Annual Meeting and The DIRECTV Group, Inc. Amended and Restated 2004 Stock Plan was approved by the Company's stockholders at the 2007 Annual Meeting. All of these plans and The Liberty Entertainment, Inc. Transitional Stock Plan were adopted by the Company in connection with the Liberty Transactions. The DIRECTV 2010 Stock Plan was approved by stockholders at the 2010 Annual Meeting.

DIRECTV

Submission of Stockholder Proposals

Stockholder Proposals for Inclusion in Next Year's Proxy Statement

In order to be considered for inclusion in the Company's Proxy Statement and form of proxy relating to the 2014 Annual Meeting of stockholders, proposals of stockholders intended to be presented for action at that meeting or nomination of persons for election to the Board must be received by the office of the Corporate Secretary of the Company either by mailing your proposal by first class mail with sufficient postage to DIRECTV, Attention: Corporate Secretary, 2260 E. Imperial Highway, El Segundo, CA 90245 or by faxing to the attention of the Corporate Secretary at 1-310-964-0843, by either means no later than November 22, 2013.

Other Stockholder Proposals for Presentation at Next Year's Annual Meeting

Under the By-Laws, notice of any other matter intended to be presented by a stockholder for action at the 2014 Annual Meeting must be sent by first class mail and addressed to the office of the Corporate Secretary of the Company at 2260 E. Imperial Highway, El Segundo, CA 90245 or faxed to the attention of the Corporate Secretary at 1-310-964-0843, and must contain the information required by the By-Laws. The notice must be received by the Corporate Secretary of the Company during the period from December 31, 2013 through January 31, 2014. However, if the date of the 2014 Annual Meeting is advanced more than 30 days prior to or delayed by more than 60 days after the anniversary of the 2013 Annual Meeting, notice by the stockholder to be timely must be delivered not earlier than the close of business on the 120th day prior to the revised date of the 2014 Annual Meeting and not later than the close of business on the latter of: (a) the 90th day prior to the revised date of the 2014 Annual Meeting, or (b) if the first public announcement of the revised date of the 2014 Annual Meeting is less than 100 days prior to such revised date, the 10th day following the day on which public announcement of the revised date of the 2014 Annual Meeting is first made by the Company.

In each case, a stockholder's notice of proposal must include all information required by Article 1, Section 1 of the Company's By-Laws and in the case of a notice of nomination, must also include all information required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to the Exchange Act, as amended, and must be accompanied by the nominee's written consent to serve as a director if elected. You can access the Company's By-Laws on the Company's website at www.directv.com/investor.

Also, if the number of directors to be elected to the Board is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board made by the Company on or prior to January 21, 2014, then a stockholder's notice shall also be considered timely, but only with respect to nominees for any new positions created by such increase. The stockholder's notice shall be considered timely if it is delivered by first class mail to the Corporate Secretary at 2260 E. Imperial Highway, El Segundo, CA 90245 or faxed to the attention of the Corporate Secretary at 1-310-964-0843, not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company. For purposes of this Proxy Statement, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a

Submission of Stockholder Proposals

document publicly filed by the Company with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act.

The Company reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Other Matters

The enclosed proxy gives the Proxy Committee discretionary authority to vote your shares in accordance with its best judgment on any additional matters that may properly come before the Annual Meeting.

If you vote by mail, we encourage you to specify your choices by marking the appropriate boxes on the enclosed proxy card. You do not need to mark any boxes if you wish to vote according to the Board of Directors' recommendations; just sign, date and return the proxy in the enclosed envelope. If you vote through the Internet or by telephone, simply follow the instructions on the proxy card. Thank you for your cooperation and prompt response.

By order of the Board of Directors

Corporate Secretary

DIRECTV

Annex A DIRECTV Non-GAAP Financial Measure Reconciliation Schedules (Unaudited)

DIRECTV

Reconciliation of Operating Profit Before Depreciation and Amortization to Operating Profit

	Twelve Months Ended December 31,
	2012	2011
Operating Profit Before Depreciation and Amortization	$7,522	$6,978
Subtract: Depreciation and amortization expense	2,437	2,349

Operating Profit	$5,085	$4,629

DIRECTV US

Reconciliation of Operating Profit Before Depreciation and Amortization to Operating Profit

	Twelve Months Ended December 31,
	2012	2011
Operating Profit Before Depreciation and Amortization	$5,654	$5,289
Subtract: Depreciation and amortization expense	1,501	1,587

Operating Profit	$4,153	$3,702

DIRECTV Latin America

Reconciliation of Operating Profit Before Depreciation and Amortization to Operating Profit

	Twelve Months Ended December 31,
	2012	2011
Operating Profit Before Depreciation and Amortization	$1,862	$1,663
Subtract: Depreciation and amortization expense	907	747

Operating Profit	$ 955	$ 916

Annex A

Operating profit before depreciation and amortization, which is a financial measure that is not determined in accordance with accounting principles generally accepted in the United States of America, or GAAP, can be calculated by adding amounts under the caption "Depreciation and amortization expense" to "Operating profit" as disclosed in the DIRECTV 2011 Annual Report on 10K. This measure should be used in conjunction with GAAP financial measures and is not presented as an alternative measure of operating results, as determined in accordance with GAAP. Our management and our Board of Directors use operating profit before depreciation and amortization to evaluate the operating performance of our company and our business segments and to allocate resources and capital to business segments. This metric is also used as a measure of performance for incentive compensation purposes and to measure income generated from operations that could be used to fund capital expenditures, service debt or pay taxes. Depreciation and amortization expense primarily represents an allocation to current expense of the cost of historical capital expenditures and for acquired intangible assets resulting from prior business acquisitions. To compensate for the exclusion of depreciation and amortization expense from operating profit, our management and our Board of Directors separately measure and budget for capital expenditures and business acquisitions.

DIRECTV

Reconciliation of Cash Flow Before Interest and Taxes to Net Cash Provided by Operating Activities

	Twelve Months Ended December 31,
	2012	2011
Cash Flow Before Interest and Taxes	$ 4,413	$ 3,710
Adjustments:
Cash paid for interest	(781)	(687)
Interest income	59	34
Income taxes paid	(1,406)	(1,042)

Subtotal—Free Cash Flow	2,285	2,015
Add Cash Paid For:
Property and equipment	2,960	2,924
Satellites	389	246

Net Cash Provided by Operating Activities	$ 5,634	$ 5,185

DIRECTV

Cash flow before interest and taxes, which is a financial measure that is not determined in accordance with GAAP, is calculated by deducting amounts under the captions "Cash paid for property and equipment" and "Cash paid for satellites" from "Net cash provided by operating activities" from the Consolidated Statements of Cash Flows and adding back net interest paid and "Cash paid for income taxes" as disclosed in the DIRECTV 2011 Annual Report on 10K. This financial measure should be used in conjunction with other GAAP financial measures and is not presented as an alternative measure of cash flows from operating activities, as determined in accordance with GAAP. DIRECTV management uses cash flow before interest and taxes to evaluate the cash generated by our current subscriber base, net of capital expenditures, and excluding the impact of interest and taxes, for the purpose of allocating resources to activities such as adding new subscribers, retaining and upgrading existing subscribers, for additional capital expenditures and as a measure of performance for incentive compensation purposes. DIRECTV believes this measure is useful to investors, along with other GAAP measures (such as cash flows from operating and investing activities), to compare our operating performance to other communications, entertainment and media companies. We believe that investors also use current and projected cash flow before interest and taxes to determine the ability of our current and projected subscriber base to fund required and discretionary spending and to help determine the financial value of the Company.

DIRECTV US

Non-GAAP Financial Measure Reconciliation and SAC Calculation (Unaudited)

Reconciliation of Pre-SAC Margin to Operating Profit

	Twelve Months Ended December 31,
	2012	2011
Operating Profit	$4,153	$3,702
Adjustments:
Subscriber acquisition costs (expensed)	2,673	2,794
Depreciation and amortization expense	1,501	1,587
Cash paid for subscriber leased equipment—upgrade and retention	(291)	(315)

Pre-SAC margin	$8,036	$7,768

Pre-SAC margin as a percentage of revenue	34.6%	35.5%

Annex A

Pre-SAC Margin, which is a financial measure that is not determined in accordance with GAAP, is calculated for DIRECTV US by adding amounts under the captions "Subscriber acquisition costs" and "Depreciation and amortization expense" to "Operating Profit" from DIRECTV US' segment operating results and subtracting "Subscriber leased equipment—upgrade and retention" as discussed in Item 7—Management's Discussion and Analysis of Financial Condition and Results of Operations of the DIRECTV 2011 Annual Report on 10K. This financial measure should be used in conjunction with GAAP financial measures and is not presented as an alternative measure of operating results, as determined in accordance with GAAP. DIRECTV management uses Pre-SAC Margin to evaluate the profitability of DIRECTV US' current subscriber base for the purpose of allocating resources to discretionary activities such as adding new subscribers, upgrading and retaining existing subscribers and for capital expenditures. To compensate for the exclusion of "Subscriber acquisition costs," management also uses operating profit and operating profit before depreciation and amortization expense to measure profitability. DIRECTV believes this measure is useful to investors, along with GAAP measures (such as revenues, operating profit and net income), to compare DIRECTV US' operating performance to other communications, entertainment and media companies. DIRECTV believes that investors also use current and projected Pre-SAC Margin to determine the ability of DIRECTV US' current and projected subscriber base to fund discretionary spending and to determine the financial returns for subscriber additions.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. Signature (Joint Owners) Date Date Signature [PLEASE SIGN WITHIN BOX] VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time, May 1, 2013. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time, May 1, 2013. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. C/O BROADRIDGE PO BOX 1342 BRENTWOOD, NY 11717 M52461-Z60020 DIRECTV The Board of Directors recommends you vote FOR all nominees and FOR proposals 2 and 3. 1. Election of Directors Against Abstain For Nominees: ! ! ! 1a. Neil Austrian ! ! ! 1b. Ralph Boyd, Jr. For Against Abstain ! ! ! ! ! ! 1c. Abelardo Bru 2. To ratify the appointment of Deloitte & Touche LLP as independent registered public accounting firm for DIRECTV for the fiscal year ending December 31, 2013. ! ! ! 1d. David Dillon ! ! ! ! ! ! 3. An advisory vote to approve compensation of our named executives. 1e. Samuel DiPiazza, Jr. ! ! ! The Board of Directors recommends you vote AGAINST proposals 4, 5 and 6. 1f. Dixon Doll ! ! ! ! ! ! 1g. Charles Lee 4. Shareholder proposal to prohibit accelerated vesting of equity awards upon a change in control. ! ! ! ! ! ! 1h. Peter Lund 5. Shareholder proposal to require that an independent board member be the chairman of the Company. ! ! ! ! ! ! 6. Shareholder proposal to grant a right to shareholders to act by written consent. 1i. Nancy Newcomb ! ! ! NOTE: Such other business as may properly come before the meeting or any adjournment thereof. 1j. Lorrie Norrington ! ! ! ! ! 1k. Michael White Please indicate if you plan to attend this meeting. Yes No Please sign exactly as your name(s) appear(s) on this card. Joint owners must each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Admission Ticket Directions - The Hilton Hotel New York is located at 1335 Avenue of the Americas (Sixth Avenue) at West 53rd Street. The meeting will be held in Concourse A on the Concourse level. Parking is available at the hotel. Admission - If you vote by Internet or telephone, please follow the instructions given for requesting admission to the Annual Meeting. If you vote by mail, to request admission, please check the appropriate box on the proxy card and return it in the enclosed envelope. Please remove this "Admission Ticket" at the perforation. You must bring it with you to attend the Annual Meeting. When you arrive, please stop at the admissions area in the Concourse lobby. Seating at the Annual Meeting is not reserved. All attendees must have government-issued photo identification for access to the Annual Meeting. We will accommodate stockholders on a first-come, first-served basis upon arrival at the Annual Meeting. Security - For security reasons, packages and briefcases will not be allowed at the Annual Meeting. Time Limit - In order to allow all stockholders a chance to be heard, there will be a three-minute time limit imposed on each speaker and a 20-minute limit per subject. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. M52462-Z60020 DIRECTV Annual Meeting of Shareholders May 2, 2013 1:00 PM This proxy is solicited by the Board of Directors The undersigned hereby appoints Patrick T. Doyle and Larry D. Hunter, and each of them, as Proxies with the full power of substitution, to vote, as designated on the reverse side, for director substitutes if any nominee becomes unavailable, and in their discretion, on matters properly brought before the Annual Meeting and on matters incident to the conduct of the Annual Meeting, all of the shares of common stock of DIRECTV, which the undersigned has power to vote at the Annual Meeting of Stockholders to be held at 1:00 PM, EDT on May 2, 2013, or any adjournment thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations as follows: FOR the election of all nominees for director; FOR the ratification of the appointment of independent accountants; FOR an advisory vote to approve compensation of our named executives; and AGAINST the shareholder proposal to prohibit accelerated vesting of equity awards in a change in control; AGAINST the shareholder proposal to require that an independent board member be the chairman of the Company; and AGAINST the shareholder proposal to grant a right to shareholders to act by written consent. If you own shares through the DIRECTV Company Stock fund in the DIRECTV 401(k) Stock Plan (Stock Plan), you may direct the Trustee how to vote your shares by mailing this Proxy Card or by sending your voting instructions via telephone or Internet. The Trustee will vote those shares as instructed if proper instructions are received before 11:59 p.m. Eastern Time on April 29, 2013. The Trustee will vote all Stock Plan shares for which no instructions are received in the same proportion as Stock Plan shares for which they receive instructions, unless contrary to law. Participants may not vote their Stock Plan shares at the meeting. Continued and to be signed on reverse side